Exhibit 4.6

EXECUTION VERSION

AMENDED AND RESTATED AGENCY AGREEMENT

DATED 14 March 2025

AUTOLIV, INC.

as Issuer

AUTOLIV ASP, INC.

as Guarantor

relating to

EUR 3,000,000,000

EURO MEDIUM TERM NOTE PROGRAMME

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THIS AMENDED AND RESTATED AGENCY AGREEMENT is dated 14 March 2025

BETWEEN:

(1) AUTOLIV, INC. (the Issuer);

(2) AUTOLIV ASP, INC. (the Guarantor);

(3) CITIBANK EUROPE PLC (the Fiscal Agent, the Paying Agent and the Transfer Agent which expression shall include any successor fiscal agent, any successor Paying Agent or, as the case may be, any successor Transfer Agent, in each case, appointed under clause 23); and

(4) CITIBANK EUROPE PLC (the Registrar which expression shall include any successor registrar appointed under clause 23).

WHEREAS:

(A)
In respect of the Programme (as defined below), the parties thereto entered into an Amended and Restated Agency Agreement dated 22 February 2022 (the Existing Agency Agreement).
(B)
The parties hereto have agreed to make certain modifications to the Existing Agency Agreement and to the Programme by entering into this Agreement.
(C)
This Agreement amends and restates the Existing Agency Agreement. Any Notes (as defined below) issued under the Programme on or after the date hereof shall be issued pursuant to this Agreement.

IT IS AGREED:

1. Definitions and Interpretation

1.1 In this Agreement:

Agent means each of the Paying Agents and the Transfer Agents;

Authorised Person means any person who is designated in writing by the Issuer from time to time to give Instructions to the Agents under the terms of this Agreement;

Authorised Signatory means any person who (i) is a Director or the Secretary of the Issuer or the Guarantor (as the case may be) or (ii) has been notified by the Issuer or the Guarantor (as the case may be) in writing to the Fiscal Agent as being duly authorised to sign documents and to do other acts and things on behalf of the Issuer or the Guarantor (as the case may be) for the purposes of this Agreement;

Basic Terms Modification means any proposal:

(a) to change the date, or the method of determining the date, for payment of principal, interest or any other amount in respect of the Notes, to reduce or cancel the amount of principal, interest or any other amount payable on any date in respect of the Notes or to change the method of calculating the amount of principal, interest or any other amount payable in respect of the Notes on any date;

(b) modifying any provision of the Guarantee;

(c) to change the relevant currency in which any amount due in respect of the Notes is payable;

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(d) to change the quorum required at any meeting of Noteholders or the majority required to pass an Extraordinary Resolution or any other resolution of Noteholders or the number or percentage of votes required to be cast, or the number or percentage of Notes required to be held, in connection with the taking of any decision or action by or on behalf of the Noteholders or any of them;

(e) to change this definition, the definition of "Extraordinary Resolution", the definition of "outstanding" or the definition of "Written Resolution" in the Conditions or in this Agreement;

(f) to change or waive the provisions of the Notes set out in Condition 4 (Negative Pledge);

(g) to change the law governing the Notes, the courts to the jurisdiction of which the Issuer has been submitted in the Notes, the Issuer's obligation to maintain an agent for service of process in England, in respect of actions or proceedings brought by any Noteholder, set out in Condition 17 (Governing Law and Submission to Jurisdiction);

(h) to approve any exchange or substitution of the Notes for, or the conversion of the Notes into, any other obligations or securities of the Issuer or any other person; or

(i) in connection with any proposed exchange, substitution or conversion of the type referred to in subparagraph (h) to amend any of the provisions of the Notes describing circumstances in which Notes may be redeemed or declared due and payable prior to their scheduled maturity date;

Calculation Agency Agreement in relation to any Series of Notes means an agreement in or substantially in the form of Schedule 1;

Calculation Agent means, in relation to any Series of Notes, the person appointed as calculation agent in relation to the Notes by the Issuer pursuant to the provisions of a Calculation Agency Agreement (or any other agreement) and shall include any successor calculation agent appointed in respect of the Notes;

Change of Control Exercise Notice means a notice in the form set out in Schedule 5;

Clearing System means Euroclear and/or Clearstream, Luxembourg and includes in relation to any Tranche, such other clearing system as may be agreed between the Issuer, the Fiscal Agent and the relevant Dealer(s) and specified in the applicable Pricing Supplement, in either case whether alone or jointly with any other relevant Clearing System(s);

Clearstream, Luxembourg means Clearstream Banking SA;

Client Money Rules means the FCA rules in relation to client money from time to time;

Code means the US Internal Revenue Code of 1986;

Common Safekeeper means, in relation to a Series of Notes where the relevant Global Note is held under the NSS, the common safekeeper for each Clearing System appointed in respect of such Notes;

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Conditions means, in relation to the Notes of any Series, the terms and conditions endorsed on or incorporated by reference into the Note or Notes constituting the Series, the terms and conditions being in or substantially in the form set out in Schedule 2 or in such other form, having regard to the terms of the Notes of the relevant Series, as may be agreed between the Issuer, the Fiscal Agent and the relevant Dealer as completed by the applicable Pricing Supplement which may modify and supplement such terms and conditions;

Definitive Note means a Note in definitive form issued or, as the case may require, to be issued by the Issuer in accordance with the provisions of the Programme Agreement or any other agreement between the Issuer, the Guarantor and the relevant Dealer either on issue or in exchange for all of a Global Note, the Note in definitive form being in or substantially in the form set out in Part 2 of Schedule 7 with such modifications (if any) as may be agreed between the Issuer, the Fiscal Agent and the relevant Dealer and having the Conditions endorsed on it or attached to it or, if agreed by the Issuer and the relevant Dealer, incorporated in it by reference and having the applicable Pricing Supplement (or the relevant provisions of the applicable Pricing Supplement) either incorporated in it or endorsed on it or attached to it;

Dual Currency Interest Note means a Note in respect of which payments of interest are made or to be made in such different currencies, and at rates of exchange calculated upon such basis or bases, as the Issuer and the relevant Dealer may agree, as indicated in the applicable Pricing Supplement;

Dual Currency Note means a Dual Currency Interest Note and/or a Dual Currency Redemption Note, as applicable;

Dual Currency Redemption Note means a Note in respect of which payments of principal are made or to be made in such different currencies, and at rates of exchange calculated upon such basis or bases, as the Issuer and the relevant Dealer may agree, as indicated in the applicable Pricing Supplement;

Euroclear means Euroclear Bank SA/NV;

FATCA Withholding means any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or any regulations thereunder or official interpretations thereof) or an intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement);

FCA means the United Kingdom Financial Conduct authority or any regulatory authority that may succeed it as a United Kingdom regulator;

FCA Rules means the rules established by the FCA in its handbook of rules and guidance (or any equivalent publication prepared by the FCA) from time to time;

Fixed Rate Note means a Note on which interest is calculated at a fixed rate payable in arrear on one or more Interest Payment Dates in each year as may be agreed between the Issuer and the relevant Dealer, as indicated in the applicable Pricing Supplement;

Floating Rate Note means a Note on which interest is calculated at a floating rate, payable in arrear on one or more Interest Payment Dates in each year as may be agreed between the Issuer and the relevant Dealer, as indicated in the applicable Pricing Supplement;

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Global Note means a global note in or substantially in the form set out in Part 1 of Schedule 7 together with the copy of the applicable Pricing Supplement attached to it with such modifications (if any) as may be agreed between the Issuer, the Fiscal Agent and the relevant Dealer, comprising some or all of the Notes of the same Series issued by the Issuer under the Programme Agreement or any other agreement between the Issuer, the Guarantor and the relevant Dealer;

Index Linked Interest Note means a Note in respect of which the amount in respect of interest payable is calculated by reference to an index and/or a formula as the Issuer and the relevant Dealer may agree, as indicated in the applicable Pricing Supplement;

Index Linked Note means an Index Linked Interest Note and/or an Index Linked Redemption Note, as applicable;

Index Linked Redemption Note means a Note in respect of which the amount in respect of principal payable is calculated by reference to an index and/or a formula as the Issuer and the relevant Dealer may agree, as indicated in the applicable Pricing Supplement;

Instructions means any written notices, elections or instructions received by the Agents from an Authorised Person or from a person reasonably believed by the Agents to be an Authorised Person;

Issue Date means, in respect of any Note, the date of issue and purchase of the Note under clause 2 of the Programme Agreement or any other agreement between the Issuer, the Guarantor and the relevant Dealer being, in the case of any Definitive Note represented initially by a Global Note, the same date as the date of issue of the Global Note which initially represented the Note;

Noteholders means the several persons who are for the time being the registered holders of Notes save that, in respect of the Notes of any Series, for so long as the Notes or any part of them are represented by a Global Note held on behalf of Euroclear and Clearstream, Luxembourg each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or of Clearstream, Luxembourg as the holder of a particular nominal amount of the Notes of the Series (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of the Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be deemed to be the holder of that nominal amount of Notes (and the registered holder of the relevant Global Note shall be deemed not to be the holder) for all purposes other than with respect to the payment of principal or interest on the Notes, for which purpose the registered holder of the relevant Global Note shall be treated by the Issuer, the Guarantor and any Agent as the holder of the Notes in accordance with and subject to the terms of the relevant Global Note and, the expressions Noteholder, holder of Notes and related expressions shall be construed accordingly;

NSS means the New Safekeeping Structure for registered global securities which are intended to constitute eligible collateral for Eurosystem monetary policy operations;

outstanding means, in relation to the Notes of any Series, all the Notes issued other than:

(a) those Notes which have been redeemed and cancelled pursuant to the Conditions;

(b) those Notes in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption moneys (including all interest (if any) accrued to the date for redemption and any interest (if any) payable under the Conditions after that date) have been duly paid to or to the order of the Fiscal Agent in the manner provided in this Agreement (and where appropriate notice to that effect has been given to the Noteholders in accordance with the Conditions) and remain available for payment of the relevant Notes;

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(c) those Notes which have been purchased and cancelled in accordance with the Conditions;

(d) those Notes in respect of which claims have become prescribed under the Conditions;

(e) those mutilated or defaced Notes which have been surrendered and cancelled and in respect of which replacements have been issued under the Conditions;

(f) (for the purpose only of ascertaining the nominal amount of the Notes outstanding and without prejudice to the status for any other purpose of the relevant Notes) those Notes which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued under the Conditions; and

(g) any Global Note to the extent that it has been exchanged for Definitive Notes and any Definitive Note to the extent it has been exchanged for an interest in a Global Note,

provided that for each of the following purposes, namely of:

(i) the right to attend and vote at any meeting of the Noteholders of the Series or the right to sign or authorise the signature of any Written Resolution (as defined in Schedule 6), or passing any Extraordinary Resolution (as defined in Schedule 6) by way of electronic consents given through the relevant clearing systems as envisaged by Schedule 6; and

(ii) Condition 14 (Meetings of Noteholders and Modifications) and paragraphs 4.1, 4.4 and 4.6 of Schedule 6,

those Notes (if any) which are for the time being held by any person (including, but not limited to, the Issuer, the Guarantor or any of the Issuer’s other Subsidiaries) for the benefit of the Issuer, the Guarantor or any of its other Subsidiaries shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

Partly Paid Note means a Note in relation to which the subscription moneys are payable to the Issuer in two or more instalments;

Programme Agreement means the amended and restated programme agreement dated 14 March 2025 between the Issuer, the Guarantor and the Dealers named in it;

Put Notice means a notice in the form set out in Schedule 4;

Reference Banks means the principal Euro-zone office of four major banks in the Euro-zone inter-bank market selected by the Issuer;

Regulation S means Regulation S under the Securities Act;

Series means a Tranche of Notes together with any further Tranche or Tranches of Notes which (i) are expressed to be consolidated and form a single series and (ii) have the same terms and conditions or terms and conditions which are the same in all respects save for the amount and date of the first payment of interest thereon and the date from which interest starts to accrue and the expressions Notes of the relevant Series and holders of Notes of the relevant Series and related expressions shall be construed accordingly;

specified office of any Agent means the office specified or any other specified offices as may from time to time be duly notified pursuant to clause 23.7;

Specified Time means 11.00 a.m. (Brussels time);

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Subsidiary means in relation to any person (the first person) at any particular time, any other person (the second person):

(i) whose affairs and policies the first person controls or has power to control, whether by ownership of share capital, contract, the power to appoint or remove members of the governing body of the second person or otherwise; or

(ii) whose financial statements are, in accordance with applicable law and generally accepted accounting principles, consolidated with those of the first person;

Tranche means Notes which are identical in all respects (including as to listing); and

Zero Coupon Note means a Note on which no interest is payable.

1.2 (a) In this Agreement, unless the contrary intention appears, a reference to:

(i)
an amendment includes a supplement, restatement or novation and amended is to be construed accordingly;
(ii)
a person includes any individual, company, unincorporated association, government, state agency, international organisation or other entity and, in all cases, includes its successors and assigns;
(iii)
the records of Euroclear and Clearstream, Luxembourg shall be to the records that each of Euroclear and Clearstream, Luxembourg holds for its customers which reflect the amount of such customer's interest in the Notes;
(iv)
a provision of a law is a reference to that provision as extended, amended or re-enacted;
(v)
a clause or Schedule is a reference to a clause of, or a schedule to, this Agreement;
(vi)
a document is a reference to that document as amended from time to time; and
(vii)
a time of day is a reference to London time.

(b) The headings in this Agreement do not affect its interpretation.

(c) Terms and expressions defined in the Programme Agreement or the Notes or used in the applicable Pricing Supplement shall have the same meanings in this Agreement, except where the context otherwise requires or unless otherwise stated.

(d) All references in this Agreement to costs or charges or expenses shall include any value added tax or similar tax charged or chargeable in respect thereof.

(e) All references in this Agreement to Notes shall, unless the context otherwise requires, include any Global Note representing the Notes.

(f) All references in this Agreement to principal and/or interest or both in respect of the Notes or to any moneys payable by the Issuer and/or the Guarantor under this Agreement shall be construed in accordance with Condition 6 (Payments).

(g) All references in this Agreement to the relevant currency shall be construed as references to the currency in which payments in respect of the Notes are to be made.

(h) All references in this Agreement to Euroclear and/or Clearstream, Luxembourg shall, whenever the context so permits, be deemed to include a reference to any additional or

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alternative clearing system approved by the Issuer and the Fiscal Agent or as otherwise specified in Part B of the applicable Pricing Supplement.

(i) All references in this Agreement to a Directive include any relevant implementing measure of each Member State of the European Economic Area which has implemented such Directive.

1.3 For the purposes of this Agreement, the Notes of each Series shall form a separate series of Notes and the provisions of this Agreement shall apply mutatis mutandis separately and independently to the Notes of each Series and in this Agreement the expressions Notes, Noteholders, and related expressions shall be construed accordingly.

1.4 As used herein, in relation to any Notes which are to have a "listing" or be "listed" on Euronext Dublin, or any other Stock Exchange in a jurisdiction where admission to listing is approved and announced by a regulatory authority other than that Stock Exchange itself, listing and listed shall be construed to mean that such Notes have been admitted to the Official List and admitted to trading on the Global Exchange Market of Euronext Dublin (the Market) or the relevant list of such other regulatory authority and admitted to trading on such Stock Exchange’s market for listed securities, respectively. The Market is not a regulated market for the purposes of the Markets in Financial Instruments Directive (Directive 2014/65/EU).

2. Appointment of Agents

2.1 The Fiscal Agent is appointed, and the Fiscal Agent agrees to act, as Fiscal agent of the Issuer and the Guarantor, upon the terms and subject to the conditions set out below, for the following purposes:

(a) giving effectuation instructions in respect of each Global Note which is held under the NSS;

(b) determining the interest payable in respect of the Notes in accordance with the Conditions, unless otherwise specified in the applicable Pricing Supplement;

(c) arranging on behalf of and at the expense of the Issuer and/or the Guarantor for notices to be communicated to the Noteholders in accordance with the Conditions;

(d) ensuring that, as directed by the Issuer, all necessary action is taken to comply with any reporting requirements of any competent authority in respect of any relevant currency as may be in force from time to time with respect to the Notes to be issued under the Programme;

(e) subject to the Procedures Memorandum, submitting to the relevant authority or authorities such number of copies of each Pricing Supplement which relates to Notes which are to be listed as the relevant authority or authorities may require;

(f) acting as Calculation Agent in respect of Floating Rate Notes and solely (unless otherwise agreed with the Issuer) with respect to any calculations required pursuant to Condition 5.2 where named as such in the applicable Pricing Supplement; and

(g) performing all other obligations and duties imposed upon it by the Conditions, this Agreement and the Procedures Memorandum.

2.2 In the event that the Calculation Agent cannot act or is unable to act, the Calculation Agent shall notify the Issuer promptly, and on receipt of such notice the Issuer shall appoint an alternative institution as Calculation Agent, by entering into an agreement substantially in the form set out in Schedule 1.

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2.3 Each Paying Agent is appointed, and each Paying Agent agrees to act, as paying agent of the Issuer and the Guarantor, upon the terms and subject to the conditions set out below, for the purposes of paying sums due on any Notes and performing all other obligations and duties imposed upon it by the Conditions and this Agreement.

2.4 Each Transfer Agent is appointed, and each Transfer Agent agrees to act, as transfer agent of the Issuer and the Guarantor, upon the terms and subject to the conditions set out below for the purposes of effecting transfers of Definitive Notes and performing all the other obligations and duties imposed upon it by the Conditions and this Agreement.

2.5 The Registrar is appointed, and the Registrar agrees to act, as registrar of the Issuer and the Guarantor, upon the terms and subject to the conditions set out below, for the following purposes:

(a) completing, authenticating and delivering Global Notes and delivering Definitive Notes;

(b) paying sums due on Notes; and

(c) performing all the other obligations and duties imposed upon it by the Conditions, this Agreement and the Procedures Memorandum, including, without limitation, those set out in clause 9.

The Registrar may from time to time, subject to the prior written consent of the Issuer, delegate certain of its functions and duties set out in this Agreement to the Fiscal Agent.

2.6 In relation to each issue of Notes intended to be held under the NSS, the Issuer hereby authorises and instructs the Fiscal Agent to elect Euroclear/Clearstream, Luxembourg as Common Safekeeper. From time to time, the Issuer and the Fiscal Agent may agree to vary this election. The Issuer acknowledges that any such election is subject to the right of Euroclear and Clearstream, Luxembourg to jointly determine that the other shall act as Common Safekeeper in relation to any such issue and agrees that no liability shall attach to the Fiscal Agent in respect of any such election made by it.

2.7 The obligations of the Agents under this Agreement are several and not joint.

3. Issue of Global Notes

3.1 Subject to subclause 3.3, following receipt of a faxed copy of the applicable Pricing Supplement signed by the Issuer and the Guarantor, the Issuer authorises the Fiscal Agent and the Registrar and each of the Fiscal Agent and the Registrar agrees, to take the steps required of it in the Procedures Memorandum.

3.2 For the purpose of subclause 3.1, the Fiscal Agent or, as the case may be, the Registrar will on behalf of the Issuer if specified in the applicable Pricing Supplement that a Global Note will represent the Notes on issue:

(a) (in the case of the Registrar) prepare a Global Note by attaching a copy of the applicable Pricing Supplement to a copy of the relevant signed master Global Note;

(b) (in the case of the Registrar) authenticate (or procure the authentication of) the relevant Global Note;

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(c) (in the case of the Registrar) deliver, in the case of a Global Note registered in the name of a nominee for a Common Safekeeper, the Global Note to the specified Common Safekeeper and in the case of a Global Note which is held under the NSS, to instruct the Common Safekeeper to effectuate the same; and

(d) (in the case of the Fiscal Agent) ensure that the Notes of each Tranche are assigned, as applicable, security numbers (including (as applicable), but not limited to, common codes and ISINs) which are different from the security numbers assigned to Notes of any other Tranche of the same Series.

3.3 Each of the Fiscal Agent and the Registrar shall only be required to perform its obligations under this clause 3 if it holds (as applicable):

(a) a master Global Note duly executed by a person or persons duly authorised to execute the same on behalf of the Issuer, which may be used by the Registrar for the purpose of preparing the Global Note in accordance with subclause 3.2; and

(b) signed copies of the applicable Pricing Supplement.

3.4 Each of the Issuer and the Guarantor undertakes to ensure that the Fiscal Agent and/or the Registrar receives copies of each document specified in subclause 3.3 in a timely manner.

4. Exchange of Global Notes

4.1 Where a Global Note is to be exchanged for Definitive Notes in accordance with its terms, the Fiscal Agent or, as the case may be, the Registrar is authorised by the Issuer and instructed:

(a) to authenticate the Definitive Notes in accordance with the provisions of this Agreement; and

(b) to deliver the Definitive Notes as the Registrar may be directed by the holder of the Definitive Notes.

4.2 Upon any exchange of the Global Note for Definitive Notes, the relevant Global Note(s) shall be presented to the Registrar. The Registrar is authorised on behalf of the Issuer to (a) make all appropriate entries in the Register reflecting the reduction in the nominal amount represented by the relevant Global Note(s) and (b) to cancel or arrange for the cancellation of the relevant Global Note.

4.3 The Fiscal Agent or the Registrar, as the case may be, shall notify the Issuer immediately after it receives a request for the issue of Definitive Notes in accordance with the provisions of a Global Note and the aggregate nominal amount of the Global Note to be exchanged.

4.4 The Issuer undertakes to deliver to the Fiscal Agent and the Registrar sufficient numbers of executed Definitive Notes to enable each of the Fiscal Agent and the Registrar to comply with its obligations under this Agreement.

5. Terms of Issue

5.1 Each of the Fiscal Agent and the Registrar shall cause all Notes delivered to and held by it under this Agreement to be maintained in safe custody and shall ensure that Notes are issued only in accordance with the provisions of this Agreement, the Conditions and, where applicable, the relevant Global Notes.

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5.2 Subject to the procedures set out in the Procedures Memorandum, for the purposes of clause 3, each of the Fiscal Agent and the Registrar is entitled to treat a telephone or facsimile communication from a person purporting to be (and whom the Fiscal Agent or the Registrar, as the case may be, believes in good faith to be) an Authorised Person as sufficient instructions and authority of the Issuer for the Fiscal Agent or the Registrar to act in accordance with clause 3.

5.3 In the event that a person who has signed a master Global Note or master Definitive Note held by the Fiscal Agent or the Registrar, as the case may be, on behalf of the Issuer ceases to be an Authorised Person, each of the Fiscal Agent and the Registrar shall (unless the Issuer gives notice to the Fiscal Agent or the Registrar, as the case may be, that Notes signed by that person do not constitute valid and binding obligations of the Issuer or otherwise until replacements have been provided to the Fiscal Agent or the Registrar, as the case may be) continue to have authority to issue Notes signed by that person, and the Issuer warrants to each of the Fiscal Agent and the Registrar that those Notes shall be valid and binding obligations of the Issuer. Promptly upon any person ceasing to be an Authorised Person, the Issuer shall provide the Registrar with replacement master Global Notes and Definitive Notes and the Registrar shall, upon receipt of such replacements, cancel and destroy the master Global Notes held by it which are signed by that person and, upon written request, shall provide the Issuer with a certificate of destruction, specifying the master Global Notes so cancelled and destroyed.

5.4 The Fiscal Agent shall provide Euroclear and/or Clearstream, Luxembourg with the notifications, instructions or information to be given by the Fiscal Agent to Euroclear and/or Clearstream, Luxembourg.

5.5 If the Fiscal Agent pays an amount (the Advance) to the Issuer on the basis that a payment (the Payment) has been or will be received from a Dealer and if the Payment is not received by the Fiscal Agent on the date the Fiscal Agent pays the Issuer, the Issuer shall repay to the Fiscal Agent the Advance and shall pay interest on the Advance (or the unreimbursed portion thereof) from (and including) the date the Advance is made to (but excluding) the earlier of repayment of the Advance or receipt by the Fiscal Agent of the Payment at a rate quoted at that time by the Fiscal Agent as its cost of funding the Advance provided that evidence of the basis of such rate is given to the Issuer. For the avoidance of doubt, the Fiscal Agent shall not be obliged to pay any amount to the Issuer if it has not received satisfactory confirmation that it is to receive the amount from a Dealer.

5.6 Except in the case of issues where the Fiscal Agent does not act as receiving bank for the Issuer in respect of the purchase price of the Notes being issued, if on the Issue Date a Dealer does not pay the full purchase price due from it in respect of any Note (the Defaulted Note) and, as a result, the Defaulted Note remains in the Fiscal Agent's distribution account with Euroclear and/or Clearstream, Luxembourg after the Issue Date, the Fiscal Agent will continue to hold the Defaulted Note to the order of the Issuer. The Fiscal Agent shall notify the Issuer promptly of the failure of the Dealer to pay the full purchase price due from it in respect of any Defaulted Note and, subsequently, shall (a) notify the Issuer immediately on receipt from the Dealer of the full purchase price in respect of any Defaulted Note and (b) pay to the Issuer the amount so received. If by the third Business Day following the Issue Date, the Dealer has not paid the full purchase price due from it in respect of a Defaulted Note, the Issuer shall provide instructions to the Fiscal Agent for the immediate transfer of such Defaulted Note to another account. If by the close of business on the third Business Day following the Issue Date, the Issuer does not provide an instruction to the Fiscal Agent to deliver the Defaulted Note from the Fiscal Agent’s distribution account to another account, the Fiscal Agent shall arrange for the cancellation of the Defaulted Note and the Fiscal Agent shall notify the Issuer promptly thereafter.

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6. Payments

6.1 The Issuer or, failing the Issuer, the Guarantor shall, by no later than 10.00 a.m. (local time in the relevant financial centre of the payment or, in the case of a payment in euro, London time), on each date on which any payment in respect of any Note becomes due under the Conditions (or, in the Fiscal Agent's absolute discretion, by such earlier time and date as the Fiscal Agent may notify to the Issuer and the Guarantor as provided below), transfer to an account specified by the Fiscal Agent an amount in the relevant currency sufficient for the purposes of the payment in funds settled through such payment system as the Fiscal Agent and the Issuer may agree. If the Fiscal Agent determines in its absolute discretion that it requires a payment to be made pursuant to this subclause 6.1 earlier than the time stated above, it shall provide the Issuer and the Guarantor with no less than 21 days' prior notice of the same in writing.

6.2 Any funds paid by or by arrangement with the Issuer to the Fiscal Agent under subclause 6.1 shall be held for payment to the Noteholders until any Notes become void under Condition 9 (Prescription). In that event the Fiscal Agent shall repay to the Issuer sums equivalent to the amounts which would otherwise have been repayable on the relevant Notes.

6.3 The Issuer or, as the case may be, the Guarantor shall ensure that, before 10.00 a.m. (London time) on the second Business Day (as defined below) immediately preceding the date on which any payment is to be made to the Fiscal Agent under subclause 6.1, the Fiscal Agent shall receive a copy of an irrevocable payment instruction to the bank through which payment is to be made. For the purposes of this subclause, Business Day means a day on which commercial banks and foreign exchange markets settle payments and are open for general business in the United States of America and the United Kingdom.

6.4 The Fiscal Agent shall notify each of the other Paying Agents, the Registrar and the Issuer and the Guarantor promptly:

(a) if it has not by the relevant date set out in subclause 6.1 received unconditionally the full amount in the Specified Currency required for the payment; and

(b) if it receives unconditionally the full amount of any sum payable in respect of the Notes after such date.

The Fiscal Agent shall, at the request and expense of the Issuer or the Guarantor, promptly upon receipt of any amount described in subparagraph (b), cause notice of that receipt to be published under Condition 13 (Notices).

6.5 Subject to the Fiscal Agent being satisfied in its sole discretion that payment will be duly made as provided in subclause 6.1, the Fiscal Agent or the relevant Paying Agent shall pay or cause to be paid all amounts due in respect of the Notes on behalf of the Issuer in the manner provided in the Conditions. If any payment provided for in subclause 6.1 is made late but otherwise in accordance with the provisions of this Agreement, the Fiscal Agent and each Paying Agent shall nevertheless make payments in respect of the Notes as aforesaid following receipt by it of such payment.

6.6 Without prejudice to subclauses 6.5 and 6.11, if the Fiscal Agent pays any amounts to the holders of Notes or to any other Paying Agent at a time when it has not received payment in full in respect of the relevant Notes in accordance with subclause 6.1 (the excess of the amounts so paid over the amounts so received being the Shortfall), the Issuer (failing which the Guarantor) will, in addition to paying amounts due under subclause 6.1, pay to the Fiscal Agent on demand interest (at a rate which represents the Fiscal Agent's cost of funding the Shortfall) on the Shortfall (or the unreimbursed portion thereof) until the receipt in full by the Fiscal Agent of the Shortfall.

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6.7 The Fiscal Agent shall on demand promptly reimburse each other Paying Agent for payments in respect of Notes properly made by each Paying Agent in accordance with this Agreement and the Conditions unless the Fiscal Agent has notified the relevant Paying Agent, prior to its opening of business on the due date of a payment in respect of the Notes, that the Fiscal Agent does not expect to receive sufficient funds to make payment of all amounts falling due in respect of the Notes.

6.8 Whilst any Notes are represented by Global Notes, all payments due in respect of the Notes shall be made to, or to the order of, the holder of the Global Notes, subject to and in accordance with the provisions of the Global Notes. On the occasion of each payment, in the case of any Global Note which is held under the NSS, the Fiscal Agent shall instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records to reflect such payment.

6.9 If the amount of principal and/or interest then due for payment is not paid in full (otherwise than by reason of a deduction required by law to be made or by reason of a FATCA Withholding or a certification required by the terms of a Note not being received), the Registrar shall make a record in the Register and each record shall, in the absence of manifest error, be prima facie evidence that the payment in question has not to that extent been made. In the case of any Global Note which is held under the NSS, the Registrar or the Fiscal Agent shall instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records to reflect such shortfall in payment.

6.10.
Notwithstanding any other provision of this Agreement, each Agent shall be entitled to make a withholding or deduction from any payment which it makes under any Notes for or on account of any Tax, if and only to the extent so required by Applicable Law, in which event such Agent shall make such payment after such withholding or deduction has been made and shall account to the relevant Authority within the time allowed for the amount so withheld or deducted or, at its option, shall reasonably promptly after making such payment return to the Issuer the amount so deducted or withheld, in which case, the Issuer shall so account to the relevant Authority for such amount. For the avoidance of doubt, FATCA Withholding is a withholding or deduction which is deemed to be required by Applicable Law for the purposes of this subclause 6.10. In this subclause 6.10 and subclauses 6.11 and 21.11, Applicable Law means any law or regulation, Authority means any competent regulatory, prosecuting, Tax or governmental authority in any jurisdiction and Tax means any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of any Authority having power to tax.
6.11.
In the event that the Issuer determines in its sole discretion that any deduction or withholding for or on account of any Tax will be required by Applicable Law in connection with any payment due to any Agent on any Notes, then the Issuer will be entitled to redirect or reorganise any such payment in any way that it sees fit in order that the payment may be made without such deduction or withholding provided that any such redirected or reorganised payment is made through a recognised institution of international standing and such payment is otherwise made in accordance with this Agreement. The Issuer will promptly notify the Fiscal Agent of any such redirection or reorganisation. For the avoidance of doubt, FATCA Withholding is a withholding or deduction which is deemed to be required by Applicable Law for the purposes of this subclause 6.11. If for any reason the Fiscal Agent considers in its sole discretion that the amounts to be received by the Fiscal Agent pursuant to subclause 6.1 will be, or the amounts actually received by it pursuant thereto are, insufficient to satisfy all claims in respect of all payments then falling due in respect of the Notes, the Fiscal Agent shall then promptly notify the Issuer and the Guarantor of such insufficiency and, until such time as the Fiscal Agent has received the full amount of all such payments, neither the Fiscal Agent nor any Paying Agent shall be obliged to pay any such claims.
6.12.
For the avoidance of doubt, the Paying Agents shall not have any obligation to make any payment in respect of any Note to the Noteholders until the Fiscal Agent has been put in funds by the Issuer.

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7. Determinations and Notifications in respect of Notes and Interest Determination

7.1 Determinations and notifications

(a) The Fiscal Agent shall, unless otherwise specified in the applicable Pricing Supplement, make all the determinations and calculations which it is required to make under the Conditions, all subject to and in accordance with the Conditions.

(b) The Fiscal Agent shall not be responsible to the Issuer, the Guarantor or to any third party as a result of the Fiscal Agent having acted on any quotation given by any Reference Bank which subsequently may be found to be incorrect.

(c) The Fiscal Agent shall promptly notify (and confirm in writing to) the Issuer, the Guarantor, the other Paying Agents and (in respect of a Series of Notes listed on a Stock Exchange) the relevant Stock Exchange of each Rate of Interest, Interest Amount and Interest Payment Date and all other amounts, rates and dates which it is obliged to determine or calculate under the Conditions as soon as practicable after their determination and of any subsequent amendments to them under the Conditions.

(d) The Fiscal Agent shall use its best endeavours to cause each Rate of Interest, Interest Amount and Interest Payment Date and all other amounts, rates and dates which it is obliged to determine or calculate under the Conditions to be published as required in accordance with the Conditions as soon as possible after their determination or calculation.

(e) If the Fiscal Agent does not at any time for any reason determine and/or calculate and/or publish the Rate of Interest, Interest Amount and/or Interest Payment Date in respect of any Interest Period or any other amount, rate or date as provided in this clause, it shall promptly notify the Issuer, the Guarantor and the other Paying Agents of that fact.

(f) Determinations with regard to Notes required to be made by a Calculation Agent specified in the applicable Pricing Supplement shall be made in the manner so specified. Unless otherwise agreed between the Issuer and the relevant Dealer, or unless the Fiscal Agent is the Calculation Agent (in which case the provisions of this Agreement shall apply), those determinations shall be made on the basis of a Calculation Agency Agreement substantially in the form of Schedule 1. Notes of any Series may specify additional duties and obligations of any Agent, the performance of which will be agreed between the Issuer and the relevant Agent prior to the relevant Issue Date.

7.2 Interest determination

If the Reference Rate from time to time in respect of Floating Rate Notes is specified in the applicable Pricing Supplement as being other than EURIBOR or Compounded Daily SONIA, the Rate of Interest in respect of the Notes will be determined as provided in the applicable Pricing Supplement.

7.3 Determination of alternative benchmark or Reference Rate by the Issuer

The Issuer hereby agrees that it shall not name the Fiscal Agent as Calculation Agent in the Conditions, Pricing Supplements and/or any other transaction document (the Transaction Documents) for any Series of Notes where the Calculation Agent is required to form an opinion and/or exercise discretion and/or determine alternative and/or substitute benchmarks, Reference Rates, Successor Reference Rates and/or screen pages, interest adjustment factors/fractions or spreads, market disruptions, benchmark amendment conforming changes or selections of Reference Banks. If, for whatever reason, any clause or reference or statement in the Transaction Documents refers to the Calculation Agent

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forming an opinion and/or exercising discretion and/or determining alternative and/or substitute benchmarks, Reference Rates, Successor Reference Rates and/or screen pages, interest adjustment factors/fractions or spreads, market disruptions, benchmark amendment conforming changes or selection of Reference Banks, and the Fiscal Agent has been appointed in such capacity then such reference to the Calculation Agent shall be construed as a reference to the Issuer exercising such opinions and/or discretions and/or making such determinations and/or selections for the relevant Series of Notes.

8. Notice of any Withholding or Deduction

8.1 If the Issuer or the Guarantor is, in respect of any payment in respect of the Notes, compelled to withhold or deduct any amount for or on account of Taxes as contemplated under Condition 8 (Taxation), the Issuer or, as the case may be, the Guarantor shall give notice to the Fiscal Agent and the Registrar as soon as it becomes aware of the requirement to make the withholding or deduction and shall give to the Fiscal Agent and the Registrar such information as either of them shall require to enable it to comply with the requirement.

8.2 Without prejudice to subclause 8.1, the Issuer or the Guarantor shall notify the Fiscal Agent in the event that it determines that any payment to be made by any Agent under any Notes is a payment which could be subject to FATCA Withholding if such payment were made to a recipient that is generally unable to receive payments free from FATCA Withholding, and the extent to which the relevant payment is so treated, provided, however, that the Issuer’s obligation under this subclause 8.2 shall apply only to the extent that such payments are so treated by virtue of characteristics of the Issuer, such Notes, or both.

8.3 If any Agent is, in respect of any payment of principal or interest in respect of the Notes, compelled to withhold or deduct any amount for or on account of any Taxes, duties, assessments or governmental charges as contemplated under Condition 8 (Taxation), other than arising under subclauses 8.1 or 8.2 or by virtue of the relevant holder failing to satisfy any certification or other requirement in respect of its Notes, it shall give notice of that fact to the Issuer and the Fiscal Agent as soon as reasonably practicable after it becomes aware of the compulsion to withhold or deduct.

9. Other Duties of the Registrar

9.1 The Registrar shall perform the duties set out in this Agreement and the Conditions and, in performing those duties, shall act in accordance with this Agreement and the Conditions.

9.2 The Registrar shall so long as any Note is outstanding:

(a) maintain a register which shall, at all times, be outside of the United Kingdom (the Register) of the holders of the Notes which shall show (i) the nominal amount of Notes represented by each Global Note, (ii) the nominal amounts and the serial numbers of the Definitive Notes, (iii) the dates of issue of all Notes, (iv) all subsequent transfers and changes of ownership of Notes, (v) the names and addresses of the holders of the Notes, (vi) all cancellations of Notes, whether because of their purchase by the Issuer, the Guarantor or any other Subsidiary of the Issuer, replacement or otherwise and (vii) all replacements of Notes (subject, where appropriate, in the case of (vi), to the Registrar having been notified as provided in this Agreement);

(b) effect exchanges of interests in Global Notes for Definitive Notes, in accordance with the Conditions and this Agreement, keep a record of all exchanges and ensure that the Fiscal Agent is notified immediately after any exchange;

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(c) register all transfers of Definitive Notes;

(d) receive any document in relation to or affecting the title to any of the Notes including all forms of transfer, forms of exchange, probates, letters of administration and powers of attorney;

(e) promptly, and in any event within three Business Days (being days when banks are open for business in the city in which the specified office of the Registrar is located) of the relevant request (or such longer period as may be required to comply with any applicable fiscal or other laws or regulations), (i) upon receipt by it of Definitive Notes for transfer (together with any certifications required by it) or (ii) following reduction in nominal amount of a Global Note on exchange into Definitive Notes, authenticate and deliver at its specified office to the transferee or (at the risk of the transferee) send to the address requested by the transferee duly dated and completed Definitive Notes of a like aggregate nominal amount to the Definitive Notes transferred and, in the case of the transfer of part only of a Definitive Note, authenticate and deliver at its specified office to the transferor or (at the risk of the transferor) send to the address requested by the transferor a duly dated and completed Definitive Note in respect of the balance of the Definitive Notes not so transferred;

(f) if appropriate, charge to the holder of a Note presented for exchange or transfer (i) the costs or expenses (if any) of delivering Notes issued on exchange or transfer other than by regular uninsured mail and (ii) a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation to the registration;

(g) maintain proper records of the details of all documents and certifications received by itself or any other Transfer Agent (subject to receipt of all necessary information from the other Transfer Agents);

(h) prepare any lists of holders of the Notes required by the Issuer or the Fiscal Agent or any person authorised by either of them;

(i) subject to applicable laws and regulations at all reasonable times during office hours make the Register available to the Issuer or any person authorised by it or the holder of any Note for inspection and for the taking of copies or extracts;

(j) comply with the reasonable requests of the Issuer with respect to the maintenance of the Register and give to the other Agents any information reasonably required by them for the proper performance of their duties; and

(k) comply with the terms of any duly executed form of transfer.

9.3 Notwithstanding anything to the contrary in this Agreement, in the event of a partial redemption of Notes under Condition 7 (Redemption and Purchase), the Registrar shall not be required, unless so directed by the Issuer, (a) to register the transfer of Definitive Notes (or parts of Definitive Notes) or to effect exchanges of interests in Global Notes for Definitive Notes during the period beginning on the sixty‑fifth day before the date of the partial redemption and ending on the day on which notice is given specifying the serial numbers of Notes called (in whole or in part) for redemption (both inclusive) or (b) to register the transfer of any Note (or part of a Note) called for partial redemption.

9.4 Notes shall be dated:

(a) in the case of a Note issued on the Issue Date, the Issue Date; or

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(b) in the case of a Definitive Note issued in exchange for an interest in a Global Note, or upon transfer, with the date of registration in the Register of the exchange or transfer; or

(c) in the case of a Definitive Note issued to the transferor upon transfer in part of a Note, with the same date as the date of the Note transferred; or

(d) in the case of a Definitive Note issued under Condition 11 (Replacement of Notes), with the same date as the date of the lost, stolen, mutilated, defaced or destroyed Note in replacement of which it is issued.

10. Duties of the Transfer Agents

10.1.
The Transfer Agents shall perform the duties set out in this Agreement and the Conditions and, in performing those duties, shall act in accordance with the Conditions and this Agreement.
10.2.
Each Transfer Agent shall:

(a) accept Notes delivered to it, with the form of transfer on them duly executed, for the transfer or exchange of all or part of the Note in accordance with the Conditions, and shall, in each case, give to the Registrar all relevant details required by it;

(b) immediately, and in any event within three Business Days (being days when banks are open for business in the city in which the specified office of the Registrar is located) of the relevant request (or such longer period as may be required to comply with any applicable fiscal or other laws or regulations), (i) upon receipt by it of Definitive Notes for transfer (together with any certifications required by it) or (ii) following reduction in the nominal amount of a Global Note on exchange into Definitive Notes, authenticate and deliver at its specified office to the transferee or (at the risk of the transferee) send to the address requested by the transferee duly dated and completed Definitive Notes of a like aggregate nominal amount to the Definitive Notes transferred and, in the case of the transfer of part only of a Definitive Note, authenticate and deliver at its specified office to the transferor or (at the risk of the transferor) send to the address requested by the transferor a duly dated and completed Definitive Note in respect of the balance of the Definitive Notes not so transferred;

(c) if appropriate, charge to the holder of a Note presented for exchange or transfer (i) the costs and expenses (if any) of delivering Notes issued on exchange or transfer other than by regular uninsured mail and (ii) a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation to the registration and, in each case, account to the Registrar for those charges; and

(d) at the request of any Paying Agent deliver new Notes to be issued on partial redemptions of a Note.

11. Regulations for Transfers of Notes

Subject as provided below, the Issuer may from time to time agree with the Fiscal Agent and the Registrar reasonable regulations to govern the transfer and registration of Notes. The initial regulations, which shall apply until amended under this clause, are set out in Schedule 8. The Transfer Agents agree to comply with the regulations as amended from time to time.

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12. Duties of the Agents in connection with Early Redemption

12.1.
If the Issuer decides to redeem any Notes for the time being outstanding before their Maturity Date in accordance with the Conditions, the Issuer shall give notice of the decision to the Fiscal Agent and the Registrar stating the date on which the Notes are to be redeemed and the nominal amount of Notes to be redeemed not less than 15 days before the date on which the Issuer will give notice to the Noteholders in accordance with the Conditions of the redemption in order to enable the Fiscal Agent and the Registrar to carry out its duties in this Agreement and in the Conditions.
12.2.
If some only of the Notes are to be redeemed, the Fiscal Agent shall, in the case of Definitive Notes, make the required drawing in accordance with the Conditions but shall give the Issuer reasonable notice of the time and place proposed for the drawing and the Issuer shall be entitled to send representatives to attend the drawing and shall, in the case of Notes in global form, co-ordinate the selection of Notes to be redeemed with Euroclear and Clearstream, Luxembourg, all in accordance with the Conditions.
12.3.
The Fiscal Agent shall publish the notice required in connection with any redemption and shall, if applicable, at the same time also publish a separate list of the serial numbers of any Notes in definitive form previously drawn and not presented for redemption. The redemption notice shall specify the date fixed for redemption, the redemption amount, the manner in which redemption will be effected and, in the case of a partial redemption of Definitive Notes, the serial numbers of the Notes to be redeemed. The notice will be published in accordance with the Conditions. The Fiscal Agent will also notify the other Agents of any date fixed for redemption of any Notes.
12.4.
The Registrar and each Paying Agent will keep a stock of Put Notices and Change of Control Exercise Notices and will make them available on demand to holders of Definitive Notes, the Conditions of which provide for redemption at the option of Noteholders. Upon receipt of any Note deposited in the exercise of a put option in accordance with the Conditions, the Registrar or, as the case may be, the Paying Agent with which the Note is deposited shall hold the Note on behalf of the depositing Noteholder (but shall not, save as provided below, release it) until the due date for redemption of the relevant Note consequent upon the exercise of the option, when, subject as provided below, it shall present the Note to itself for payment of the amount due together with any interest due on the date of redemption in accordance with the Conditions and shall pay those moneys in accordance with the directions of the Noteholder contained in the relevant Put Notice or Change of Control Exercise Notice, as the case may be. If, prior to the due date for its redemption, an Event of Default has occurred and is continuing or the Note becomes immediately due and repayable or if upon due presentation payment of the redemption moneys is improperly withheld or refused, the Registrar or, as the case may be, the Paying Agent concerned shall post the Note by uninsured post to, and at the risk of, the relevant Noteholder (unless the Noteholder has otherwise requested and paid the costs of insurance to the Registrar or, as the case may be, the relevant Paying Agent at the time of depositing the Notes) at the address given by the Noteholder in the relevant Put Notice or Change of Control Exercise Notice, as the case may be. In the case of a partial redemption of Notes, the Registrar shall, in accordance with the Conditions, post a new Note in respect of the balance of the Notes not redeemed to the registered holder. At the end of each period for the exercise of any put option, the Registrar and each Paying Agent shall promptly notify the Fiscal Agent of the principal amount of the Notes in respect of which the option has been exercised with it together with their serial numbers and the Fiscal Agent shall promptly notify those details to the Issuer.

13. Receipt and Publication of Notices

13.1.
On behalf of and at the written request and expense of the Issuer (failing which the Guarantor), the Fiscal Agent shall cause to be published all notices required to be given by the Issuer and/or the Guarantor under the Conditions.

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13.2.
The Fiscal Agent, on receipt of a notice or other communication received on behalf of the Issuer or the Guarantor, shall as soon as reasonably practicable forward a copy to the Issuer and the Guarantor.

14. Cancellation of Notes

14.1.
All Notes which are redeemed, all Global Notes which are exchanged in full and all Notes which have transferred will be cancelled by the Paying Agent by or to which they are redeemed, transferred or exchanged. Each of the Paying Agents shall give to the Fiscal Agent details of all payments by it and shall deliver all cancelled Notes to the Fiscal Agent (or as the Fiscal Agent may specify). Where Notes are purchased by or on behalf of the Issuer or the Guarantor, the Issuer or, as the case may be, the Guarantor, will promptly notify the Fiscal Agent in writing of all Notes it has purchased. If the Issuer intends to purchase any of its Notes for cancellation, the Issuer shall provide the Fiscal Agent instructions in the form agreed by the Fiscal Agent confirming the details of the Notes to be purchased. The Issuer shall provide the instructions to the Fiscal Agent no later than two (2) Business Days prior to the date on which the Notes are intended to be purchased and cancelled. Once the Notes have been received by the Fiscal Agent, it will request the immediate cancellation of the Notes.
14.2.
The Fiscal Agent shall (i) keep full and complete records of (such records to be made available to the Issuer and the Guarantor at all reasonable times) and (ii) upon written request give to the Issuer and the Guarantor, as soon as possible and in any event within four months after the date of each redemption, repayment, payment, cancellation or replacement, (as the case may be) a certificate stating (as applicable):

(a) the aggregate nominal amount of Notes which have been redeemed and the aggregate amount paid in respect of them;

(b) the number of Notes cancelled;

(c) the aggregate amount paid in respect of interest on the Notes; and

(d) (in the case of Definitive Notes) the serial numbers of the Notes.

14.3.
The Fiscal Agent or its authorised agent shall (unless otherwise instructed by the Issuer in writing) destroy all cancelled Notes and, upon written request, shall furnish the Issuer and the Guarantor with a certificate of destruction containing written particulars of the serial numbers of the Notes so destroyed.
14.4.
The Fiscal Agent shall instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records in respect of all Notes which are cancelled.
14.5.
Without prejudice to the obligations of the Fiscal Agent under subclause 14.2, the Fiscal Agent shall keep a full and complete record of all Notes, and of their redemption, purchase on behalf of the Issuer or the Guarantor or any of the Issuer’s other Subsidiaries and cancellation, payment or replacement (as the case may be) and of all replacement Notes, issued in substitution for mutilated, defaced, destroyed, lost or stolen Notes. The Fiscal Agent shall at all reasonable times make the record available to the Issuer, the Guarantor and any persons authorised by either of them for inspection and for the taking of copies of it or extracts from it.

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14.6.
The Fiscal Agent is authorised by the Issuer and instructed to in the case of any Global Note which is held under the NSS, to instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records to reflect such redemption or purchase and cancellation, as the case may be; provided, that, in the case of a purchase or cancellation, the Issuer has notified the Fiscal Agent of the same in accordance with subclause 14.1.

15. Issue of Replacement Notes

15.1.
The Issuer will cause a sufficient quantity of additional forms of Notes to be available, upon request, to the Registrar at its specified office for the purpose of issuing replacement Notes as provided below.
15.2.
The Fiscal Agent and the Registrar shall, subject to and in accordance with the Conditions and this clause, cause to be delivered any replacement Notes which the Issuer may determine to issue in place of Notes which have been lost, stolen, mutilated, defaced or destroyed.
15.3.
The Fiscal Agent or the Registrar, as the case may be, shall obtain verification in the case of an allegedly lost, stolen or destroyed Note in respect of which the serial number is known, that the Note has not previously been redeemed, paid or exchanged, as the case may be. Neither the Fiscal Agent nor, as the case may be, the Registrar shall issue any replacement Note unless and until the claimant shall have:

(a) paid such expenses and costs as may be incurred in connection with the replacement;

(b) furnished it with such evidence and indemnity as the Issuer may reasonably require; and

(c) in the case of any mutilated or defaced Note, surrendered it to the Fiscal Agent or, as the case may be, the Registrar.

15.4.
The Fiscal Agent or, as the case may be, the Registrar shall cancel any mutilated or defaced Notes in respect of which replacement Notes have been issued pursuant to this clause. The Fiscal Agent shall, unless otherwise requested by the Issuer or the Guarantor, destroy all those Notes and shall furnish the Issuer and the Guarantor with a destruction certificate containing the information specified in subclause 14.3.
15.5.
The Fiscal Agent or, as the case may be, the Registrar shall, on issuing any replacement Note promptly inform the Issuer and the other Agents of the serial number of the replacement Note issued and (if known) of the serial number of the Note in place of which the replacement Note has been issued.
15.6.
The Fiscal Agent and the Registrar shall keep a full and complete record of all replacement Notes issued and shall make the record available at all reasonable times to the Issuer, the Guarantor and any persons authorised by either of them for inspection and for the taking of copies of it or extracts from it.

16. Copies of Documents Available for Inspection

16.1.
The Guarantee shall be deposited with the Fiscal Agent and shall be held in safe custody by the Fiscal Agent on behalf of the Noteholders.
16.2.
The Paying Agents shall hold copies of all documents required to be so available by the Conditions or the rules of any relevant Stock Exchange (or any other relevant authority) and shall make such copies available for inspection by Noteholders at reasonable times at its specified office during normal business hours. The Paying Agents may also provide a copy of such documents to a Noteholder by email following prior written request by such Noteholder to a Paying Agent and provision of proof of holding and identity (in a form satisfactory to the relevant Paying Agent). For this purpose, the Issuer

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and/or the Guarantor shall furnish each Paying Agent with sufficient copies of each of the relevant documents.

17. Meetings of Noteholders

The provisions of Schedule 6 shall apply to meetings of the Noteholders and shall have effect in the same manner as if set out in this Agreement provided that, so long as any of the Notes are represented by a Global Note, the expression Noteholders shall include the persons for the time being shown in the records of Euroclear and/or Clearstream, Luxembourg (other than Clearstream, Luxembourg, if Clearstream, Luxembourg shall be an accountholder of Euroclear, and Euroclear, if Euroclear shall be an accountholder of Clearstream, Luxembourg), as the holders of a particular principal amount of such Notes (each an Accountholder) (in which regard a certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the principal amount of such Notes standing to the account of any person shall be conclusive and binding save in the case of manifest error) for all purposes other than with respect to the payment of principal and interest on such Notes, the right to which shall be vested as against the Issuer solely in the registered holder of each Global Note in accordance with and subject to its terms, and the expressions holder and holders shall be construed accordingly.

18. Commissions and Expenses

18.1.
The Issuer or failing the Issuer, the Guarantor shall pay to the Fiscal Agent such fees and commissions in respect of the services of the Agents under this Agreement as shall be agreed between the Issuer, the Guarantor and the Fiscal Agent. The Issuer and the Guarantor shall not be concerned with the apportionment of such fees and commissions among the Agents.
18.2.
The Issuer (and failing the Issuer, the Guarantor) shall pay to the Fiscal Agent an amount equal to any value added tax which may be payable in respect of the fees and commissions together with all reasonable expenses incurred by the Paying Agents in connection with their services under this Agreement.
18.3.
The Fiscal Agent shall arrange for the payment of the fees and commissions due to the other Agents and arrange for the reimbursement of their expenses promptly after the receipt of the relevant moneys from the Issuer or the Guarantor (as the case may be). Neither the Issuer nor the Guarantor shall be responsible for any payment or reimbursement by the Fiscal Agent to the other Paying Agents.
18.4.
The fees, commissions and expenses payable to the Fiscal Agent for services rendered and the performance of its obligations under this Agreement shall not be abated by any remuneration or other amounts or profits receivable by the Agent (or to its knowledge by any of its associates) in connection with any transaction effected by the Fiscal Agent with or for the Issuer.
18.5.
These fees, commissions and expenses shall include any costs or charges incurred by the Fiscal Agent in carrying out instructions to clear and/or settle transfers of securities under this Agreement (including cash penalty charges that may be incurred under Article 7 of the Central Securities Depositaries Regulation (EU) No 909/2014) if a settlement fail occurs due to the Issuer's failure to deliver any required securities or cash or other action or omission).

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19. Indemnity

19.1.
The Issuer shall indemnify (and failing the Issuer so indemnifying, the Guarantor agrees to indemnify) each of the Agents against any losses, liabilities, costs, claims, actions, demands or expenses (together, Losses) (including, but not limited to, all reasonable costs, legal fees, charges and expenses (together, Expenses) paid or incurred in defending or disputing any Losses) which it may incur or which may be made against it as a result of or in connection with its appointment or the exercise of its powers and duties under this Agreement except for any Losses or Expenses resulting directly from its own gross negligence, wilful default or fraud or that of its directors, officers or employees.
19.2.
The Agents shall indemnify each of the Issuer and the Guarantor against any Losses (including Expenses) paid or incurred in defending or disputing any Losses which it may incur or which may be made against it as a result of the exercise of its powers and duties under this Agreement to the extent that any Losses or Expenses result directly from its own gross negligence, wilful default or fraud or that of its directors, officers or employees.
19.3.
Notwithstanding any other provision of this Agreement, the Issuer shall indemnify the Fiscal Agent against any Losses howsoever incurred in connection with the Issuer’s obligation to withhold or deduct an amount on account of tax.
19.4.
Each Agent will only be liable to the Issuer or the Guarantor for losses, liabilities, costs, expenses and demands arising directly from the performance of its obligations under this Agreement suffered by or occasioned to the Issuer (Liabilities) to the extent that the Agent has been grossly negligent, fraudulent or in wilful default in respect of its obligations under this Agreement. Each Agent shall not otherwise be liable or responsible for any Liabilities or inconvenience which may result from anything done or omitted to be done by it in connection with this Agreement. For the avoidance of doubt the failure of the Fiscal Agent to make a claim for payment of interest and principal on the Issuer, or to inform any other paying agent or clearing system of a failure on the part of the Issuer to meet any such claim or to make a payment by the stipulated date, shall not be deemed to constitute gross negligence, fraud or wilful default on the part of the Fiscal Agent.
19.5.
The indemnities set out in this clause 19 shall survive any termination or expiry of this Agreement.
19.6.
Liabilities arising under subclause 19.2 shall be limited to the amount of the Issuer’s and/or the Guarantor’s actual loss. Such actual loss shall be determined (i) as at the date of default of each Agent or, if later, the date on which the loss arises as a result of such default and (ii) without reference to any special conditions or circumstances known to the Agents at the time of entering into the Agreement, or at the time of accepting any relevant instructions, which increase the amount of the loss. Under no circumstances will the Agents be liable to the Issuer, the Guarantor or any other party to this Agreement for any special, punitive, indirect or consequential loss or damage of any kind whatsoever (including, without limitation, loss of profit), whether or not foreseeable, even if advised of the possibility of such loss or damage.
19.7.
The liability of each Agent under subclause 19.2 will not extend to any Liabilities arising through any acts, events or circumstances not reasonably within its control, or resulting from the general risks of investment in or the holding of assets in any jurisdiction, including, but not limited to, Liabilities arising from: nationalisation, expropriation or other governmental actions; any law, order or regulation of a governmental, supranational or regulatory body; regulation of the banking or securities industry including changes in market rules or practice, currency restrictions, devaluations or fluctuations; market conditions affecting the execution or settlement of transactions or the value of assets; breakdown, failure or malfunction of any third party transport, telecommunications, computer services

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or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; and strikes or industrial action.

20. Responsibility of the Agents

20.1.
No Agent shall be responsible to anyone with respect to the validity of this Agreement or the Notes or for any act or omission by it in connection with this Agreement or any Note except for its own gross negligence, wilful default or fraud, including that of its officers and employees.
20.2.
No Agent shall have any duty or responsibility in the case of any default by the Issuer or the Guarantor in the performance of its obligations under the Conditions or, in the case of receipt of a written demand from a Noteholder, with respect to such default, provided however that promptly on receiving any notice given by a Noteholder in accordance with Condition 10 (Events of Default), the Fiscal Agent notifies the Issuer and, where applicable, the Guarantor of the fact and furnishes it with a copy of the notice.
20.3.
Whenever in the performance of its duties under this Agreement an Agent shall deem it desirable that any matter be established by the Issuer or the Guarantor prior to taking or suffering any action under this Agreement, the matter may be deemed to be conclusively established by a certificate signed by the Issuer or the Guarantor and delivered to the Agent and the certificate shall be a full authorisation to the Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon the certificate.

21. Conditions of Appointment

21.1.
Save as provided in subclause 18.3, each Agent shall be entitled to deal with money paid to it by the Issuer or the Guarantor for the purposes of this Agreement in the same manner as other money paid to a bank by its customers and shall not be subject to the Client Money Rules or liable to account to the Issuer or the Guarantor for any interest or other amounts in respect of such money. No money held by any Agent need be segregated except as required by law.
21.2.
In acting under this Agreement and in connection with the Notes, each Agent shall act solely as an agent of the Issuer and the Guarantor and will not assume any obligations towards or relationship of agency or trust for or with any of the Noteholders.
21.3.
No Agent shall exercise any right of set-off or lien against the Issuer, the Guarantor or any holders of Notes in respect of any moneys payable to or by it under the terms of this Agreement.
21.4.
Except as otherwise required by law, each of the Agents shall be entitled to treat the registered holder of any Note as the absolute owner for all purposes (whether or not any payment in respect of the relevant Note shall be overdue and notwithstanding any notice of ownership or writing on the Note or any notice of any previous loss or theft of the Note).
21.5.
The Agents shall be obliged to perform such duties and only such duties as are set out in this Agreement (including Schedule 10 in the case of the Fiscal Agent and the Registrar) and the Notes and no implied duties or obligations (including without limitation duties or obligations of a fiduciary or equitable nature) shall be read into this Agreement or the Notes against the Agents.
21.6.
Each Agent may consult with any expert or legal, financial and other professional advisers and the opinion of such advisers shall be full and complete protection in respect of any action taken, omitted or suffered under this Agreement in good faith and in accordance with the opinion of such advisers.

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21.7.
Each Agent shall be protected and shall incur no liability for or in respect of any action taken, omitted or suffered in reliance upon any instruction, request or order from the Issuer or the Guarantor or any document which it believes (acting in good faith) to be genuine and to have been delivered, signed or sent by the proper party or parties or on written instructions from the Issuer or the Guarantor.
21.8.
Any Agent, their officers, directors or employees may become the owner of, or acquire any interest in, any Notes with the same rights that it or he would have had if the Agent concerned were not appointed under this Agreement, and may engage or be interested in any financial or other transaction with the Issuer or the Guarantor and may act on, or as depositary, trustee or agent for, any committee or body of holders of Notes or other obligations of the Issuer or the Guarantor as freely as if such Agent were not appointed under this Agreement, without regard to the interests of the Issuer or the Guarantor and shall be entitled to retain and shall not in any way be liable to account for any profit made or share of brokerage or commission or remuneration or other amount or benefit received thereby or in connection therewith.
21.9.
None of the Agents shall be under any obligation to take any action under this Agreement (i) which may be illegal or contrary to applicable law or regulation, or the rules, operating procedures or market practice of any relevant stock exchange or other market or clearing system or (ii) which it expects will result in any expense, loss, charge or liability accruing to it, the payment of which or adequate indemnity against which within a reasonable time is not, in its opinion, assured to it.
21.10.
None of the Agents shall have any obligation or duty (i) to monitor or inquire as to the performance of the Issuer of its obligations under the Notes, this Agreement or any other relevant documents or (ii) to determine or take any steps to ascertain whether any relevant event under the Notes has occurred.
21.11.
Each party to this Agreement shall, within ten business days of a written request by another party, supply to that other party such forms, documentation and other information relating to it, its operations, or the Notes as that other party reasonably requests for the purposes of that other party's compliance with Applicable Law and shall notify the relevant other party reasonably promptly in the event that it becomes aware that any of the forms, documentation or other information provided by such party is (or becomes) inaccurate in any material respect; provided, however, that no party shall be required to provide any forms, documentation or other information pursuant to this subclause 21.11 to the extent that: (i) any such form, documentation or other information (or the information required to be provided on such form or documentation) is not reasonably available to such party and cannot be obtained by such party using reasonable efforts; or (ii) doing so would or might in the reasonable opinion of such party constitute a breach of any: (a) Applicable Law; (b) fiduciary duty; or (c) duty of confidentiality. For the purposes of this subclause 21.11, Applicable Law shall be deemed to include (i) any rule or practice of any Authority by which any party to this Agreement is bound or with which it is accustomed to comply; (ii) any agreement between any Authorities; and (iii) any agreement between any Authority and any party to this Agreement that is customarily entered into by institutions of a similar nature. Applicable Law and Authority shall have the meanings set out in subclause 6.10 above.
21.12.
Nothing in this Agreement shall require any Agent to assume an obligation of the Issuer arising under any provision of the listing, prospectus, disclosure or transparency rules (or equivalent rules of any other competent authority besides the Financial Conduct Authority (FCA) or Prudential Regulation Authority (PRA)).

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21.13.
The Fiscal Agent is authorised by the PRA and regulated by the FCA and PRA. Nothing in this Agreement shall require the Fiscal Agent to carry on an activity of the kind specified by any provision of Part II (other than article 5 (accepting deposits)) of the Financial Services and Markets Act 2000 (Regulated Activities) Order 2001, or to lend money to the Issuer.
21.14.
No Agent shall be responsible to anyone with respect to the legality of this Agreement or the validity or legality of the Notes.
21.15.
In the case of any default by the Issuer or the Guarantor, no Agent shall have any duty or responsibility in the performance of the Issuer’s obligations under the Conditions.
21.16.
The amount of the Programme may be increased by the Issuer in accordance with the procedure set out in the Programme Agreement. Upon any increase being effected, all references in this Agreement to the amount of the Programme shall be deemed to be references to the increased amount.
21.17.
The Agents shall be entitled to refrain from acting, without liability, if conflicting, unclear or equivocal instructions have been received.
21.18.
Notwithstanding anything else herein contained, any Agent may refrain, without liability, from doing anything that would or might in its opinion be contrary to any law of any state or jurisdiction (including but not limited to Ireland, the European Union, the United States of America or any jurisdiction forming a part of it and England and Wales) or any directive or regulation of any agency of any such state or jurisdiction and may without liability do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

22. Communications between the Parties

22.1.
A copy of all communications relating to the subject matter of this Agreement between the Issuer or the Guarantor and any Agent (other than the Fiscal Agent) shall be sent to the Fiscal Agent.
22.2.
In no event shall the Agents be liable for any Losses arising in regards to receiving or transmitting any data from the Issuer, the Guarantor or any Authorised Person or any party to the transaction via any non-secure method of transmission or communication, such as, but without limitation, by facsimile or e-mail.
22.3.
The Issuer and the Guarantor accept that some methods of communication are not secure and the Agents shall incur no liability for receiving Instructions via any such non-secure method. The Agents are authorised to comply with and rely upon any such notice, Instructions or other communications believed to have been sent or given by an Authorised Person or an appropriate party to the transaction (or authorised representative thereof). The Issuer, the Guarantor and each authorised officer of the Issuer and the Guarantor shall use all reasonable endeavours to ensure that Instructions transmitted to the Agents pursuant to this Agreement are complete and correct. Any Instructions shall be conclusively deemed to be valid Instructions from the Issuer, the Guarantor or an authorised officer of the Issuer or the Guarantor to the Agents for the purposes of this Agreement.

23. Changes in Agents

23.1.
The Issuer and the Guarantor may terminate the appointment of any Agent at any time and/or appoint additional or other Agents by giving to the Agent whose appointment is concerned and, where appropriate, the Fiscal Agent at least 45 days' prior written notice to that effect, provided that, so long as any of the Notes is outstanding:

(a) in the case of a Paying Agent, the notice shall not expire less than 45 days before any due date for the payment of interest; and

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(b) notice shall be given under Condition 13 (Notices) at least 30 days before the removal or appointment of an Agent.

23.2.
The termination of the appointment of an Agent under this Agreement shall not entitle the Agent to any amount by way of compensation but shall be without prejudice to any amount then accrued due.
23.3.
All or any of the Agents may resign their respective appointments under this Agreement at any time by giving to the Issuer, the Guarantor and, where appropriate, the Fiscal Agent at least 45 days' prior written notice to that effect provided that, in the case of a Paying Agent, so long as any of the Notes is outstanding and in definitive form, the notice shall not expire less than 45 days before any Interest Payment Date. Following receipt of a notice of resignation from a Paying Agent, the Issuer shall promptly, and in any event not less than 30 days before the resignation takes effect, give notice of such resignation to the Noteholders under Condition 13 (Notices). If the Fiscal Agent resigns or is removed pursuant to subclause 23.1 or in accordance with this subclause 23.3, the Issuer and the Guarantor shall promptly and in any event within 30 days appoint a successor (being a leading bank acting through its office in London). If the Issuer and the Guarantor fail to appoint a successor within such period, the Fiscal Agent shall be entitled, on behalf of the Issuer and the Guarantor, to appoint in its place as a successor Fiscal Agent a reputable financial institution of good standing.
23.4.
Notwithstanding the provisions of subclauses 23.1, 23.2 and 23.3, so long as any of the Notes is outstanding, the termination of the appointment of an Agent (whether by the Issuer and the Guarantor or by the resignation of the Agent) shall not be effective unless upon the expiry of the relevant notice there is:

(a) so long as any Notes are listed on any Stock Exchange, at all times a Transfer Agent, which may be the Registrar, with a specified office in the place required by the rules and regulations of the relevant Stock Exchange or any other relevant authority;

(b) there will at all times be a Fiscal Agent and a Registrar; and

(c) there will at all times be a Paying Agent in a jurisdiction within Europe.

23.5.
Any successor Agent shall execute and deliver to its predecessor, the Issuer, the Guarantor and, where appropriate, the Fiscal Agent an instrument accepting its appointment under this Agreement, and the successor Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of the predecessor with like effect as if originally named as an Agent.
23.6.
If the appointment of an Agent under this Agreement is terminated (whether by the Issuer and the Guarantor or by the resignation of the relevant Agent), the Agent shall on the date on which the termination takes effect deliver to its successor Agent (or, if none, the Fiscal Agent) all Notes surrendered to it but not yet destroyed and all records concerning the Notes maintained by it (except such documents and records as it is obliged by law or regulation to retain or not to release) and pay to its successor Agent (or, if none, to the Fiscal Agent) the amounts (if any) held by it in respect of Notes which have become due and payable but which have not been presented for payment, but shall have no other duties or responsibilities under this Agreement.

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23.7.
If the Fiscal Agent or any of the other Agents shall change its specified office, it shall give to the Issuer, the Guarantor and, where appropriate, the Fiscal Agent not less than 45 days' prior written notice to that effect giving the address of the new specified office. As soon as practicable thereafter and in any event at least 30 days before the change, the Fiscal Agent shall, at the request of the Issuer, give to the Noteholders on behalf of and at the expense of the Issuer (failing which, the Guarantor) notice of the change and the address of the new specified office under Condition 13 (Notices).
23.8.
A corporation into which any Agent for the time being may be merged or converted or a corporation with which the Agent may be consolidated or a corporation resulting from a merger, conversion or consolidation to which the Agent shall be a party shall, to the extent permitted by applicable law, be the successor Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement. Notice of any merger, conversion or consolidation shall forthwith be given to the Issuer, the Guarantor and, where appropriate, the Fiscal Agent.

24. Communications

24.1.
All communications shall be by fax, e-mail or letter delivered by hand or (but only where specifically provided in the Procedures Memorandum) by telephone. Each communication shall be made to the relevant party at the fax number, e-mail address or address or telephone number and, in the case of a communication by fax, e-mail or letter, marked for the attention of, or (in the case of a communication by telephone) made to, the person or department from time to time specified in writing by that party to the others for the purpose. The initial telephone number, e-mail address, fax number and person or department so specified by each party are set out in the Procedures Memorandum.
24.2.
A communication shall be deemed received (if by fax) when an acknowledgement of receipt is received, (if by e-mail) when sent subject to no delivery failure notification being received by the sender within 24 hours of the time of sending, (if by telephone) when made or (if by letter) when delivered, in each case in the manner required by this clause. However, if a communication is received after business hours on any business day or on a day which is not a business day in the place of receipt it shall be deemed to be received and become effective at the opening of business on the next business day in the place of receipt. Every communication shall be irrevocable save in respect of any manifest error in it.
24.3.
Any notice given under or in connection with this Agreement shall be in English. All other documents provided under or in connection with this Agreement shall be:

(a) in English; or

(b) if not in English, accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a statutory or other official document.

25. Taxes and Stamp Duties

The Issuer (failing which the Guarantor) agrees to pay any and all stamp and other documentary taxes or duties which may be payable in connection with the execution, delivery, performance and enforcement of this Agreement.

26. Amendments

The Fiscal Agent and the Issuer may agree, without the consent of the Noteholders, to:

(a) any modification (except as mentioned in the Conditions) of this Agreement which is not in the sole opinion of the Issuer materially prejudicial to the interests of the Noteholders; or

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(b) any modification of the Notes or this Agreement which is of a formal, minor or technical nature or is made to correct a manifest error or to comply with mandatory provisions of law.

Any modification so made shall be binding on the Noteholders and shall be notified to the Noteholders in accordance with Condition 13 (Notices) as soon as practicable after it has been agreed.

27. Contracts (Rights of Third Parties) Act 1999

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

28. Governing Law and submission to Jurisdiction

28.1.
Governing law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, the laws of England.

28.2.
Submission to jurisdiction

(a) Subject to subclause 28.2(c) below, the English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement, including any dispute as to its existence, validity, interpretation, performance, breach or termination or the consequences of its nullity and any dispute relating to any non-contractual obligations arising out of or in connection with it (a Dispute) and each party submits to the exclusive jurisdiction of the English courts.

(b) For the purpose of this subclause 28.2, the Issuer and the Guarantor each waives any objection to the English courts on the grounds that they are an inconvenient or inappropriate forum to settle any Dispute.

(c) To the extent allowed by law, the Paying Agents may, in respect of any Dispute or Disputes, take (i) proceedings in any other court with jurisdiction; and (ii) concurrent proceedings in any number of jurisdictions.

28.3.
Appointment of Process Agent

The Issuer and the Guarantor each irrevocably appoints Airbags International Limited at Viking Way, Congleton, Cheshire, CW12 1TT as its agent under this Agreement for service of process in any proceedings before the English courts in relation to any Dispute, and agrees that, in the event of Airbags International Limited being unable or unwilling for any reason so to act, it will immediately appoint another person as its agent for service of process in England in respect of any Dispute. The Issuer agrees that failure by a process agent to notify it of any process will not invalidate service. Nothing in this clause 28 shall affect the right to serve process in any other manner permitted by law.

28.4.
Waiver of trial by jury

Without prejudice to subclause 28.2, the Issuer and the Guarantor each waives any right it may have to a jury trial of any claim or cause of action in connection with this Agreement or any transaction contemplated by this Agreement. This Agreement may be filed as a written consent to a bench trial.

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29. General

29.1.
This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.
29.2.
If any provision in or obligation under this Agreement is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction, that will not affect or impair (i) the validity, legality or enforceability under the law of that jurisdiction of any other provision in or obligation under this Agreement, and (ii) the validity, legality or enforceability under the law of any other jurisdiction of that or any other provision in or obligation under this Agreement.

30. Contractual Recognition of Bail-in

30.1.
Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the Issuer, the Guarantor and the Agents, the Issuer and the Guarantor each acknowledge and accept that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and each acknowledge, accept, and agree to be bound by:

(a) the effect of the exercise of Bail-in Powers by any Relevant Resolution Authority in relation to any BRRD Liability of the Agents to the Issuer and/or the Guarantor under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)
the reduction of all, or a portion, of any BRRD Liability or outstanding amounts due thereon;
(ii)
the conversion of all, or a portion, of any BRRD Liability into shares, other securities or other obligations of the Agents or another person (and the issue to or conferral on the Issuer and/or the Guarantor of such shares, securities or obligations);
(iii)
the cancellation of any BRRD Liability;
(iv)
the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b) the variation of the terms of this Agreement, as deemed necessary by any Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by any Relevant Resolution Authority.

In this Clause 30:

Bail-in Legislation means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

Bail-in Powers means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation;

BRRD means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms (as amended from time to time);

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BRRD Liability means a liability in respect of which the relevant Write-down and Conversion Powers in the applicable Bail-in Legislation may be exercised;

EU Bail-in Legislation Schedule means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time; and

Relevant Resolution Authority means each resolution authority with the ability to exercise any Bail-in Powers in relation to the Agents.

31. Entire Agreement

31.1.
This Agreement contains the whole agreement between the parties relating to the subject matter of this Agreement at the date of this Agreement to the exclusion of any terms implied by law which may be excluded by contract and supersedes any previous written or oral agreement between the parties in relation to the matters dealt with in this Agreement.
31.2.
This Agreement contains the whole agreement between the parties relating to the subject matter of this Agreement at the date of this Agreement to the exclusion of any terms implied by law which may be excluded by contract and supersedes any previous written or oral agreement between the parties in relation to the matters dealt with in this Agreement.
31.3.
So far as is permitted by law and except in the case of fraud, each party agrees and acknowledges that its only right and remedy in relation to any representation, warranty or undertaking made or given in connection with this Agreement shall be for breach of the terms of this Agreement to the exclusion of all other rights and remedies (including those in tort or arising under statute).
31.4.
In subclauses 31.1 to 31.3, this Agreement includes any fee letters and all documents entered into pursuant to this Agreement.

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Schedule 1

Form of Calculation Agency Agreement

THIS AGREEMENT is dated [ ]

BETWEEN:

(1) Autoliv, Inc. (the Issuer); and

(2) Autoliv ASP, Inc. (the Guarantor); and

(3) [ ] of [ ] (the Calculation Agent, which expression shall include any successor calculation agent appointed under this Agreement).

IT IS AGREED:

1. APPOINTMENT OF THE CALCULATION AGENT

The Calculation Agent is appointed, and the Calculation Agent agrees to act, as Calculation Agent in respect of each Series of Notes described in the Schedule (the Relevant Notes) for the purposes set out in clause 2 and on the terms of this Agreement. The agreement of the parties that this Agreement is to apply to each Series of Relevant Notes shall be evidenced by the manuscript annotation and signature in counterpart of the Schedule.

2. DUTIES OF CALCULATION AGENT

The Calculation Agent shall in relation to each series of Relevant Notes (each a Series) perform all the functions and duties imposed on the Calculation Agent by the terms and conditions of the Relevant Notes (the Conditions) including endorsing the Schedule appropriately in relation to each Series of Relevant Notes.

3. EXPENSES

The arrangements in relation to expenses will be separately agreed in relation to each issue of Relevant Notes.

4. INDEMNITY

4.1.
The Issuer shall indemnify (and failing the Issuer so indemnifying, the Guarantor agrees to indemnify) the Calculation Agent against any losses, liabilities, costs, claims, actions, demands or expenses (together, Losses) (including, but not limited to, all reasonable costs, legal fees, charges and expenses (together, Expenses) paid or incurred in defending or disputing any Losses) which it may incur or which may be made against it as a result of or in connection with its appointment or the exercise of its powers and duties under this Agreement except for any Losses or Expenses resulting from its own negligence, wilful default or fraud or that of its directors, officers or employees or the breach by it of the terms of this Agreement.

4.2 The Calculation Agent shall indemnify each of the Issuer and the Guarantor against any Losses (including Expenses) paid or incurred in defending or disputing any Losses which it may incur or which may be made against it as a result of or in connection with its appointment or the exercise of its powers and duties under this Agreement to the extent that any Losses or Expenses result directly from its own negligence, wilful default or fraud or that of its directors, officers or employees or the breach by it of the terms of this Agreement.

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4.3 The Calculation Agent will only be liable to the Issuer or the Guarantor for losses, liabilities, costs, expenses and demands arising directly from the performance of its obligations under this Agreement suffered by or occasioned to the Issuer (Liabilities) to the extent that the Calculation Agent has been negligent, fraudulent or in wilful default in respect of its obligations under this Agreement. The Calculation Agent shall not otherwise be liable or responsible for any Liabilities or inconvenience which may result from anything done or omitted to be done by it in connection with this Agreement.

4.4 The indemnities set out in this clause 4 shall survive any termination or expiry of this Agreement.

4.5 Liabilities arising under subclause 4.3 shall be limited to the amount of the Issuer’s and/or the Guarantor’s actual loss. Such actual loss shall be determined (i) as at the date of default of the Calculation Agent or, if later, the date on which the loss arises as a result of such default and (ii) without reference to any special conditions or circumstances known to the Calculation Agent at the time of entering into the Agreement, or at the time of accepting any relevant instructions, which increase the amount of the loss. Under no circumstances will the Calculation Agent be liable to the Issuer, the Guarantor or any other party to this Agreement for any special, punitive, indirect or consequential loss or damage of any kind whatsoever (including, without limitation, loss of profit), whether or not foreseeable, even if advised of the possibility of such loss or damage.

4.6 The liability of the Calculation Agent under subclause 4.3 will not extend to any Liabilities arising through any acts, events or circumstances not reasonably within its control, or resulting from the general risks of investment in or the holding of assets in any jurisdiction, including, but not limited to, Liabilities arising from: nationalisation, expropriation or other governmental actions; any law, order or regulation of a governmental, supranational or regulatory body; regulation of the banking or securities industry including changes in market rules or practice, currency restrictions, devaluations or fluctuations; market conditions affecting the execution or settlement of transactions or the value of assets; breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; and strikes or industrial action.

5. CONDITIONS OF APPOINTMENT

5.1 In acting under this Agreement and in connection with the Notes the Calculation Agent shall act solely as agent of the Issuer and the Guarantor and will not assume any obligations towards or relationship of agency or trust for or with any of the Noteholders.

5.2 In relation to each issue of Relevant Notes, the Calculation Agent shall be obliged to perform such duties and only such duties as are set out in this Agreement and the Conditions and no implied duties or obligations (including without limitation duties or obligations of a fiduciary or equitable nature) shall be read into this Agreement or the Conditions against the Calculation Agent other than the duty to act honestly and in good faith.

5.3 The Calculation Agent may consult with any expert or legal, financial and other professional advisers and the opinion of such advisers shall be full and complete protection in respect of any action taken, omitted or suffered under this Agreement in good faith and in accordance with the opinion of such advisers.

5.4 The Calculation Agent shall be protected and shall incur no liability for or in respect of any action taken, omitted or suffered in reliance upon any instruction, request or order from the Issuer or the Guarantor or any document which it reasonably believes to be genuine and to have been delivered, signed or sent by the proper party or parties or upon written instructions from the Issuer or the Guarantor.

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5.5 The Calculation Agent, its officers, directors or employees may become the owner of, or acquire any interest in, Notes with the same rights that it or he would have if the Calculation Agent were not appointed under this Agreement, and may engage or be interested in any financial or other transaction with the Issuer or the Guarantor, and may act on, or as depositary, trustee or agent for, any committee or body of holders of the Notes or other obligations of the Issuer or the Guarantor, as freely as if such Calculation Agent were not appointed under this Agreement, without regard to the interests of the Issuer or the Guarantor and shall be entitled to retain and shall not in any way be liable to account for any profit made or share of brokerage or commission or remuneration or other amount or benefit received thereby or in connection therewith.

5.6 The Calculation Agent shall not be under any obligation to take any action under this Agreement (i) which may be illegal or contrary to applicable law or regulation, or the rules, operating procedures or market practice of any relevant stock exchange or other market or clearing system or (ii) which it expects will result in any expense, loss, charge or liability accruing to it, the payment of which or adequate indemnity against which within a reasonable time is not, in its opinion, assured to it.

6. TERMINATION OF APPOINTMENT

6.1 The Issuer and the Guarantor may terminate the appointment of the Calculation Agent at any time by giving to the Calculation Agent at least 45 days' prior written notice to that effect, provided that, so long as any of the Relevant Notes is outstanding:

(a) the notice shall not expire less than 45 days before any date on which any calculation is due to be made in respect of any Relevant Notes; and

(b) notice shall be given under Condition 13 (Notices) at least 30 days before any removal of the Calculation Agent.

6.2 The termination of the appointment of the Calculation Agent under this Agreement shall not entitle the Calculation Agent to any amount by way of compensation but shall be without prejudice to any amount then accrued due.

6.3 The Calculation Agent may resign its appointment under this Agreement at any time by giving to the Issuer and the Guarantor at least 90 days' prior written notice to that effect. Following receipt of a notice of resignation from the Calculation Agent, the Issuer shall promptly give notice of the resignation to the holders of the Relevant Notes in accordance with the Conditions. If the Calculation Agent resigns or is removed pursuant to subclause 6.1 or this subclause 6.3, the Issuer and the Guarantor shall promptly and in any event within 30 days appoint a successor (being a leading bank acting through its office in London). If the Issuer and the Guarantor fail to appoint a successor within such period, the Calculation Agent shall be entitled, on behalf of the Issuer and the Guarantor, to appoint in its place as a successor Calculation Agent a reputable financial institution of good standing which the Issuer and the Guarantor shall approve.

6.4 Notwithstanding the provisions of subclauses 6.1, 6.2 and 6.3, so long as any of the Relevant Notes is outstanding, the termination of the appointment of the Calculation Agent (whether by the Issuer, the Guarantor or by the resignation of the Calculation Agent) shall not be effective unless upon the expiry of the relevant notice a successor Calculation Agent has been appointed.

6.5 Any successor Calculation Agent shall execute and deliver to its predecessor, the Issuer and the Guarantor an instrument accepting its appointment under this Agreement and the successor Calculation Agent, without any further action, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of the predecessor with like effect as if originally named as the Calculation Agent.

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6.6 If the appointment of the Calculation Agent under this Agreement is terminated (whether by the Issuer and the Guarantor or by the resignation of the Calculation Agent), the Calculation Agent shall on the date on which the termination takes effect deliver to its successor Calculation Agent any records concerning the Relevant Notes maintained by it (except such documents and records as it is obliged by law or regulation to retain or not to release), but shall have no other duties or responsibilities under this Agreement.

6.7 If the Calculation Agent shall change its specified office, it shall give to the Issuer and the Guarantor not less than 45 days’ prior written notice to that effect giving the address of the new specified office.

6.8 A corporation into which the Calculation Agent for the time being may be merged or converted or a corporation with which the Calculation Agent may be consolidated or any corporation resulting from a merger, conversion or consolidation to which the Calculation Agent shall be a party shall, to the extent permitted by applicable law, be the successor Calculation Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement. Notice of any merger, conversion or consolidation shall forthwith be given to the Issuer, the Guarantor and the Fiscal Agent.

7. COMMUNICATIONS

7.1 All communications shall be by fax, e-mail or letter delivered by hand. Each communication shall be made to the relevant party at the fax number, e-mail address or address and marked for the attention of the person or department from time to time specified in writing by that party to the others for the purpose. The initial fax number, e-mail address and person or department so specified by each party are set out in the Procedures Memorandum or, in the case of the Calculation Agent, on the signature page of this Agreement.

7.2 A communication shall be deemed received (if by fax) when an acknowledgement of receipt is received (if by e-mail) when sent subject to no delivery failure notification being received by the sender within 24 hours of the time of sending, or (if by letter) when delivered, in each case in the manner required by this clause 7. However, if a communication is received after business hours on any business day or on a day which is not a business day in the place of receipt it shall be deemed to be received and become effective at the opening of business on the next business day in the place of receipt. Every communication shall be irrevocable save in respect of any manifest error in it.

7.3 Any notice given under or in connection with this Agreement shall be in English. All other documents provided under or in connection with this Agreement shall be:

(a) in English; or

(b) if not in English, accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a statutory or other official document.

8. GENERAL

8.1 The descriptive headings in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

8.2 This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

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8.3 If any provision in or obligation under this Agreement is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction, that will not affect or impair (i) the validity, legality or enforceability under the law of that jurisdiction of any other provision in or obligation under this Agreement, and (ii) the validity, legality or enforceability under the law of any other jurisdiction of that or any other provision in or obligation under this Agreement.

9. CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

10. GOVERNING LAW AND SUBMISSION TO JURISDICTION

10.1.
Governing law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, the laws of England.

10.2.
Submission to jurisdiction

(a) Subject to subclause 10.2(c) below, the English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement, including any dispute as to its existence, validity, interpretation, performance, breach or termination or the consequences of its nullity and any dispute relating to any non-contractual obligations arising out of or in connection with it (a Dispute) and each party submits to the exclusive jurisdiction of the English courts.

(b) For the purposes of this subclause 10.2, the Issuer and the Guarantor each waives any objection to the English courts on the grounds that they are an inconvenient or inappropriate forum to settle any Dispute.

(c) To the extent allowed by law, the Calculation Agent may, in respect of any Dispute or Disputes, take (i) proceedings in any other court with jurisdiction; and (ii) concurrent proceedings in any number of jurisdictions.

10.3.
Appointment of Process Agent

Each of the Issuer and the Guarantor irrevocably appoints Airbags International Limited at Viking Way, Congleton, Cheshire, CW12 1TT as its agent under this Agreement for service of process in any proceedings before the English courts in relation to any Dispute, and agrees that, in the event of Airbags International Limited being unable or unwilling for any reason so to act, it will immediately appoint another person as its agent for service of process in England in respect of any Dispute. The Issuer and the Guarantor each agrees that failure by a process agent to notify it of any process will not invalidate service. Nothing in this clause 10 shall affect the right to serve process in any other manner permitted by law.

10.4.
Waiver of trial by jury

Without prejudice to subclause 10.2, the Issuer and the Guarantor each waives any right it may have to a jury trial of any claim or cause of action in connection with this Agreement or any transaction contemplated by this Agreement. This Agreement may be filed as a written consent to a bench trial.

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10.5.
Contractual Recognition of Bail-in

Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the Issuer, the Guarantor and the Calculation Agent, the Issuer and the Guarantor each acknowledge and accept that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and each acknowledge, accept, and agree to be bound by:

(a) the effect of the exercise of Bail-in Powers by any Relevant Resolution Authority in relation to any BRRD Liability of the Calculation Agent to the Issuer and/or the Guarantor under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)
the reduction of all, or a portion, of any BRRD Liability or outstanding amounts due thereon;
(ii)
the conversion of all, or a portion, of any BRRD Liability into shares, other securities or other obligations of the Calculation Agent or another person (and the issue to or conferral on the Issuer and/or the Guarantor of such shares, securities or obligations);
(iii)
the cancellation of any BRRD Liability;
(iv)
the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b) the variation of the terms of this Agreement, as deemed necessary by any Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by any Relevant Resolution Authority.

In this Clause 10.5:

Bail-in Legislation means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

Bail-in Powers means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation;

BRRD means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms (as amended from time to time);

BRRD Liability means a liability in respect of which the relevant Write-down and Conversion Powers in the applicable Bail-in Legislation may be exercised;

EU Bail-in Legislation Schedule means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time; and

Relevant Resolution Authority means each resolution authority with the ability to exercise any Bail-in Powers in relation to the Calculation Agent.

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THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

Autoliv, Inc.

By:

Autoliv ASP, Inc.

By:

[CALCULATION AGENT]

[Address of Calculation Agent]

Telefax No: [ ]

Attention: [ ]

By:

Contact Details

Citibank Europe plc

1 North Wall Quay

Dublin 1

Ireland

Email: externalrates@citi.com

Attention: Agency & Trust – External Rates

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SCHEDULE TO THE CALCULATION AGENCY AGREEMENT

Series Number	Issue Date	Maturity Date	Title and Nominal Amount	NSS [Yes/No]	Annotation by Calculation Agent/Issuer

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Schedule 2

Terms and Conditions of the Notes

The following are the Terms and Conditions of the Notes which will be incorporated by reference into each Global Note (as defined below) and each definitive Note, in the latter case only if permitted by the relevant stock exchange or other relevant authority (if any) and agreed by the Issuer and the relevant Dealer at the time of issue but, if not so permitted and agreed, such definitive Note will have endorsed thereon or attached thereto such Terms and Conditions. The applicable Pricing Supplement in relation to any Tranche of Notes may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with the following Terms and Conditions, replace or modify the following Terms and Conditions for the purpose of such Notes. The applicable Pricing Supplement (or the relevant provisions thereof) will be endorsed upon, or attached to, each Global Note and definitive Note. Reference should be made to “Pricing Supplement” for a description of the content of the applicable Pricing Supplement which will specify which of such terms are to apply in relation to the relevant Notes.

This Note is one of a Series (as defined below) of Notes issued by Autoliv, Inc. (the “Issuer”) pursuant to the Agency Agreement (as defined below).

References herein to the Notes shall be references to the Notes of this Series and shall mean:

(a) in relation to any Notes represented by a global Note (a “Global Note”), units of each Specified Denomination in the Specified Currency;

(b) any Global Note; and

(c) any definitive Notes (whether or not issued in exchange for a Global Note).

The Notes have the benefit of an amended and restated Agency Agreement (such Agency Agreement as amended and/or supplemented and/or restated from time to time, the “Agency Agreement”) dated 22 February 2022 and made between the Issuer, Autoliv ASP, Inc. (the “Guarantor”) as guarantor, Citibank Europe Plc as issuing and fiscal agent (the “Fiscal Agent”, which expression shall include any successor fiscal agent) and the other paying agents named therein (together with the Fiscal Agent, the “Paying Agents”, which expression shall include any additional or successor paying agents), Citibank Europe Plc as registrar (the “Registrar”, which expression shall include any successor registrar) and a transfer agent and the other transfer agents named therein (together with the Registrar, the “Transfer Agents”, which expression shall include any additional or successor transfer agents). The Fiscal Agent, the Calculation Agent (if any is specified in the applicable Pricing Supplement), the Registrar, the Paying Agents and other Transfer Agents are together referred to as the “Agents”.

The final terms for this Note (or the relevant provisions thereof) are set out in Part A of the Pricing Supplement attached to or endorsed on this Note which supplement these Terms and Conditions (the “Conditions”) and may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with the Conditions, replace or modify the Conditions for the purposes of this Note. References to the “applicable Pricing Supplement” are, unless otherwise stated, to Part A of the Pricing Supplement (or the relevant provisions thereof) attached to or endorsed on this Note.

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The payment of all amounts in respect of this Note have been guaranteed by the Guarantor pursuant to a Guarantee (such Guarantee, as modified and/or supplemented and/or restated from time to time, the “Guarantee”) dated 22 February 2022 and executed by the Guarantor. The original of the Guarantee is held by the Fiscal Agent on behalf of the Noteholders at its specified office.

Any reference to “Noteholders” or “holders” in relation to any Notes shall mean the persons in whose name the Notes are registered and shall, in relation to any Notes represented by a Global Note, be construed as provided below.

As used herein, “Tranche” means Notes which are identical in all respects (including as to listing and admission to trading) and “Series” means a Tranche of Notes together with any further Tranche or Tranches of Notes which (a) are expressed to be consolidated and form a single series and (b) have the same terms and conditions or terms and conditions which are the same in all respects save for the amount and date of the first payment of interest thereon and the date from which interest starts to accrue.

The Noteholders are entitled to the benefit of the Deed of Covenant (such Deed of Covenant as modified and/or supplemented and/or restated from time to time, the “Deed of Covenant”) dated 22 February 2022 and made by the Issuer.

Copies of the Agency Agreement, the Guarantee and the Deed of Covenant are available for inspection during normal business hours at the specified office of each of the Paying Agents or may be provided by email to a Noteholder following their prior written request to any Paying Agent and provision of proof of holding and identity (in a form satisfactory to the relevant Paying Agent). Copies of the applicable Pricing Supplement will only be obtainable by a Noteholder holding one or more Notes and such Noteholder must produce evidence satisfactory to the Issuer and the relevant Agent as to its holding of such Notes and identity. The Noteholders are deemed to have notice of, and are entitled to the benefit of, all the provisions of the Agency Agreement, the Guarantee, the Deed of Covenant and the applicable Pricing Supplement which are applicable to them. The statements in the Conditions include summaries of, and are subject to, the detailed provisions of the Agency Agreement.

Words and expressions defined in the Agency Agreement or used in the applicable Pricing Supplement shall have the same meanings where used in the Conditions unless the context otherwise requires or unless otherwise stated and provided that, in the event of inconsistency between the Agency Agreement and the applicable Pricing Supplement, the applicable Pricing Supplement will prevail.

In the Conditions, euro means the currency introduced at the start of the third stage of European economic and monetary union pursuant to the Treaty on the Functioning of the European Union, as amended.

1. FORM, DENOMINATION AND TITLE

The Notes are in registered form in the currency (the “Specified Currency”) and the denominations (the “Specified Denomination(s)”) specified in the applicable Pricing Supplement. Notes of one Specified Denomination may not be exchanged for Notes of another Specified Denomination.

This Note may be a Fixed Rate Note, a Floating Rate Note, a Zero Coupon Note, an Index Linked Interest Note, a Dual Currency Interest Note or a combination of any of the foregoing, depending upon the Interest Basis shown in the applicable Pricing Supplement.

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This Note may also be an Index Linked Redemption Note, an Instalment Note, a Dual Currency Redemption Note, a Partly Paid Note or a combination of any of the foregoing, depending upon the Redemption/Payment Basis shown in the applicable Pricing Supplement.

Subject as set out below, title to the Notes will pass upon registration of transfers in accordance with the provisions of the Agency Agreement. The Issuer, the Guarantor and any Agent will (except as otherwise required by law) deem and treat the registered holder of any Note as the absolute owner thereof (whether or not overdue and notwithstanding any notice of ownership or writing thereon or notice of any previous loss or theft thereof) for all purposes but, in the case of any Global Note, without prejudice to the provisions set out in the next succeeding paragraph.

For so long as any Note is represented by a Global Note held on behalf of Euroclear Bank SA/NV (“Euroclear”) and/or Clearstream Banking S.A. (“Clearstream, Luxembourg”), each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or of Clearstream, Luxembourg as the holder of a particular nominal amount of such Notes (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer, the Guarantor and the Agents as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal or interest on such nominal amount of such Notes, for which purpose the registered holder of the relevant Global Note shall be treated by the Issuer, the Guarantor and any Agent as the holder of such nominal amount of such Notes in accordance with and subject to the terms of the relevant Global Note and the expressions “Noteholder” and “holder of Notes” and related expressions shall be construed accordingly.

Notes which are represented by a Global Note will be transferable only in accordance with the rules and procedures for the time being of Euroclear and Clearstream, Luxembourg, as the case may be. References to Euroclear and/or Clearstream, Luxembourg shall, whenever the context so permits, be deemed to include a reference to any additional or alternative clearing system specified in Part B of the applicable Pricing Supplement.

2. Transfers of Notes

2.1 Transfers of interests in Global Notes

Transfers of beneficial interests in Global Notes will be effected by Euroclear or Clearstream, Luxembourg, as the case may be, and, in turn, by other participants and, if appropriate, indirect participants in such clearing systems acting on behalf of transferors and transferees of such interests. A beneficial interest in a Global Note will, subject to compliance with all applicable legal and regulatory restrictions, be transferable for Notes in definitive form or for a beneficial interest in another Global Note of the same series only in the authorised denominations set out in the applicable Pricing Supplement and only in accordance with the rules and operating procedures for the time being of Euroclear or Clearstream, Luxembourg, as the case may be, and in accordance with the terms and conditions specified in the Agency Agreement.

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2.2 Transfers of Notes in definitive form

Subject as provided in paragraph 2.3 below, upon the terms and subject to the conditions set forth in the Agency Agreement, a Note in definitive form may be transferred in whole or in part (in the authorised denominations set out in the applicable Pricing Supplement). In order to effect any such transfer (a) the holder or holders must (i) surrender the Note for registration of the transfer of the Note (or the relevant part of the Note) at the specified office of any Transfer Agent, with the form of transfer thereon duly executed by the holder or holders thereof or his or their attorney or attorneys duly authorised in writing and (ii) complete and deposit such other certifications as may be required by the relevant Transfer Agent and (b) the relevant Transfer Agent must, after due and careful enquiry, be satisfied with the documents of title and the identity of the person making the request. Any such transfer will be subject to such reasonable regulations as the Issuer and the Registrar may from time to time prescribe (the initial such regulations being set out in Schedule 8 to the Agency Agreement). Subject as provided above, the relevant Transfer Agent will, within three business days (being for this purpose a day on which banks are open for business in the city where the specified office of the relevant Transfer Agent is located) of the request (or such longer period as may be required to comply with any applicable fiscal or other laws or regulations), authenticate and deliver, or procure the authentication and delivery of, at its specified office to the transferee or (at the risk of the transferee) send by uninsured mail, to such address as the transferee may request, a new Note in definitive form of a like aggregate nominal amount to the Note (or the relevant part of the Note) transferred. In the case of the transfer of part only of a Note in definitive form, a new Note in definitive form in respect of the balance of the Note not transferred will be so authenticated and delivered or (at the risk of the transferor) sent to the transferor.

2.3 Registration of transfer upon partial redemption

In the event of a partial redemption of Notes under Condition 7, the Issuer shall not be required to register the transfer of any Note, or part of a Note, called for partial redemption.

2.4 Costs of registration

Noteholders will not be required to bear the costs and expenses of effecting any registration of transfer as provided above, except for any costs or expenses of delivery other than by regular uninsured mail and except that the Issuer may require the payment of a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation to the registration.

3. STATUS OF THE NOTES AND THE GUARANTEE

3.1 Status of the Notes

The Notes are direct, unconditional and (subject to the provisions of Condition 4) unsecured obligations of the Issuer and rank and will rank pari passu, without any preference among themselves, with all other outstanding unsecured and unsubordinated obligations of the Issuer, present and future, but, in the event of insolvency, only to the extent permitted by applicable laws relating to creditors’ rights.

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3.2 Status of the Guarantee

The obligations of the Guarantor under the Guarantee are direct, unconditional and (subject to the provisions of Condition 4) unsecured obligations of the Guarantor and rank and will rank pari passu with all other outstanding unsecured and unsubordinated obligations of the Guarantor, present and future, but, in the event of insolvency, only to the extent permitted by applicable laws relating to creditors’ rights.

4. Negative Pledge

So long as any Note remains outstanding (as defined in the Agency Agreement) neither the Issuer nor the Guarantor will, and each will procure that none of its Subsidiaries (as defined below) will, create or have outstanding any mortgage, charge, lien, pledge or other security interest (each a “Security Interest”) upon, or with respect to, any of its or their present or future business, undertaking, assets or revenues (including any uncalled capital) to secure any Relevant Indebtedness (as defined below), unless the Issuer or the Guarantor, as the case may be, in the case of the creation of a Security Interest, before or at the same time and, in any other case, promptly, takes any and all action necessary to ensure that (a) all amounts payable by it under the Notes (and/or the Guarantee, as the case may be) are secured by the Security Interest equally and rateably with the Relevant Indebtedness; or (b) such other Security Interest or other arrangement (whether or not it includes the giving of a Security Interest) shall be provided as is approved by an Extraordinary Resolution (as defined in the Agency Agreement) of the Noteholders; provided that, the foregoing provisions shall not apply to any Security Interest (i) arising by operation of law or (ii) created by an entity which becomes a Subsidiary after the date of creation of such Security Interest where the Security Interest was not created in connection with or in contemplation of such entity becoming a Subsidiary and does not extend to or cover any undertaking, assets or revenues (including any uncalled capital) of the Issuer, the Guarantor or any of their respective other Subsidiaries.

In these Conditions:

“Relevant Indebtedness” means (i) any present or future indebtedness (whether being principal, premium, interest or other amounts) for or in respect of any notes, bonds, debentures, debenture stock, loan stock or other securities which are for the time being or are or are intended by the issuer thereof to be quoted, listed or ordinarily dealt in on any stock exchange, over-the-counter or other securities market and (ii) any guarantee or indemnity in respect of any such indebtedness; and

“Subsidiary” means in relation to any person (the “first person”) at any particular time, any other person (the “second person”):

(i) whose affairs and policies the first person controls or has power to control, whether by ownership or share capital, contract, the power to appoint or remove members of the governing body of the second person or otherwise; or

(ii) whose financial statements are, in accordance with applicable law and generally accepted accounting principles, consolidated with those of the first person.

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5. Interest

5.1 Interest on Fixed Rate Notes

Each Fixed Rate Note bears interest from (and including) the Interest Commencement Date at the rate(s) per annum equal to the Rate(s) of Interest. Interest will be payable in arrear on the Interest Payment Date(s) in each year up to (and including) the Maturity Date.

Except as provided in the applicable Pricing Supplement, the amount of interest payable on each Interest Payment Date in respect of the Fixed Interest Period ending on (but excluding) such date will amount to the Fixed Coupon Amount. Payments of interest on any Interest Payment Date will, if so specified in the applicable Pricing Supplement, amount to the Broken Amount so specified.

As used in the Conditions, “Fixed Interest Period” means the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date.

Except in the case of Notes where an applicable Fixed Coupon Amount or Broken Amount is specified in the applicable Pricing Supplement, interest shall be calculated in respect of any period by applying the Rate of Interest to the Calculation Amount (or, if they are Partly Paid Notes, the aggregate amount paid up) and multiplying such sum by the applicable Day Count Fraction and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention. Where the Specified Denomination of a Fixed Rate Note is a multiple of the Calculation Amount, the amount of interest payable in respect of such Fixed Rate Note shall be the product of the amount (determined in the manner provided above) for the Calculation Amount and the amount by which the Calculation Amount is multiplied to reach the Specified Denomination, without any further rounding.

“Day Count Fraction” means, in respect of the calculation of an amount of interest, in accordance with this Condition 5.1:

(i) if “Actual/Actual (ICMA)” is specified in the applicable Pricing Supplement:

(A)
in the case of Notes where the number of days in the relevant period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (the “Accrual Period”) is equal to or shorter than the Determination Period during which the Accrual Period ends, the number of days in such Accrual Period divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Dates (as specified in the applicable Pricing Supplement) that would occur in one calendar year; or
(B)
in the case of Notes where the Accrual Period is longer than the Determination Period during which the Accrual Period ends, the sum of:

(1) the number of days in such Accrual Period falling in the Determination Period in which the Accrual Period begins divided by the product of (x) the number

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of days in such Determination Period and (y) the number of Determination Dates that would occur in one calendar year; and

(2) the number of days in such Accrual Period falling in the next Determination Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates that would occur in one calendar year; and

(ii) if “30/360” is specified in the applicable Pricing Supplement, the number of days in the period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (such number of days being calculated on the basis of a year of 360 days with 12 30-day months) divided by 360.

In these Conditions:

“Determination Period” means each period from (and including) a Determination Date to (but excluding) the next Determination Date (including, where either the Interest Commencement Date or the final Interest Payment Date is not a Determination Date, the period commencing on the first Determination Date prior to, and ending on the first Determination Date falling after, such date); and

“sub-unit” means, with respect to any currency other than euro, the lowest amount of such currency that is available as legal tender in the country of such currency and, with respect to euro, one cent.

5.2 Interest on Floating Rate Notes

(a) Interest Payment Dates

Each Floating Rate Note bears interest from (and including) the Interest Commencement Date and such interest will be payable in arrear on either:

(i) the Specified Interest Payment Date(s) in each year specified in the applicable Pricing Supplement; or

(ii) if no Specified Interest Payment Date(s) is/are specified in the applicable Pricing Supplement, each date (each such date, together with each Specified Interest Payment Date, an “Interest Payment Date”) which falls the number of months or other period specified as the Specified Period in the applicable Pricing Supplement after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date.

Such interest will be payable in respect of each Interest Period. In these Conditions, “Interest Period” means the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date or the relevant payment date if the Notes become payable on a date other than an Interest Payment Date.

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If a Business Day Convention is specified in the applicable Pricing Supplement and (x) if there is no numerically corresponding day in the calendar month in which an Interest Payment Date should occur or (y) if any Interest Payment Date would otherwise fall on a day which is not a Business Day, then, if the Business Day Convention specified is:

(A)
in any case where Specified Periods are specified in accordance with Condition 5.2(a)(ii) above, the Floating Rate Convention, such Interest Payment Date (a) in the case of (x) above, shall be the last day that is a Business Day in the relevant month and the provisions of (ii) below shall apply mutatis mutandis or (b) in the case of (y) above, shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event (i) such Interest Payment Date shall be brought forward to the immediately preceding Business Day and (ii) each subsequent Interest Payment Date shall be the last Business Day in the month which falls the Specified Period after the preceding applicable Interest Payment Date occurred; or
(B)
the Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day; or
(C)
the Modified Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event such Interest Payment Date shall be brought forward to the immediately preceding Business Day; or
(D)
the Preceding Business Day Convention, such Interest Payment Date shall be brought forward to the immediately preceding Business Day.

In these Conditions, “Business Day” means:

(a) a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in each Additional Business Centre (other than T2 System) specified in the applicable Pricing Supplement;

(b) if T2 System is specified as an Additional Business Centre in the applicable Pricing Supplement, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (T2) System (the “T2 System”) is open; and

(c) either (1) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (which if the Specified Currency is Australian dollars or New Zealand dollars shall be Sydney and Auckland, respectively) or (2) in relation to any sum payable in euro, a day on which the T2 System is open.

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(b) Rate of Interest

The Rate of Interest payable from time to time in respect of Floating Rate Notes will be determined in the manner specified in the applicable Pricing Supplement.

(i) Screen Rate Determination for Floating Rate Notes other than Floating Rate Notes referencing SONIA

Where Screen Rate Determination is specified in the applicable Pricing Supplement as the manner in which the Rate of Interest is to be determined, and the applicable Pricing Supplement specifies that the Reference Rate is not Compounded Daily SONIA, the Rate of Interest for each Interest Period will, subject as provided below, be either:

(A)
the offered quotation; or
(B)
the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the offered quotations,

(expressed as a percentage rate per annum) for the Reference Rate (being EURIBOR, as specified in the applicable Pricing Supplement) which appears or appear, as the case may be, on the Relevant Screen Page (or such replacement page on that service which displays the information) as at 11.00 a.m. (Brussels time) on the Interest Determination Date in question plus or minus (as indicated in the applicable Pricing Supplement) the Margin (if any), all as determined by the the Calculation Agent. If five or more of such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Calculation Agent for the purpose of determining the arithmetic mean (rounded as provided above) of such offered quotations.

If the Relevant Screen Page is not available or if, in the case of Condition 5.2(b)(ii)(A), no such offered quotation appears or, in the case of Condition 5.2(b)(ii)(B), fewer than three such offered quotations appear, in each case as at the time specified in the preceding paragraph (the “Specified Time”), the Issuer or an agent appointed by it shall request each of the Reference Banks to provide the Issuer or an agent appointed by it with its offered quotation (expressed as a percentage rate per annum) for the Reference Rate at approximately the Specified Time on the Interest Determination Date in question and the Issuer or an agent appointed by it shall notify the Calculation Agent of all quotations received by it. If two or more of the Reference Banks provide offered quotations, the Rate of Interest for the Interest Period shall be the arithmetic mean (rounded if necessary to the fifth decimal place with 0.000005 being rounded upwards) of the offered quotations plus or minus (as appropriate) the Margin (if any), all as determined by the Calculation Agent.

If on any Interest Determination Date one only or none of the Reference Banks provides an offered quotation as provided in the preceding paragraph, the Rate of Interest for the relevant Interest Period shall be the rate per annum which the Calculation Agent determines as being the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being

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rounded upwards) of the rates, as communicated to the Issuer upon request (and notified to the Calculation Agent by the Issuer) by the Reference Banks or any two or more of them, at which such banks were offered, at approximately the Specified Time on the relevant Interest Determination Date, deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate by leading banks in the Euro-zone inter-bank market plus or minus (as appropriate) the Margin (if any) or, if fewer than two of the Reference Banks provide the Issuer with offered rates, the offered rate for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, or the arithmetic mean (rounded as provided above) of the offered rates for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, at which, at approximately the Specified Time on the relevant Interest Determination Date, any one or more banks (which bank or banks is or are in the opinion of the Issuer suitable for the purpose) informs the Issuer it is quoting to leading banks in the Euro-zone inter-bank market plus or minus (as appropriate) the Margin (if any), provided that, if the Rate of Interest cannot be determined in accordance with the foregoing provisions of this paragraph, the Rate of Interest shall be determined as at the last preceding Interest Determination Date (though substituting, where a different Margin is to be applied to the relevant Interest Period from that which applied to the last preceding Interest Period, the Margin relating to the relevant Interest Period in place of the Margin relating to that last preceding Interest Period).

If the Reference Rate from time to time in respect of Floating Rate Notes is specified in the applicable Pricing Supplement as being other than EURIBOR, the Rate of Interest in respect of the Notes will be determined as provided in the applicable Pricing Supplement.

In the Conditions:

“Reference Banks” means the principal Euro-zone office of four major banks in the Euro-zone inter-bank market, in each case selected by the Issuer.

Unless otherwise stated in the applicable Pricing Supplement the Minimum Rate of Interest shall be deemed to be zero.

(ii) Screen Rate Determination for Floating Rate Notes referencing SONIA

Where Screen Rate Determination is specified in the applicable Pricing Supplement as the manner in which the Rate of Interest is to be determined, and the applicable Pricing Supplement specifies that the Reference Rate is Compounded Daily SONIA, the Rate of Interest for each Interest Period will, subject as provided below, be the sum of Compounded Daily SONIA and the Margin, on the Interest Determination Date for such Interest Period, all as determined by the Calculation Agent.

If, in respect of any London Banking Day in the relevant Observation Period, the SONIA rate is not available on the Relevant Screen Page (or such replacement page on that service which displays the information) or has not otherwise been published by the relevant authorised distributors, such SONIA rate shall be the sum of (A) the Bank of England’s Bank Rate (the “Bank Rate”) prevailing at close of business on such London Banking Day; plus (B) the mean

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of the spread of the SONIA rate to the Bank Rate over the previous five days on which a SONIA rate has been published, excluding the highest spread (or, if there is more than one highest spread, one only of those highest spreads) and lowest spread (or, if there is more than one lowest spread, one only of those lowest spreads).

If the Rate of Interest cannot be determined in accordance with the foregoing provisions, the Rate of Interest shall be (1) that determined as at the last preceding Interest Determination Date (though substituting, where a different Margin is to be applied to the relevant Interest Period from that which applied to the last preceding Interest Period, the Margin relating to the relevant Interest Period, in place of the Margin relating to that last preceding Interest Period) or (2) if there is no such preceding Interest Determination Date, the initial Rate of Interest which would have been applicable to the Notes for the first Interest Period had the Notes been in issue for a period equal in duration to the scheduled first Interest Period but ending on (and excluding) the Interest Commencement Date (but applying the Margin applicable to the first Interest Period).

If the Notes become due and payable in accordance with Condition 10, the final Interest Determination Date shall, notwithstanding any Interest Determination Date specified in the applicable Pricing Supplement, be deemed to be the date on which the Notes became due and payable and the Rate of Interest applicable to the Notes shall, for so long as any such Note remains outstanding, be that determined on such date.

In the Conditions:

“Compounded Daily SONIA” means, in relation to an Interest Period, the rate of return of a daily compound interest investment (with the daily Sterling overnight reference rate as reference rate for the calculation of interest) and will be calculated by the Calculation Agent as follows, and the resulting percentage will be rounded, if necessary, to the fifth decimal place, with 0.000005 being rounded upwards:

Where:

“d” means, in relation to any Interest Period, the number of calendar days in such Interest Period;

“d0” means, in relation to any Interest Period, the number of London Banking Days in such Interest Period;

“i” means, in relation to any Interest Period, a series of whole numbers from one to d0, each representing the relevant London Banking Day in chronological order from (and including) the first London Banking Day in such Interest Period to (and including) the last London Banking Day in such Interest Period;

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“London Banking Day” or “LBD” means any day on which commercial banks are open for general business (including dealing in foreign exchange and foreign currency deposits) in London;

“ni” means, in relation to any London Banking Day “i”, the number of calendar days from (and including) such London Banking Day “i” up to (but excluding) the following London Banking Day;

“Observation Period” means, in relation to an Interest Period, the period from (and including) the date which is “p” London Banking Days prior to the first day of such Interest Period and ending on (but excluding) the date which is “p” London Banking Days prior to the Interest Payment Date for such Interest Period (or the date falling “p” London Banking Days prior to such earlier date, if any, on which the Notes become due and payable);

“p” means the whole number specified as the Observation Look-back Period in the applicable Pricing Supplement, such number representing a number of London Banking Days, or if no such number is specified, five London Banking Days;

“SONIAi” means, in relation to any London Banking Day, “i”, a reference rate equal to the daily Sterling Overnight Index Average (“SONIA”) rate for such London Banking Day as provided by the administrator of SONIA to authorised distributors and as then published on the Relevant Screen Page (or such replacement page on that service which displays the information) (or, if the Relevant Screen Page (or such replacement page on that service which displays the information) is unavailable, as otherwise published by such authorised distributors) on the London Banking Day immediately following such London Banking Day; and

“SONIAi-pLBD” means, in relation to any London Banking Day “i” falling in the relevant Interest Period, the SONIA rate for the London Banking Day falling “p” London Banking Days prior to such London Banking Day “i”.

(c) Minimum Rate of Interest and/or Maximum Rate of Interest

If the applicable Pricing Supplement specifies a Minimum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the provisions of paragraph (b) above is less than such Minimum Rate of Interest, the Rate of Interest for such Interest Period shall be such Minimum Rate of Interest.

If the applicable Pricing Supplement specifies a Maximum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the provisions of paragraph (b) above is greater than such Maximum Rate of Interest, the Rate of Interest for such Interest Period shall be such Maximum Rate of Interest.

(d) Determination of Rate of Interest and calculation of Interest Amounts

The Calculation Agent, as applicable, will at or as soon as practicable after each time at which the Rate of Interest is to be determined, determine the Rate of Interest for the relevant Interest Period.

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The Calculation Agent will calculate the amount of interest (the “Interest Amount”) payable on the Floating Rate Notes for the relevant Interest Period by applying the Rate of Interest to the Calculation Amount (or, if they are Partly Paid Notes, the aggregate amount paid up) and multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention. Where the Specified Denomination of a Floating Rate Note is a multiple of the Calculation Amount, the Interest Amount payable in respect of such Note shall be the product of the amount (determined in the manner provided above) for the Calculation Amount and the amount by which the Calculation Amount is multiplied to reach the Specified Denomination without any further rounding.

“Day Count Fraction” means, in respect of the calculation of an amount of interest in accordance with this Condition 5.2:

(i)
if “Actual/Actual (ISDA)” or “Actual/Actual” is specified in the applicable Pricing Supplement, the actual number of days in the Interest Period divided by 365 (or, if any portion of that Interest Period falls in a leap year, the sum of (I) the actual number of days in that portion of the Interest Period falling in a leap year divided by 366 and (II) the actual number of days in that portion of the Interest Period falling in a non-leap year divided by 365);
(ii)
if “Actual/365 (Fixed)” is specified in the applicable Pricing Supplement, the actual number of days in the Interest Period divided by 365;
(iii)
if “Actual/365 (Sterling)” is specified in the applicable Pricing Supplement, the actual number of days in the Interest Period divided by 365 or, in the case of an Interest Payment Date falling in a leap year, 366;
(iv)
if “Actual/360” is specified in the applicable Pricing Supplement, the actual number of days in the Interest Period divided by 360;
(v)
if “30/360”, “360/360” or “Bond Basis” is specified in the applicable Pricing Supplement, the number of days in the Interest Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction =

where:

“Y1” is the year, expressed as a number, in which the first day of the Interest Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

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“M1” is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

“D1” is the first calendar day, expressed as a number, of the Interest Period, unless such number is 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30;

(vi)
if “30E/360” or “Eurobond Basis” is specified in the applicable Pricing Supplement, the number of days in the Interest Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction =

where:

“Y1” is the year, expressed as a number, in which the first day of the Interest Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

“D1” is the first calendar day, expressed as a number, of the Interest Period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless such number would be 31, in which case D2 will be 30;

(vii)
if “30E/360 (ISDA)” is specified in the applicable Pricing Supplement, the number of days in the Interest Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction =

where:

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“Y1” is the year, expressed as a number, in which the first day of the Interest Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

“D1” is the first calendar day, expressed as a number, of the Interest Period, unless (i) that day is the last day of February or (ii) such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless (i) that day is the last day of February but not the Maturity Date or (ii) such number would be 31, in which case D2 will be 30.

(e) Reference Rate Replacement

If:

(i) Reference Rate Replacement is specified in the applicable Pricing Supplement as being applicable and Screen Rate Determination is specified in the applicable Pricing Supplement as the manner in which the Rate of Interest is to be determined; and

(ii) notwithstanding the provisions of Condition 5.2(b)(i) and 5.2(b)(ii), a Benchmark Event occurs in relation to the Original Reference Rate when any Rate of Interest (or any component part thereof) remains to be determined by reference to such Original Reference Rate, then the following provisions shall apply:

(A)
the Issuer shall use reasonable endeavours to appoint an Independent Adviser, as soon as reasonably practicable, to determine (acting in good faith and in a commercially reasonable manner):

(1) a Successor Reference Rate; or

(2) if such Independent Adviser determines that there is no Successor Reference Rate, an Alternative Reference Rate,

and, in each case, an Adjustment Spread (if any) (in any such case, acting in good faith and in a commercially reasonable manner) no later than five Business Days prior to the Interest Determination Date relating to the next Interest Period (the “IA Determination Cut-off Date”) for the purposes of determining the Rate of Interest applicable to the Notes for such next Interest Period and for all other future Interest

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Periods (subject to the subsequent operation of this Condition 5.2 during any other future Interest Period(s));

(B)
if a Successor Reference Rate, or, failing which, an Alternative Reference Rate (as applicable) is determined by the relevant Independent Adviser in accordance with this Condition 5.2(e);

(1) such Successor Reference Rate or Alternative Reference Rate (as applicable) shall be used in place of the Original Reference Rate for all future Interest Periods (subject to the subsequent operation of, and adjustment as provided in, this Condition 5.2(e));

(2) if the relevant Independent Adviser:

(x) determines that an Adjustment Spread is required to be applied to such Successor Reference Rate or Alternative Reference Rate (as applicable) and determines the quantum of, or a formula or methodology for determining, such Adjustment Spread, then such Adjustment Spread shall be applied to such Successor Reference Rate or Alternative Reference Rate (as applicable) for all future Interest Periods (subject to the subsequent operation of, and adjustment as provided in, this Condition 5.2(e)); or

(y) is unable to determine the quantum of, or a formula or methodology for determining, an Adjustment Spread, then such Successor Reference Rate or Alternative Reference Rate (as applicable) will apply without an Adjustment Spread for all future Interest Periods (subject to the subsequent operation of, and adjustment as provided in, this Condition 5.2(e)); and

(3) the relevant Independent Adviser (acting in good faith and in a commercially reasonable manner) may in its discretion specify:

(x) changes to these Conditions and/or the Agency Agreement in order to ensure the proper operation of such Successor Reference Rate or Alternative Reference Rate and/or Adjustment Spread (as applicable), including, but not limited to, (a) the Additional Business Centre(s), Business Day, Business Day Convention, Day Count Fraction, Interest Determination Date, Reference Banks, Additional Financial Centre(s) and/or Relevant Screen Page applicable to the Notes and (b) the method for determining the fallback to the Rate of Interest in relation to the Notes if such Successor Reference Rate or Alternative Reference Rate (as applicable) is not available; and

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(y) any other changes which the relevant Independent Adviser determines are reasonably necessary to ensure the proper operation and comparability to the Reference Rate of such Successor Reference Rate or Alternative Reference Rate (as applicable), which changes shall apply to the Notes for all future Interest Periods (subject to the subsequent operation of this Condition 5.2(e)); and

(4) promptly following the occurrence of a Benchmark Event and the determination of (i) any Successor Reference Rate or Alternative Reference Rate (as applicable) and (ii) if applicable, any Adjustment Spread, the Issuer shall give notice thereof and of any changes (and the effective date thereof) pursuant to Condition 5.2(e) to the Fiscal Agent and the Calculation Agent (if applicable) and the Noteholders in accordance with Condition 13.

No consent of the Noteholders shall be required in connection with effecting the relevant Successor Reference Rate or Alternative Reference Rate (as applicable) as described in this Condition 5.2(e) or such other relevant changes pursuant to Condition 5.2(e), including for the execution of any documents or the taking of other steps by the Issuer or any of the parties to the Agency Agreement (if required).

The Agent shall not be obliged to concur with the changes if in the opinion of the Agents, doing so would (i) impose more onerous obligations upon it or expose it to any additional duties, responsibilities or liabilities or reduce or amend the protective provisions afforded to the Agents in these Conditions, the Agency Agreement (including, for the avoidance of doubt, any Amended & Restated and/or supplemental Agency Agreement) or (ii) expose the Agents to any additional liabilities against which it has not been indemnified to its satisfaction.

For the avoidance of doubt, if the Issuer is not able to appoint an Independent Adviser or a Successor Reference Rate or an Alternative Reference Rate is not determined pursuant to the operation of this Condition 5.2(e) prior to the relevant IA Determination Cut-off Date, then the Rate of Interest for the next Interest Period shall be determined by reference to the fallback provisions of Condition 5.2(b)(i) or 5.2(b)(ii), as applicable.

For the avoidance of doubt, this Condition 5(e) shall apply to the relevant next succeeding Interest Period only and any subsequent Interest Periods are subject to the subsequent operation of, and to adjustment as provided in, Condition 5.2(b)(i) or 5.2(b)(ii), as applicable.

In the Conditions:

“Adjustment Spread” means a spread (which may be positive or negative) or formula or methodology for calculating a spread, which the relevant Independent Adviser determines is required to be applied to a Successor Reference Rate or an Alternative Reference Rate (as applicable) in order to reduce or eliminate, to the extent reasonably practicable in the circumstances, any economic prejudice or benefit (as applicable) to Noteholders as a result of the replacement of the Reference Rate with such Successor

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Reference Rate or Alternative Reference Rate (as applicable) and is the spread, formula or methodology which:

(i)
in the case of a Successor Reference Rate, is formally recommended in relation to the replacement of the Reference Rate with such Successor Reference Rate by any Relevant Nominating Body; or
(ii)
in the case of a Successor Reference Rate for which no such recommendation has been made or in the case of an Alternative Reference Rate, the relevant Independent Adviser determines is recognised or acknowledged as being in customary market usage in international debt capital markets transactions which reference the Reference Rate, where such rate has been replaced by such Successor Reference Rate or Alternative Reference Rate (as applicable); or
(iii)
if no such customary market usage is recognised or acknowledged, the relevant Independent Adviser in its discretion determines (acting in good faith and in a commercially reasonable manner) to be appropriate;

“Alternative Reference Rate” means the rate that the relevant Independent Adviser determines has replaced the Reference Rate in customary market usage in the international debt capital markets for the purposes of determining floating rates of interest in respect of notes denominated in the Specified Currency and of a comparable duration to the relevant Interest Periods, or, if such Independent Adviser determines in its discretion is most comparable to the Reference Rate;

“Benchmark Event” means:

(i)
the Original Reference Rate ceasing to be published for a period of at least five Business Days or ceasing to exist; or
(ii)
the later of (A) the making of a public statement by the administrator of the Original Reference Rate that it will, by a specified date, cease publishing the Original Reference Rate permanently or indefinitely (in circumstances where no successor administrator has been appointed that will continue publication of the Original Reference Rate) and (B) the date falling six months prior to the date specified in (ii) (A); or
(iii)
the making of a public statement by the supervisor or the administrator of the Original Reference Rate that the Original Reference Rate has been permanently or indefinitely discontinued; or
(iv)
the later of (A) the making of a public statement by the supervisor of the administrator of the Original Reference Rate that the Original Reference Rate will, on or before a specified date, be permanently or indefinitely discontinued and (B) the date falling six months prior to the date specified in (iv)(A);
(v)
the later of (A) the making of a public statement by the supervisor of the administrator of the Original Reference Rate that means the Original Reference Rate will be prohibited from being used or that its use will be subject to restrictions or adverse consequences and (B) the date falling six months prior to the date specified in (v) (A);
(vi)
the making of a public statement by the supervisor of the administrator of the Original Reference Rate that the Original Reference Rate is no longer representative of an underlying market; or

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(vii)
it has become unlawful for the Calculation Agent, the Issuer or any other party to calculate any payments due to be made to any Noteholder using the Original Reference Rate;

“Independent Adviser” means an independent financial institution of international repute or an independent financial adviser with appropriate expertise appointed by the Issuer under this Condition 5.2(e);

“Original Reference Rate” means the originally-specified benchmark or screen rate (as applicable) used to determine the Rate of Interest (or any component part thereof) on the Notes;

“Relevant Nominating Body” means, in respect of a reference rate:

(i) the central bank for the currency to which such reference rate relates, or any central bank or other supervisory authority which is responsible for supervising the administrator of such reference rate; or

(ii) any working group or committee sponsored by, chaired or co-chaired by or constituted at the request of (a) the central bank for the currency to which such reference rate relates, (b) any central bank or other supervisory authority which is responsible for supervising the administrator of such reference rate, (c) a group of the aforementioned central banks or other supervisory authorities, or (d) the Financial Stability Board or any part thereof; and

“Successor Reference Rate” means the rate that the relevant Independent Adviser determines is a successor to or replacement of the Reference Rate which is formally recommended by any Relevant Nominating Body.

(f) Linear Interpolation

Where Linear Interpolation is specified as applicable in respect of an Interest Period in the applicable Pricing Supplement, the Rate of Interest for such Interest Period shall be calculated by the Calculation Agent by straight line linear interpolation by reference to two rates based on the relevant Reference Rate (where Screen Rate Determination is specified as applicable in the applicable Pricing Supplement), one of which shall be determined as if the Designated Maturity were the period of time for which rates are available next shorter than the length of the relevant Interest Period and the other of which shall be determined as if the Designated Maturity were the period of time for which rates are available next longer than the length of the relevant Interest Period provided however that if there is no rate available for a period of time next shorter or, as the case may be, next longer, then the Calculation Agent shall calculate such Rate of Interest at such time and by reference to such sources as the Determination Agent determines appropriate.

“Designated Maturity” means, in relation to Screen Rate Determination, the period of time designated in the Reference Rate.

(g) Notification of Rate of Interest and Interest Amounts

The Calculation Agent will cause the Rate of Interest and each Interest Amount for each Interest Period and the relevant Interest Payment Date to be notified to the Issuer and any stock exchange on which the relevant Floating Rate Notes are for the time being listed and notice thereof to be published in

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accordance with Condition 13 as soon as possible after their determination but in no event later than the fourth London Business Day thereafter. Each Interest Amount and Interest Payment Date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without prior notice in the event of an extension or shortening of the Interest Period. Any such amendment will promptly be notified to each stock exchange on which the relevant Floating Rate Notes are for the time being listed and to the Noteholders in accordance with Condition 13. For the purposes of this paragraph, the expression “London Business Day” means a day (other than a Saturday or a Sunday) on which banks and foreign exchange markets are open for general business in London.

(h) Certificates to be final

All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this Condition 5.2 by the Calculation Agent shall (in the absence of wilful default or fraud) be binding on the Issuer, the Guarantor, the Fiscal Agent, the other Agents and all Noteholders and (in the absence of wilful default or fraud) no liability to the Issuer, the Guarantor, or the Noteholders shall attach to Calculation Agent in connection with the exercise or non-exercise by it of its powers, duties and discretions pursuant to such provisions.

5.3 Other interest-bearing Notes

The rate or amount of interest payable in respect of interest-bearing Notes which are not Fixed Rate Notes or Floating Rate Notes shall be determined in the manner specified in the applicable Pricing Supplement, provided that where such Notes are Index Linked Interest Notes the provisions of Condition 5.2 shall, save to the extent amended in the applicable Pricing Supplement, apply as if the references therein to Floating Rate Notes and to the Agent were references to Index Linked Interest Notes and the Calculation Agent, respectively, and provided further that the Calculation Agent will notify the Agent of the Rate of Interest for the relevant Interest Period as soon as practicable after calculating the same.

In the case of Partly Paid Notes (other than Partly Paid Notes which are Zero Coupon Notes), interest will accrue as aforesaid on the paid up nominal amount of such Notes and otherwise as specified in the applicable Pricing Supplement.

5.4 Accrual of interest

Each Note (or in the case of the redemption of part only of a Note, that part only of such Note) will cease to bear interest (if any) from the date for its redemption unless payment of principal is improperly withheld or refused. In such event, interest will continue to accrue until whichever is the earlier of:

(a) the date on which all amounts due in respect of such Note have been paid; and

(b) five days after the date on which the full amount of the moneys payable in respect of such Note has been received by the Fiscal Agent or the Registrar, as the case may be, and notice to that effect has been given to the Noteholders in accordance with Condition 13.

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6. Payments

6.1 Method of payment

Subject as provided below:

(a) payments in a Specified Currency other than euro will be made by credit or transfer to an account in the relevant Specified Currency maintained by the payee with a bank in the principal financial centre of the country of such Specified Currency (which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Sydney and Auckland, respectively); and

(b) payments will be made in euro by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee.

Payments will be subject in all cases to (i) any fiscal or other laws and regulations applicable thereto in the place of payment, but without prejudice to the provisions of Condition 8 and (ii) any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code of 1986 (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 (inclusive) of the Code, any United States Treasury Regulations or agreements thereunder, any official interpretations thereof, any successor or substitute or similar legislation or law or any law implementing an intergovernmental approach thereto.

6.2 Payments in respect of Notes

Payments of principal (other than instalments of principal prior to the final instalment) in respect of each Note (whether or not in global form) will be made against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of the Note at the specified office of the Registrar or any of the Paying Agents. Such payments will be made by transfer to the Designated Account (as defined below) of the holder (or the first named of joint holders) of the Note appearing in the register of holders of the Notes maintained by the Registrar (the “Register”) (i) where in global form, at the close of the business day (being for this purpose a day on which Euroclear and Clearstream, Luxembourg are open for business) before the relevant due date, and (ii) where in definitive form, at the close of business on the third business day (being for this purpose a day on which banks are open for business in the city where the specified office of the Registrar is located) before the relevant due date. For these purposes, “Designated Account” means the account (which, in the case of a payment in Japanese yen to a non-resident of Japan, shall be a non-resident account) maintained by a holder with a Designated Bank and identified as such in the Register and “Designated Bank” means (in the case of payment in a Specified Currency other than euro) a bank in the principal financial centre of the country of such Specified Currency (which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Sydney and Auckland, respectively) and (in the case of a payment in euro) any bank which processes payments in euro.

Payments of interest and payments of instalments of principal (other than the final instalment) in respect of each Note (whether or not in global form) will be made by transfer on the due date to the Designated Account of the holder (or the first named of joint holders) of the Note appearing in the Register (i) where in global form, at the close of the business day (being for this purpose a day on

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which Euroclear and Clearstream, Luxembourg are open for business) before the relevant due date, and (ii) where in definitive form, at the close of business on the fifteenth day (whether or not such fifteenth day is a business day) before the relevant due date (the “Record Date”). Payment of the interest due in respect of each Note on redemption and the final instalment of principal will be made in the same manner as payment of the principal amount of such Note.

No commissions or expenses shall be charged to the holders by the Registrar in respect of any payments of principal or interest in respect of Notes.

None of the Issuer, the Guarantor or the Agents will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

6.3 General provisions applicable to payments

The holder of a Global Note shall be the only person entitled to receive payments in respect of Notes represented by such Global Note and the Issuer or, as the case may be, the Guarantor will be discharged by payment to, or to the order of, the holder of such Global Note in respect of each amount so paid. Each of the persons shown in the records of Euroclear or Clearstream, Luxembourg as the beneficial holder of a particular nominal amount of Notes represented by such Global Note must look solely to Euroclear, or Clearstream, Luxembourg, as the case may be, for his share of each payment so made by the Issuer or, as the case may be, the Guarantor to, or to the order of, the holder of such Global Note.

6.4 Payment Day

If the date for payment of any amount in respect of any Note is not a Payment Day, the holder thereof shall not be entitled to payment until the next following Payment Day in the relevant place and shall not be entitled to further interest or other payment in respect of such delay. For these purposes, “Payment Day” means any day which (subject to Condition 9) is:

(a) a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits):

(i) in the case of Notes in definitive form only, in the relevant place of presentation; and

(ii) in each Additional Financial Centre (other than T2 System) specified in the applicable Pricing Supplement;

(b) if T2 System is specified as an Additional Financial Centre in the applicable Pricing Supplement, a day on which the T2 System is open; and

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(c) either (1) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (which if the Specified Currency is Australian dollars or New Zealand dollars shall be Sydney and Auckland, respectively) or (2) in relation to any sum payable in euro, a day on which the T2 System is open.

6.5 Interpretation of principal and interest

Any reference in the Conditions to principal in respect of the Notes shall be deemed to include, as applicable:

(a) any additional amounts which may be payable with respect to principal under Condition 8;

(b) the Final Redemption Amount of the Notes;

(c) the Early Redemption Amount of the Notes;

(d) the Optional Redemption Amount(s) (if any) of the Notes;

(e) in relation to Notes redeemable in instalments, the Instalment Amounts; and

(f) any premium and any other amounts (other than interest) which may be payable by the Issuer under or in respect of the Notes.

Any reference in the Conditions to interest in respect of the Notes shall be deemed to include, as applicable, any additional amounts which may be payable with respect to interest under Condition 8.

7. Redemption and Purchase

7.1 Redemption at maturity

Unless previously redeemed or purchased and cancelled as specified below, each Note will be redeemed by the Issuer at its Final Redemption Amount specified in the applicable Pricing Supplement in the relevant Specified Currency on the Maturity Date specified in the applicable Pricing Supplement.

7.2 Redemption for tax reasons

Subject to Condition 7.6, the Notes may be redeemed at the option of the Issuer in whole, but not in part, at any time (if this Note is not a Floating Rate Note) or on any Interest Payment Date (if this Note is a Floating Rate Note), on giving not less than the minimum period nor more than the maximum period of notice specified in the applicable Pricing Supplement to the Fiscal Agent and, in accordance with Condition 13, the Noteholders (which notice shall be irrevocable), if:

(a)
on the occasion of the next payment due under the Notes, as a result of any change in, or amendment to, the laws or regulations of a Relevant Jurisdiction (as defined in Condition 8),

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or any change in the application or official interpretation of the laws or regulations of a Relevant Jurisdiction, which change or amendment becomes effective on or after the date on which agreement is reached to issue the first Tranche of the Notes, either (i) the Issuer has or will be required to pay additional amounts as provided or referred to in Condition 8 or (ii) the Guarantor would be unable for reasons outside its control to procure payment by the Issuer and in making payment itself would be required to pay such additional amounts; and
(b)
such obligation cannot be avoided by the Issuer or, as the case may be, the Guarantor taking reasonable measures available to it,

provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer or, as the case may be, the Guarantor would be obliged to pay such additional amounts were a payment in respect of the Notes then due.

Prior to the publication of any notice of redemption pursuant to this Condition, the Issuer shall deliver to the Fiscal Agent to make available at its specified office to the Noteholders (i) a certificate signed by two authorised signatories of the Issuer or, as the case may be, two authorised signatories of the Guarantor stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred and (ii) an opinion of independent legal advisers of recognised standing to the effect that the Issuer or, as the case may be, the Guarantor has or will become obliged to pay such additional amounts as a result of such change or amendment.

Notes redeemed pursuant to this Condition 7.2 will be redeemed at their Early Redemption Amount referred to in Condition 7.6 below together (if appropriate) with interest accrued to (but excluding) the date of redemption.

7.3 Redemption at the option of the Issuer (Issuer Call)

If Issuer Call is specified as being applicable in the applicable Pricing Supplement, the Issuer may, having given not less than the minimum period nor more than the maximum period of notice specified in applicable Pricing Supplement to the Noteholders in accordance with Condition 13 (which notice shall be irrevocable and shall specify the date fixed for redemption), redeem all or some only of the Notes then outstanding on any Optional Redemption Date and at the Optional Redemption Amount(s) specified in the applicable Pricing Supplement together, if appropriate, with interest accrued to (but excluding) the relevant Optional Redemption Date. Any such redemption must be of a nominal amount not less than the Minimum Redemption Amount and not more than the Maximum Redemption Amount, in each case as may be specified in the applicable Pricing Supplement. The Optional Redemption Amount will either be:

(i) the specified amount or percentage of the Calculation Amount of the Notes stated in the applicable Pricing Supplement; or

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(ii) if either Spens Amount or Make-whole Amount is specified in the applicable Pricing Supplement, will be:

(A)
if Spens Amount is specified as being applicable in the applicable Pricing Supplement, the higher of (x) 100% of the nominal amount outstanding of the Notes to be redeemed and (y) the nominal amount outstanding of the Notes to be redeemed multiplied by the price, as reported to the Issuer by the Determination Agent, at which the Gross Redemption Yield to the Maturity Date (or, in the case of any Par Call Notes, to the First Par Call Notes Redemption Date) on such Notes on the Reference Date is equal to the Gross Redemption Yield (determined by reference to the middle market price) at the Quotation Time specified in the applicable Pricing Supplement on the Reference Date of the Reference Bond plus the specified Redemption Margin; or
(B)
if Make-whole Amount is specified as applicable in the applicable Pricing Supplement, the higher of (x) 100% of the nominal amount outstanding of the Notes to be redeemed and (y) the sum of the present values of the nominal amount outstanding of the Notes to be redeemed and the Remaining Term Interest on such Notes (exclusive of interest accrued to the date of redemption) and such present values shall be calculated by discounting such amounts to the date of redemption (and assuming, in the case of any Par Call Notes, that the Notes matured on the First Par Call Notes Redemption Date) on an annual, semi-annual or such other basis as is equivalent to the frequency of interest payments on the Notes (as determined by the Determination Agent) at the Reference Bond Rate plus the specified Redemption Margin, all as determined by the Determination Agent.

In the case of a partial redemption of Notes, the Notes to be redeemed (“Redeemed Notes”) will (i) in the case of Redeemed Notes represented by definitive Notes, be selected individually by lot, not more than 30 days prior to the date fixed for redemption and (ii) in the case of Redeemed Notes represented by a Global Note, be selected in accordance with the rules of Euroclear and/or Clearstream, Luxembourg, (to be reflected in the records of Euroclear and Clearstream, Luxembourg as either a pool factor or a reduction in nominal amount, at their discretion). In the case of Redeemed Notes represented by definitive Notes, a list of the serial numbers of such Redeemed Notes will be published in accordance with Condition 13 not less than 15 days prior to the date fixed for redemption.

In these Conditions:

“DA Selected Bond” means a government security or securities selected by the Determination Agent as having an actual or interpolated maturity comparable with the remaining term to the Maturity Date or, in the case of any Par Call Notes, to the First Par Call Notes Redemption Date, that would be utilised, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in the Specified Currency and of a comparable

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maturity to the remaining term to the Maturity Date or, in the case of any Par Call Notes, to the first Par Call Notes Redemption Date;

“Determination Agent” means an investment bank or financial institution of international standing selected by the Issuer and appointed by the Issuer at its own expense and notified to the Fiscal Agent and the Noteholders;

“First Par Call Notes Redemption Date” means, in respect of any Par Call Notes, the first Par Call Notes Redemption Date;

“Gross Redemption Yield” means, with respect to a security, the gross redemption yield on such security, expressed as a percentage and calculated by the Determination Agent on the basis set out by the United Kingdom Debt Management Office in the paper “Formulae for Calculating Gilt Prices from Yields”, page 4, Section One: Price/Yield Formulae “Conventional Gilts”(published 8 June 1998, as amended or updated from time to time) on a semi-annual compounding basis (converted (in the case of Notes with annual Interest Payment Dates) to an annualised yield or (in the case of Notes which do not have annual or semi-annual Interest Payment Dates) to a yield on such basis as shall be equivalent to the frequency of interest payments on the Notes (as determined by the Determination Agent) and rounded up (if necessary) to five decimal places) or, if such formula does not reflect generally accepted market practice at the time of redemption, a gross redemption yield calculated in accordance with generally accepted market practice at such time as determined by the Determination Agent;

“Par Call Notes” means any Notes in respect of which (i) Issuer Call is specified as being applicable in the applicable Pricing Supplement; and (ii) any Optional Redemption Amount is specified as being an amount per Calculation Amount equal to the Calculation Amount (such Optional Redemption Amount, the “Par Call Amount”);

“Par Call Notes Redemption Date” means an Optional Redemption Date on which the Notes may be redeemed at the Par Call Amount;

“Quotation Time” shall be as set out in the applicable Pricing Supplement;

“Redemption Margin” shall be as set out in the applicable Pricing Supplement;

“Reference Bond” shall be as set out in the applicable Pricing Supplement or, if no such bond is set out or if such bond is no longer outstanding, shall be the DA Selected Bond;

“Reference Bond Price” means, with respect to any date for redemption, (a) the arithmetic average of the Reference Government Bond Dealer Quotations for such date of redemption, after excluding the highest and lowest such Reference Government Bond Dealer Quotations, or (b) if the Determination Agent obtains fewer than four such Reference Government Bond Dealer Quotations, the arithmetic average of all such quotations;

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“Reference Bond Rate” means, with respect to any date for redemption, the rate per annum equal to the annual or semi-annual yield (as the case may be) to maturity or interpolated yield to maturity (on the relevant day count basis) of the Reference Bond, assuming a price for the Reference Bond (expressed as a percentage of its nominal amount) equal to the Reference Bond Price for such date of redemption;

“Reference Date” will be set out in the relevant notice of redemption;

“Reference Government Bond Dealer” means each of the five banks selected by the Issuer after consultation with the Determination Agent, or their affiliates, which are (a) primary government securities dealers, or (b) market makers experienced in pricing corporate bond issues;

“Reference Government Bond Dealer Quotations” means, with respect to each Reference Government Bond Dealer and any date of redemption, the arithmetic average, as determined by the Determination Agent, of the bid and offered prices for the Reference Bond (expressed in each case as a percentage of its nominal amount) at the Quotation Time on the Reference Date quoted in writing to the Determination Agent by such Reference Government Bond Dealer; and

“Remaining Term Interest” means, with respect to any Note, the aggregate amount of scheduled payment(s) of interest on such Note for the remaining term to the Maturity Date (or, in the case of any Par Call Notes, the remaining term to the First Par Call Notes Redemption Date) determined on the basis of the rate of interest applicable to such Note from and including the date on which such Note is to be redeemed by the Issuer pursuant to this Condition 7.3.

7.4 Redemption at the option of the Noteholders (Investor Put)

If Investor Put is specified as being applicable in the applicable Pricing Supplement, upon the holder of any Note giving to the Issuer in accordance with Condition 13 not less than the minimum period nor more than the maximum period of notice specified in the applicable Pricing Supplement, the Issuer will, upon the expiry of such notice, redeem such Note on the Optional Redemption Date and at the Optional Redemption Amount together, if appropriate, with interest accrued to (but excluding) the Optional Redemption Date.

To exercise the right to require redemption of this Note the holder of this Note must, if this Note is in definitive form and held outside Euroclear and Clearstream, Luxembourg, deliver, at the specified office of the Registrar at any time during normal business hours of the Registrar falling within the notice period, a duly completed and signed notice of exercise in the form (for the time being current) obtainable from any specified office of the Registrar (a “Put Notice”) and in which the holder must specify a bank account to which payment is to be made under this Condition 7.4 and the nominal amount thereof to be redeemed and, if less than the full nominal amount of the Notes so surrendered is to be redeemed, an address to which a new Note in respect of the balance of such Notes is to be sent subject to and in accordance with the provisions of Condition 2.2.

If this Note is represented by a Global Note or is in definitive form and held through Euroclear or Clearstream, Luxembourg, to exercise the right to require redemption of this Note the holder of this Note must, within the notice period, give notice to the Fiscal Agent of such exercise in accordance with the standard procedures of Euroclear and Clearstream, Luxembourg (which may include notice

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being given on such holder’s instruction by Euroclear, Clearstream, Luxembourg or any common depositary or common safekeeper, as the case may be for them to the Fiscal Agent by electronic means) in a form acceptable to Euroclear and Clearstream, Luxembourg from time to time.

Any Put Notice or other notice given in accordance with the standard procedures of Euroclear and Clearstream, Luxembourg by a holder of any Note pursuant to this Condition 7.4 shall be irrevocable except where, prior to the due date of redemption, an Event of Default has occurred and is continuing, in which event such holder, at its option, may elect by notice to the Issuer to withdraw the notice given pursuant to this Condition 7.4 and instead to declare such Note forthwith due and payable pursuant to Condition 10.1.

7.5 Redemption at the option of Noteholders on a Change of Control (Change of Control Put)

If Change of Control Put Option is specified as being applicable in the applicable Pricing Supplement and if, at any time while any of the Notes remains outstanding, a Change of Control Put Event (as defined below) occurs, then the holder of each such Note will have the option (a “Change of Control Put Option”) (unless prior to the giving of the Change of Control Exercise Notice (as defined below) the Issuer shall have given notice under Condition 7.2 or 7.3 (if applicable)) to require the Issuer to redeem or, at the Issuer’s option, purchase (or procure the purchase of) that Noteholder’s Notes at the Early Redemption Amount specified hereon together with interest accrued to but excluding the Change of Control Settlement Date (as defined below).

A “Change of Control Put Event” will be deemed to occur if:

(i)
a person or persons, acting together, other than a holding company whose shareholders are or are to be substantially similar to the pre-existing shareholders of the Issuer or any holding company of the Issuer, acquire (i) the beneficial ownership (directly or indirectly) of more than 50% of the total voting rights represented by shares of the Issuer, or (ii) have the power to appoint or remove the majority of the members of the board of directors of the Issuer (each such event being, a “Change of Control”);
(ii)
on the date (the “Relevant Announcement Date”) that is the earlier of (1) the date of the first public announcement of the relevant Change of Control and (2) the date of the earliest Relevant Potential Change of Control Announcement (as defined below) (if any) the Notes have been assigned:
(A)
an investment grade rating (Baa3/BBB-/BBB- or equivalent or better) from any Rating Agency (provided by such Rating Agency at the invitation or with the consent of the Issuer) and such rating from any Rating Agency is, within the Change of Control Period, either downgraded to a non-investment grade rating (Ba1/BB+/BB+ or equivalent or worse) or withdrawn and is not, within the Change of Control Period, subsequently (in the case of a downgrade) upgraded or (in the case of a withdrawal) reinstated to an investment grade credit rating by such Rating Agency; or

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(B)
a non-investment grade credit rating (Ba1/BB+/BB+ or equivalent or worse) from any Rating Agency (provided by such Rating Agency at the invitation or with the consent of the Issuer) and such Rating from any Rating Agency is, within the Change of Control Period, downgraded by one or more notches (for illustration, Ba1/BB+/BB+ to Ba2/BB/BB being one notch) or withdrawn and is not, within the Change of Control Period, subsequently (in the case of a downgrade) upgraded or (in the case of a withdrawal) reinstated to its earlier credit rating or better by such Rating Agency; or
(C)
no credit rating from any Rating Agency and a Negative Rating Event also occurs within the Change of Control Period,

provided that, if at the time of the occurrence of the Change of Control the Notes carry a credit rating from more than one Rating Agency, at least one of which is investment grade, then sub-paragraph (A) will apply; and

(iii)
in making any decision(s) referred to in (A) and (B) above the relevant Rating Agency announces publicly or confirms in writing to the Issuer that such decision(s) resulted, in whole or in part, from the occurrence of the Change of Control or the Relevant Potential Change of Control Announcement (whether or not the Change of Control shall have occurred at the time such rating is downgraded and/or withdrawn).

If a Change of Control Put Event occurs then, within 14 days of the Issuer becoming aware that a Change of Control Put Event has occurred, the Issuer shall give notice (a “Change of Control Notice”) to the Noteholders in accordance with Condition 13 specifying the nature of the Change of Control Put Event and the procedure for exercising the Change of Control Put Option.

To exercise the Change of Control Put Option, the holder of this Note must, if this Note is in definitive form and held outside Euroclear and Clearstream, Luxembourg, deliver, at the specified office of the Registrar at any time during normal business hours of the Registrar falling within the period (the “Put Period”) of 30 days after the Change of Control Notice is given by the Issuer, a duly completed and signed notice of exercise in the form (for the time being current) obtainable from any specified office of the Registrar (a “Change of Control Exercise Notice”) and in which the holder must specify a bank account to which payment is to be made under this Condition 7.5 and the nominal amount thereof to be redeemed and, if less than the full nominal amount of the Notes so surrendered is to be redeemed, an address to which a new Note in respect of the balance of such Notes is to be sent subject to and in accordance with the provisions of Condition 2.2.

If this Note is represented by a Global Note or is in definitive form and held through Euroclear or Clearstream, Luxembourg, to exercise the Change of Control Put Option the holder of this Note must, within the Put Period, give notice to the Fiscal Agent of such exercise in accordance with the standard procedures of Euroclear and Clearstream, Luxembourg (which may include notice being given on such holder’s instruction by Euroclear, Clearstream, Luxembourg or any common depositary or common safekeeper, as the case may be for them to the Fiscal Agent by electronic means) in a form acceptable to Euroclear and Clearstream, Luxembourg from time to time.

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Any Change of Control Exercise Notice or other notice given in accordance with the standard procedures of Euroclear and Clearstream, Luxembourg by a holder of any Note pursuant to this Condition 7.5 shall be irrevocable except where, prior to the due date of redemption, an Event of Default has occurred and is continuing, in which event such holder, at its option, may elect by notice to the Issuer to withdraw the Change of Control Exercise Notice given pursuant to this Condition 7.5 and instead to declare such Note forthwith due and payable pursuant to Condition 10.1.

If 80% or more in nominal amount of the Notes then outstanding have been redeemed or purchased pursuant to this Condition 7.5, the Issuer may, on giving not less than 30 nor more than 60 days’ notice to the Noteholders (such notice being given within 30 days after the Change of Control Settlement Date), redeem or purchase (or procure the purchase of), at its option, all but not some only of the remaining outstanding Notes at their Early Redemption Amount, together with interest (if any) accrued to (but excluding) the date fixed for such redemption or purchase.

Any Note which is the subject of a Change of Control Exercise Notice which has been delivered to the Registrar or any of the Paying Agents, as the case may be, prior to the expiry of the Change of Control Put Period shall be redeemed or, as the case may be, purchased (or on behalf of) the Issuer on the date which is the seventh day immediately following the last day of the Change of Control Put Period (the “Change of Control Settlement Date”).

If the rating designations employed by any of S&P, Moody’s and Fitch are changed from those which are described in this Condition 7.5 above, or if a rating is procured from a Substitute Rating Agency, the Issuer shall determine the rating designations of S&P or Moody’s or Fitch or such Substitute Rating Agency (as appropriate) as are most equivalent to the prior rating designations of S&P or Moody’s or Fitch and this Condition 7.5 shall be read accordingly.

In these Conditions:

“Change of Control Period” means the period commencing on the Relevant Announcement Date and ending 90 days after the Change of Control (or such longer period for which the Issuer is under consideration (such consideration having been announced publicly within the period ending 90 days after the Change of Control) for rating review or, as the case may be, rating by a Rating Agency, such period not to exceed 60 days after the public announcement of such consideration);

“Fitch” means Fitch Ratings Limited;

“Moody’s” means Moody’s Investors Services Limited;

“Negative Rating Event” shall be deemed to have occurred if at such time as there is no rating assigned to the Notes by a Rating Agency (at the invitation or with the consent of the Issuer), either (i) the Issuer does not, prior to or not later than 21 days after the occurrence of the relevant Change of Control, seek, and thereafter throughout the Change of Control Period use all reasonable endeavours to obtain, a rating of the Notes or (ii) if the Issuer does so seek and use such endeavours, it is unable to obtain such rating of at least investment grade (Baa3/BBB-/BBB- or equivalent or better) by the end of the Change of Control Period and the relevant Rating Agency announces publicly or confirms in writing to the Issuer and/or the Guarantor that the failure to issue a rating of at least investment grade (Baa3/BBB-/BBB- or equivalent or better) was as a result, in whole or in part, of the Change of Control

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or the Relevant Potential Change of Control Announcement (whether or not the Change of Control had occurred at such time);

“Rating Agency” means S&P, Moody’s, Fitch or any of their respective successors or any other internationally recognised rating agency (a “Substitute Rating Agency”) substituted for any of them by the Issuer from time to time;

“Relevant Potential Change of Control Announcement” means any public announcement or statement by the Issuer, any actual or potential bidder or any adviser acting on behalf of any actual or potential bidder relating to any potential Change of Control where within 180 days following the date of such announcement or statement, a Change of Control occurs; and

“S&P” means S&P Global Ratings Europe Limited.

7.6 Early Redemption Amounts

For the purpose of Condition 7.2, and 7.5 above and Condition 10:

(a) each Note (other than a Zero Coupon Note) will be redeemed at its Early Redemption Amount as specified in the applicable Pricing Supplement; and

(b) each Zero Coupon Note will be redeemed at its Early Redemption Amount calculated in accordance with the following formula:

Early Redemption Amount = RP x (1 + AY)y

where:

“RP” means the Reference Price;

“AY” means the Accrual Yield expressed as a decimal; and

“y” is the Day Count Fraction specified in the applicable Pricing Supplement which will be either (i) 30/360 (in which case the numerator will be equal to the number of days (calculated on the basis of a 360-day year consisting of 12 months of 30 days each) from (and including) the Issue Date of the first Tranche of the Notes to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Note becomes due and repayable and the denominator will be 360) or (ii) Actual/360 (in which case the numerator will be equal to the actual number of days from (and including) the Issue Date of the first Tranche of the Notes to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Note becomes due and repayable and the denominator will be 360) or (iii) Actual/365 (in which case the numerator will be equal to the actual number of days from (and including) the Issue Date of the first Tranche of the Notes to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Note becomes due and repayable and the denominator will be 365).

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7.7 Specific redemption provisions applicable to certain types of Notes

The Final Redemption Amount, any Optional Redemption Amount and the Early Redemption Amount in respect of Index Linked Redemption Notes and Dual Currency Redemption Notes may be specified in, or determined in the manner specified in, the applicable Pricing Supplement. For the purposes of Condition 7.2, Index Linked Interest Notes and Dual Currency Interest Notes may be redeemed only on an Interest Payment Date.

Instalment Notes will be redeemed in the Instalment Amounts and on the Instalment Dates specified in the applicable Pricing Supplement. In the case of early redemption, the Early Redemption Amount of Instalment Notes will be determined in the manner specified in the applicable Pricing Supplement.

Partly Paid Notes will be redeemed, whether at maturity, early redemption or otherwise, in accordance with the provisions of this Condition and the applicable Pricing Supplement.

7.8 Purchases

The Issuer, the Guarantor or any other Subsidiary of the Issuer may at any time purchase Notes at any price in the open market or otherwise. Such Notes may be held, reissued, resold or, at the option of the Issuer or the Guarantor, surrendered to any Paying Agent and/or the Registrar for cancellation.

7.9 Cancellation

All Notes which are redeemed will forthwith be cancelled. All Notes so cancelled and any Notes purchased and cancelled pursuant to Condition 7.8 above shall be forwarded to the Fiscal Agent and cannot be reissued or resold.

7.10.
Late payment on Zero Coupon Notes

If the amount payable in respect of any Zero Coupon Note upon redemption of such Zero Coupon Note pursuant to Condition 7.1, 7.2, 7.3, 7.4 or 7.5 above or upon its becoming due and repayable as provided in Condition 10 is improperly withheld or refused, the amount due and repayable in respect of such Zero Coupon Note shall be the amount calculated as provided in Condition 7.6(b) above as though the references therein to the date fixed for the redemption or the date upon which such Zero Coupon Note becomes due and payable were replaced by references to the date which is the earlier of:

(a) the date on which all amounts due in respect of such Zero Coupon Note have been paid; and

(b) five days after the date on which the full amount of the moneys payable in respect of such Zero Coupon Notes has been received by the Fiscal Agent or the Registrar and notice to that effect has been given to the Noteholders in accordance with Condition 13.

8. Taxation

All payments of principal and interest in respect of the Notes by or on behalf of the Issuer or the Guarantor shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) imposed or levied by or on behalf of any of the Relevant Jurisdictions, unless the withholding or deduction of the Taxes

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is required by law. In such event, the Issuer or, as the case may be, the Guarantor will pay such additional amounts as may be necessary in order that the net amounts received by the holders of the Notes after such withholding or deduction shall equal the respective amounts of principal and interest which would otherwise have been receivable in respect of the Notes, in the absence of such withholding or deduction; except that no such additional amounts shall be payable with respect to any Note:

(a) the holder of which is liable for Taxes in respect of such Note by reason of having some connection with the Relevant Jurisdiction other than a mere holding of the Note; or

(b) presented for payment in the United States; or

(c) presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by satisfying any statutory or procedural requirements (including, without limitation, the provision of information or an Internal Revenue Service Form W-8 or Form W-9 (or a successor form)); or

(d) presented for payment more than 30 days after the Relevant Date (as defined below) except to the extent that the holder thereof would have been entitled to an additional amount on presenting the same for payment on such thirtieth day assuming that day to have been a Payment Day (as defined in Condition 6.4).

Notwithstanding the foregoing, no additional amount shall be payable for or on account of (i) any taxes, duties, assessments or governmental charges that are imposed otherwise than by deduction or withholding from payments made under or with respect to the Notes, (ii) any taxes, duties, assessments or governmental charges that are imposed on or with respect to any payment on any Notes to a Noteholder who is a fiduciary, partnership, limited liability company, or person other than the Beneficial Owner of such payment to the extent that the Beneficial Owner with respect to such payment (or portion thereof) would not have been entitled to the additional amounts had the payment (or the relevant portion thereof) been made directly to such Beneficial Owner and (iii) any deduction or withholding imposed or required pursuant to an agreement described in Section 1471(b) of the Code, or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or any regulations thereunder or official interpretations thereof) or an intergovernmental agreement between the United States and another jurisdiction facilitating the implementation therefore (or any fiscal or regulatory legislation, rules or practices implementing such an intergovernmental agreement). As used in clause (ii) above, “Beneficial Owner” means the person who is required by the laws of the relevant tax jurisdiction to include the payment in income for tax purposes.

As used herein:

(i) “Relevant Date” means the date on which such payment first becomes due, but, if the full amount of the money payable has not been duly received by the Fiscal Agent or the Registrar, as the case may be, on or prior to such due date, it means the date on which, the full amount of such money having been so received, notice to that effect has been duly given to the Noteholders in accordance with Condition 13; and

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(ii) “Relevant Jurisdiction” means the United States or any political subdivision or any authority thereof or therein having power to tax or any other jurisdiction or any political subdivision or any authority thereof or therein having power to tax the Issuer or the Guarantor, as the case may be, to which payments of principal and interest on the Notes or payments made under the Guarantee become generally subject.

9. Prescription

The Notes will become void unless claims in respect of principal and/or interest are made within a period of 10 years (in the case of principal) and five years (in the case of interest) after the Relevant Date (as defined in Condition 8) therefor.

10. EVENTS OF DEFAULT

10.1.
Events of Default

The holder of any Note may give notice to the Issuer to declare any Note held by it to be forthwith due and payable whereupon the same shall become forthwith due and payable at its Early Redemption Amount, together with accrued interest (if any) to the date of repayment, without presentment, demand, protest or other notice of any kind, if any one or more of the following events (each an “Event of Default”) shall occur and be continuing:

(a) if default is made in the payment in the Specified Currency of any principal or interest due in respect of the Notes or any of them and the default continues for a period of 7 days in the case of principal and 14 days in the case of interest; or

(b) if the Issuer or the Guarantor fails to perform or observe any of its other obligations under these Conditions or the Guarantee and (except in any case where the failure is incapable of remedy, when no continuation or notice as is hereinafter mentioned will be required) the failure continues for the period of 30 days following the service by a Noteholder on the Issuer or the Guarantor (as the case may be) of notice requiring the same to be remedied; or

(c) if (i) any Indebtedness for Borrowed Money (as defined below) of the Issuer, the Guarantor or any Material Subsidiary becomes due and repayable prematurely by reason of any event of default (however described); (ii) the Issuer, the Guarantor or any Material Subsidiary fails to make any payment in respect of any Indebtedness for Borrowed Money on the due date for payment or, as the case may be, within any originally applicable grace period; or (iii) any security given by the Issuer, the Guarantor or any Material Subsidiary for any Indebtedness for Borrowed Money becomes enforceable; or (iv) default is made by the Issuer, the Guarantor or any Material Subsidiary in making any payment due or, as the case may be, within any originally applicable grace period under any guarantee and/or indemnity given by it in relation to any Indebtedness for Borrowed Money of any other person; provided that, the aggregate amount of the relevant Indebtedness for Borrowed Money in respect of which one or more of the events mentioned above in this Condition 10.1(c) have occurred and are continuing exceeds €40 million or its equivalent in any other currency; or

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(d) if any final order is made by any competent court or resolution is passed for the winding up or dissolution of the Issuer, the Guarantor or any Material Subsidiary, save for the purposes of reorganisation (i) on terms previously approved by an Extraordinary Resolution of the Noteholders or (ii) in the case of a Material Subsidiary, whereby the undertaking and assets of the Material Subsidiary are transferred to or otherwise vested in the Issuer or another of its Subsidiaries; or

(e) if the Issuer, the Guarantor or any Material Subsidiary ceases or threatens, through (i) an official action of the board of directors of the Issuer, the Guarantor or any Material Subsidiary, or (ii) action by a majority of the shareholders of the Issuer, the Guarantor or any Material Subsidiary, to cease to carry on the whole or substantially all of its business (except a cessation (i) for the purposes of reorganisation or similar arrangement on terms previously approved by an Extraordinary Resolution of the Noteholders, (ii) in the case of the Guarantor, in connection with the transfer of the whole or substantially all of its business to one or more Subsidiaries of the Guarantor or (iii) in the case of a Material Subsidiary, in connection with the transfer of the whole or substantially all of its business to the Issuer, the Guarantor or any other Subsidiary of either of them which is or thereby becomes a Material Subsidiary, and provided that a bona fide disposal for full value on an arm’s length basis of the whole or substantially all of the business of the Issuer, the Guarantor or a Material Subsidiary shall be deemed not to be a cessation for the purposes of this paragraph) or the Issuer, the Guarantor or any Material Subsidiary stops or threatens to stop payment, or is unable to, or admits inability to pay, its debts (or any class of its debts) as they fall due, or is adjudicated bankrupt or insolvent by a court of competent jurisdiction; or

(f) if (i) proceedings are initiated against the Issuer, the Guarantor or any Material Subsidiary under any applicable liquidation, insolvency, composition, reorganisation or other similar laws or an application is made (or documents filed with a court) for the appointment of an administrative or other receiver, manager, administrator, liquidator or other similar official, or an administrative or other receiver, manager, administrator, liquidator or other similar official is appointed, in relation to the Issuer, the Guarantor or any Material Subsidiary or, as the case may be, in relation to the whole or substantially all of the undertaking or assets of any of them or an encumbrancer takes possession of the whole or substantially all of the undertaking or assets of any of them, or a distress, execution, attachment, sequestration or other process is levied, enforced upon, sued out or put in force against the whole or substantially all of the undertaking or assets of any of them (except in any such case for the purpose of a reconstruction, merger, consolidation, amalgamation or other similar arrangement the terms of which have previously been approved by an Extraordinary Resolution of Noteholders or, in the case of a Material Subsidiary, in connection with the transfer of all or the major part of its business, undertaking and assets to the Issuer, Guarantor or another Subsidiary of either of them which thereby becomes a Material Subsidiary), and (ii) in any such case is not discharged within 45 days; or

(g) if the Issuer, the Guarantor or any Material Subsidiary initiates or consents to judicial proceedings relating to itself under applicable liquidation, insolvency, composition, reorganisation or other similar laws (including the obtaining of a moratorium) or makes a conveyance or assignment for the benefit of, or enters into any composition or other arrangement with, its creditors generally (or any class of its creditors) or convenes a meeting

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to consider a proposal for an arrangement or composition with its creditors generally (or any class of its creditors); or

(h) if the Guarantee ceases to be, or is claimed by the Issuer or the Guarantor not to be, in full force and effect.

10.2.
Definitions

For the purposes of the Conditions:

“Indebtedness for Borrowed Money” means any indebtedness (whether being principal, premium, interest or other amounts) for or in respect of any borrowed money or any liability under or in respect of any acceptance or acceptance credit or any notes, bonds, debentures, debenture stock, loan stock or other securities;

“Material Subsidiary” means each Subsidiary of the Issuer (other than the Guarantor) the EBITDA of which (on an unconsolidated basis) as at the date at which its latest audited financial statements were prepared or, as the case may be, for the financial period to which those financial statements relate accounts for 10% or more of the Consolidated EBITDA (all as calculated by reference to the latest audited consolidated financial statements of the Issuer), provided that if a Subsidiary has been acquired since the date as at which the latest audited consolidated financial statements of the Issuer were prepared, the financial statements shall be deemed to be adjusted in order to take into account the acquisition of that Subsidiary (that adjustment being certified by the auditors as representing an accurate reflection of the Consolidated EBITDA of the Issuer); and

“Consolidated EBITDA” means, for any financial period, the consolidated profit or loss of the Issuer and its Subsidiaries (the “Group”), as shown in the income statement:

(i)
before deducting any income tax expense, as shown in the income statement;
(ii)
before deducting any finance costs and excluding any finance income, as shown in the income statement;
(iii)
after adding back any amount attributable to the amortisation or depreciation of assets of the Group or any members of the Group;
(iv)
before taking into account any exceptional items of a one-off or non-recurring nature (including, without limitation, the costs associated with any restructuring programme or with any disposal not made in the ordinary course of business);
(v)
after adding back or deducting, as the case may be, the amount of any loss or gain against book value arising on a disposal of any asset (other than in the ordinary course of trading) and any loss or gain arising on any upward or downward revaluation of any asset (including without limitation any impairment of goodwill);
(vi)
before taking in to account any unrealised gains or loss on any derivative instrument;

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(vii)
after deducting the amount of profit (or adding back the amount of any loss) of any member of the Group which is attributable to non-controlling interests; and
(viii)
after excluding any amortisation or gains or losses under IAS 39 arising from the discontinuation of hedging agreements,

where, for the purposes of this definition, the exchange rate to be used shall be the exchange rate used in the financial statements of the Group for the relevant financial period.

In relation to any Subsidiary of the Issuer (or the Guarantor, as the case may be), “EBITDA” in relation to such Subsidiary shall be assessed on an unconsolidated basis but otherwise consistent with the manner in which Consolidated EBITDA is assessed.

Consolidated EBITDA shall be adjusted by including (or excluding), on a pro-forma basis, EBITDA attributable to companies or businesses acquired (or divested) during the relevant financial period as if they had been acquired (or divested) on the first day of the relevant financial period.

10.3.
Reports

A report by any two authorised signatories of the Issuer that in their opinion a Subsidiary of the Issuer (or the Guarantor, as the case may be) is or is not or was or was not at any particular time or throughout any specified period a Material Subsidiary shall, in the absence of manifest error, be conclusive and binding on all parties.

11. REPLACEMENT OF NOTES

Should any Note be lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Registrar upon payment by the claimant of such costs and expenses as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Notes must be surrendered before replacements will be issued.

12. AGENTS

The initial Agents are set out above. If any additional Paying Agents are appointed in connection with any Series, the names of such Paying Agents will be specified in Part B of the applicable Pricing Supplement.

The Issuer is entitled to vary or terminate the appointment of any Agent and/or appoint additional or other Agents and/or approve any change in the specified office through which any Agent acts, provided that:

(a) there will at all times be a Fiscal Agent and a Registrar;

(b) so long as the Notes are listed on any stock exchange or admitted to listing by any other relevant authority, there will at all times be a Transfer Agent with a specified office in such place as may be required by the rules and regulations of the relevant stock exchange or other relevant authority; and

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(c) there will at all times be a Paying Agent in a jurisdiction within Europe.

Notice of any variation, termination, appointment or change in Agents will be given to the Noteholders promptly by the Issuer in accordance with Condition 13.

In acting under the Agency Agreement, the Agents act solely as agents of the Issuer and the Guarantor and do not assume any obligation to, or relationship of agency or trust with, any Noteholder. The Agency Agreement contains provisions permitting any entity into which any Agent is merged or converted or with which it is consolidated or to which it transfers all or substantially all of its assets to become the successor agent.

13. Notices

All notices regarding the Notes will be deemed to be validly given if sent by first class mail or (if posted to an address overseas) by airmail to the holders (or the first named of joint holders) at their respective addresses recorded in the Register and will be deemed to have been given on the fourth day after mailing and, in addition, for so long as any Notes are listed on a stock exchange or are admitted to trading by another relevant authority and the rules of that stock exchange or relevant authority so require, such notice will be published on the website of the relevant stock exchange or relevant authority and/or in a daily newspaper of general circulation in the place or places required by those rules.

Until such time as any definitive Notes are issued, there may, so long as any Global Notes representing the Notes are held in their entirety on behalf of Euroclear and/or Clearstream, Luxembourg, be substituted for such publication in such newspaper(s) or such websites or such mailing the delivery of the relevant notice to Euroclear and/or Clearstream, Luxembourg for communication by them to the holders of the Notes and, in addition, for so long as any Notes are listed on a stock exchange or are admitted to trading by another relevant authority and the rules of that stock exchange or relevant authority so require, such notice will be published on the website of the relevant stock exchange or relevant authority and/or in a daily newspaper of general circulation in the place or places required by those rules. Any such notice shall be deemed to have been given to the holders of the Notes on the day on which the said notice was given to Euroclear and/or Clearstream, Luxembourg.

Notices to be given by any Noteholder shall be in writing and given by lodging the same, together (in the case of any Note in definitive form) with the relative Note or Notes, with the Registrar. Whilst any of the Notes are represented by a Global Note, such notice may be given by any holder of a Note to the Registrar through Euroclear and/or Clearstream, Luxembourg, as the case may be, in such manner as the Registrar and Euroclear and/or Clearstream, Luxembourg, as the case may be, may approve for this purpose.

14. MEETINGS OF NOTEHOLDERS AND MODIFICATION

The Agency Agreement contains provisions for convening meetings of the Noteholders to consider any matter affecting their interests, including the modification by Extraordinary Resolution of any of these Conditions or the Guarantee or any of the provisions of the Agency Agreement. The quorum at any meeting for passing an Extraordinary Resolution will be one or more persons present holding or representing more than 50% in nominal amount of the Notes for the time being outstanding, or at any

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adjourned such meeting one or more persons present whatever the nominal amount of the Notes so held or represented, except that at any meeting the business of which includes any matter defined in the Agency Agreement as a Basic Terms Modification, including the modification of the Guarantee or certain of these Conditions (including the date of maturity of the Notes or any date for payment of interest thereon, reducing or cancelling the amount of principal or the rate of interest payable in respect of the Notes or altering the currency of payment of the Notes), the necessary quorum for passing an Extraordinary Resolution will be one or more persons present holding or representing not less than two-thirds, or at any adjourned meeting not less than one-third, of the nominal amount of the Notes for the time being outstanding. The Agency Agreement provides that (i) a resolution passed at a meeting duly convened and held in accordance with the Agency Agreement by a majority consisting of not less than three-fourths of the votes cast on such resolution, (ii) a resolution in writing signed by or on behalf of the holders of not less than three-fourths in nominal amount of the Notes for the time being outstanding or (iii) consent given by way of electronic consents through the relevant clearing system(s) (in a form satisfactory to the Fiscal Agent) by or on behalf of the holders of not less than three-fourths in nominal amount of the Notes for the time being outstanding, shall, in each case, be effective as an Extraordinary Resolution of the Noteholders. An Extraordinary Resolution passed by the Noteholders will be binding on all Noteholders, whether or not they are present at any meeting and whether or not they voted on the resolution.

The Fiscal Agent and the Issuer may agree, without the consent of the Noteholders, to:

(a) any modification (except a Basic Terms Modification (being a matter in respect of which an increased quorum is required as mentioned above)) of the Notes, the Deed of Covenant or the Agency Agreement which is not in the sole opinion of the Issuer materially prejudicial to the interests of the Noteholders; or

(b) any modification of the Notes, the Deed of Covenant or the Agency Agreement which is of a formal, minor or technical nature or is made to correct a manifest error or to comply with mandatory provisions of the law.

Any such modification shall be binding on the Noteholders and, unless the Fiscal Agent agrees otherwise, any modification shall be notified by the Issuer to the Noteholders as soon as practicable thereafter in accordance with Condition 13.

15. FURTHER ISSUES

The Issuer shall be at liberty from time to time without the consent of the Noteholders to create and issue further notes having terms and conditions the same as the Notes or the same in all respects save for the amount and date of the first payment of interest thereon and the date from which interest starts to accrue and so that the same shall be consolidated and form a single Series with the outstanding Notes.

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16. CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

No person shall have any right to enforce any term or condition of this Note under the Contracts (Rights of Third Parties) Act 1999, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

17. GOVERNING LAW AND SUBMISSION TO JURISDICTION

17.1.
Governing law

The Agency Agreement, the Guarantee, the Deed of Covenant, the Notes and any non-contractual obligations arising out of or in connection with the Agency Agreement, the Guarantee, the Deed of Covenant and the Notes are governed by, and construed in accordance with, English law.

17.2.
Submission to jurisdiction

(a) Subject to Condition 17.2(c) below, the English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with the Notes, including any dispute as to their existence, validity, interpretation, performance, breach or termination or the consequences of their nullity and any dispute relating to any non-contractual obligations arising out of or in connection with the Notes (a “Dispute”) and accordingly each of the Issuer and any Noteholders in relation to any Dispute submits to the exclusive jurisdiction of the English courts.

(b) For the purposes of this Condition 17.2, the Issuer waives any objection to the English courts on the grounds that they are an inconvenient or inappropriate forum to settle any Dispute.

(c) To the extent allowed by law, the Noteholders may, in respect of any Dispute or Disputes, take (i) proceedings in any other court with jurisdiction; and (ii) concurrent proceedings in any number of jurisdictions.

17.3.
Appointment of Process Agent

The Issuer irrevocably appoints Airbags International Limited at Viking Way, Congleton, Cheshire CW12 1TT as its agent for service of process in any proceedings before the English courts in relation to any Dispute and agrees that, in the event of Airbags International Limited being unable or unwilling for any reason so to act, it will immediately appoint another person as its agent for service of process in England in respect of any Dispute. The Issuer agrees that failure by a process agent to notify it of any process will not invalidate service. Nothing herein shall affect the right to serve process in any other manner permitted by law.

17.4.
Waiver of trial by jury

Without prejudice to Condition 17.2 the Issuer waives any right it may have to a jury trial of any claim or cause of action in connection with the Notes. These Conditions may be filed as a written consent to a bench trial.

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17.5.
Other documents and the Guarantor

The Issuer and, where applicable, the Guarantor have in the Agency Agreement, the Guarantee and the Deed of Covenant submitted to the jurisdiction of the English courts and appointed an agent for service of process in terms substantially similar to those set out above.

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Schedule 3

Form of Deed of Covenant

DEED OF COVENANT

DATED 22 February 2022

AUTOLIV, INC.

EUR 3,000,000,000

EURO MEDIUM TERM NOTE PROGRAMME

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THIS DEED OF COVENANT is made on 22 February 2022 by Autoliv, Inc. (the Issuer) in favour of the account holders or participants specified below of Clearstream Banking SA (Clearstream, Luxembourg), Euroclear Bank SA/NV (Euroclear) and/or any other additional clearing system or systems as is specified in Part B of the Pricing Supplement, relating to any Note (as defined below) (each a Clearing System).

WHEREAS:

(A)
The Issuer has entered into an amended and restated Programme Agreement (the Programme Agreement, which expression includes the same as it may be amended, supplemented, novated or restated from time to time) dated 22 February 2022 with the Dealers named in it under which the Issuer proposes from time to time to issue Notes (the Notes).
(B)
The Issuer has also entered into an amended and restated Agency Agreement (the Agency Agreement, which expression includes the same as it may be amended, supplemented, novated or restated from time to time) dated 22 February 2022 between, inter alia, the Issuer and Citibank Europe plc (the Fiscal Agent).
(C)
The Notes will initially be represented by, and comprised in, Global Notes (as defined in the Agency Agreement), in each case representing a certain number of underlying Notes (the Underlying Notes).
(D)
Each Global Note may, on issue, be deposited with a depositary for one or more Clearing Systems (together, the Relevant Clearing System) and registered in the name of a nominee for one or more Relevant Clearing Systems. Upon any such registration and deposit of a Global Note the Underlying Notes represented by the Global Note will be credited to a securities account or securities accounts with the Relevant Clearing System. Any account holder with the Relevant Clearing System which has Underlying Notes credited to its securities account from time to time (other than any Relevant Clearing System which is an account holder of any other Relevant Clearing System) (each a Relevant Account Holder) will, subject to and in accordance with the terms and conditions and operating procedures or management regulations of the Relevant Clearing System, be entitled to transfer the Underlying Notes and (subject to and upon payment being made by the Issuer to the registered holder in accordance with the terms of the relevant Global Note) will be entitled to receive payments from the Relevant Clearing System calculated by reference to the Underlying Notes credited to its securities account.
(E)
In certain circumstances specified in each Global Note, the registered holder of the Global Note, will have no further rights under the Global Note (but without prejudice to the rights which any person may have pursuant to this Deed of Covenant). The time at which this occurs is referred to as the Relevant Time. In those circumstances, each Relevant Account Holder will, subject to and in accordance with the terms of this Deed, acquire against the Issuer all those rights which the Relevant Account Holder would have had if, prior to the Relevant Time, duly executed and authenticated Definitive Notes (as defined in the Agency Agreement) had been issued and registered in respect of its Underlying Notes and the Definitive Notes were held and beneficially owned by the Relevant Account Holder.
(F)
The obligations of the Issuer under this Deed have been unconditionally and irrevocably guaranteed by Autoliv ASP, Inc. (the Guarantor) under a Deed of Guarantee (the Guarantee) executed by the Guarantor on 22 February 2022. An executed copy of the Guarantee has been deposited with and shall be held by the Fiscal Agent on behalf of the Noteholders and the Relevant Account Holders from time to time at its specified office (being at the date hereof at 1 North Wall Quay, Dublin 1, Ireland) and a copy of the Guarantee shall be available for inspection at that specified office and at the specified office of each of the other agents named in the Agency Agreement.

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NOW THIS DEED WITNESSES as follows:

1. If at any time the registered holder of the Global Note ceases to have rights under it in accordance with its terms, the Issuer covenants with each Relevant Account Holder (other than any Relevant Clearing System which is an account holder of any other Relevant Clearing System) that each Relevant Account Holder shall automatically acquire at the Relevant Time, without the need for any further action on behalf of any person, against the Issuer all those rights which the Relevant Account Holder would have had if at the Relevant Time it held and beneficially owned executed and authenticated Definitive Notes in respect of each Underlying Note represented by the Global Note which the Relevant Account Holder has credited to its securities account with the Relevant Clearing System at the Relevant Time.

The Issuer's obligation under this clause shall be a separate and independent obligation by reference to each Underlying Note which a Relevant Account Holder has credited to its securities account with the Relevant Clearing System and the Issuer agrees that a Relevant Account Holder may assign its rights under this Deed in whole or in part.

2. The records of the Relevant Clearing System shall in the absence of manifest error be conclusive evidence of the identity of the Relevant Account Holders and the number of Underlying Notes credited to the securities account of each Relevant Account Holder. For these purposes a statement issued by the Relevant Clearing System stating:

(a) the name of the Relevant Account Holder to which the statement is issued; and

(b) the aggregate nominal amount of Underlying Notes credited to the securities account of the Relevant Account Holder as at the opening of business on the first day following the Relevant Time on which the Relevant Clearing System is open for business, shall, in the absence of manifest error, be conclusive evidence of the records of the Relevant Clearing System at the Relevant Time.

3. In the event of a dispute, the determination of the Relevant Time by the Relevant Clearing System shall (in the absence of manifest error) be final and conclusive for all purposes in connection with the Relevant Account Holders with securities accounts with the Relevant Clearing System.

4. The Issuer undertakes in favour of each Relevant Account Holder that, in relation to any payment to be made by it under this Deed, it will comply with the provisions of Condition 8 (Taxation) to the extent that they apply to any payments in respect of Underlying Notes as if those provisions had been set out in full in this Deed.

5. The Issuer will pay any stamp and other duties and taxes, including interest and penalties, payable on or in connection with the execution of this Deed and any action taken by any Relevant Account Holder to enforce the provisions of this Deed.

6. The Issuer represents, warrants and undertakes to and with each Relevant Account Holder that it has all corporate power, and has taken all necessary corporate or other steps, to enable it to execute, deliver and perform this Deed, and that this Deed constitutes legal, valid and binding obligations of the Issuer enforceable in accordance with its terms subject to the laws of bankruptcy and other laws affecting the rights of creditors generally.

7. This Deed shall take effect as a Deed Poll for the benefit of the Relevant Account Holders from time to time. This Deed shall be deposited with and held by the common depositary for Euroclear and Clearstream, Luxembourg (being at the date of this Deed Citibank Europe plc at 1 North Wall Quay, Dublin 1, Ireland) until all the obligations of the Issuer under this Deed have been discharged in full.

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8. The Issuer acknowledges the right of every Relevant Account Holder to the production of, and the right of every Relevant Account Holder to obtain (upon payment of a reasonable charge) a copy of, this Deed, and further acknowledges and covenants that the obligations binding upon it contained in this Deed are owed to, and shall be for the account of, each and every Relevant Account Holder, and that each Relevant Account Holder shall be entitled severally to enforce those obligations against the Issuer.

9. If any provision in or obligation under this Deed is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction, that will not affect or impair (i) the validity, legality or enforceability under the law of that jurisdiction of any other provision in or obligation under this Deed, and (ii) the validity, legality or enforceability under the law of any other jurisdiction of that or any other provision in or obligation under this Deed.

10. (a) This Deed and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, the laws of England.

(b) Subject to subclause 10(d) below, the English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed, including any dispute as to its existence, validity, interpretation, performance, breach or termination or the consequences of its nullity and any dispute relating to any non-contractual obligations arising out of or in connection with it (a Dispute) and each of the Issuer and any Relevant Account Holder in relation to any Dispute submits to the exclusive jurisdiction of the English courts.

(c) For the purpose of this clause 10, the Issuer waives any objection to the English courts on the grounds that they are an inconvenient or inappropriate forum to settle any Dispute.

(d) To the extent allowed by law, the Relevant Account Holders may, in respect of any Dispute or Disputes, take (i) proceedings in any other court with jurisdiction; and (ii) concurrent proceedings in any number of jurisdictions.

(e) The Issuer irrevocably appoints Airbags International Limited at Viking Way, Congleton, Cheshire CW12 1TT as its agent under this Deed for service of process in any proceedings before the English courts in relation to any Dispute and agrees that, in the event of Airbags International Limited being unable or unwilling for any reason so to act, it will immediately appoint another person as its agent for service of process in England in respect of any Dispute. The Issuer agrees that failure by a process agent to notify it of any process will not invalidate service. Nothing in this clause shall affect the right to serve process in any other manner permitted by law.

(f) Without prejudice to anything contained in this clause 10, the Issuer waives any right it may have to a jury trial of any claim or cause of action in connection with this Deed. This Deed may be filed as a written consent to a bench trial.

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IN WITNESS whereof the Issuer has caused this Deed to be duly executed the day and year first above mentioned.

Executed as a deed	)
by AUTOLIV, INC.	)
acting by	)
acting on the authority	)
of that company	)
in the presence of:	)

Witness's signature:

Name:

Address:

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Schedule 4

Form of Put Notice for Notes in definitive form
AUTOLIV, INC.
[title of relevant Series of Notes]

By depositing this duly completed Notice with the Registrar for the above Series of Notes (the Notes) the undersigned holder of the Notes surrendered with this Notice and referred to below irrevocably exercises its option to have [the full/ ](1) nominal amount of the Notes redeemed in accordance with Condition 7.4 (Redemption and Purchase - Redemption at the option of the Noteholders (Investor Put)) on [redemption date].

This Notice relates to Notes in the aggregate nominal amount of .................................... bearing the following serial numbers:

...

If the Notes or a new Note in respect of the balance of the Notes referred to above are to be returned or delivered (as the case may be)(2) to the undersigned under subclause 13.4 of the Agency Agreement, they should be returned or delivered (as the case may be) by uninsured post to:

...

Payment Instructions
Please make payment in respect of the above-mentioned Notes by transfer to the following bank account(1):
Bank: ………………………………………..	Branch Address: ………………………………………..
Branch Code: ………………………………………..	Account Number: ………………………………………..
Signature of holder: ………………………………………..
[To be completed by recipient Registrar]
Received by: ………………………………………..
[Signature and stamp of Registrar/Paying Agent]
At its office at: ………………………………………..	On: ………………………………………..
NOTES:
(1) Complete as appropriate.
(2)
The Agency Agreement provides that Notes so returned or delivered (as the case may be) will be sent by post, uninsured and at the risk of the Noteholder, unless the Noteholder otherwise requests and pays the costs of such insurance to the Registrar or the relevant Paying Agent at the time of depositing the Note referred to above.

N.B. The Registrar with whom the above-mentioned Notes are deposited will not in any circumstances be liable to the depositing Noteholder or any other person for any loss or damage arising from any act, default or omission of the Registrar in relation to the said Notes or any of them unless such loss or damage was caused by the fraud or negligence of the Registrar or its directors, officers or employees.

This Put Notice is not valid unless all of the paragraphs requiring completion are duly completed. Once validly given this Put Notice is irrevocable except in the circumstances set out in subclause 13.4 of the Agency Agreement.

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Schedule 5

Form of Change of Control Exercise Notice for Notes in definitive form
AUTOLIV, INC.
[title of relevant Series of Notes]

By depositing this duly completed Notice with the Registrar for the above Series of Notes (the Notes) the undersigned holder of the Notes surrendered with this Notice and referred to below irrevocably exercises its option to have [the full/ ](1) nominal amount of the Notes redeemed in accordance with Condition 7.5 (Redemption and Purchase - Redemption at the option of the Noteholders on a Change of Control (Change of Control Put)) on [redemption date].

This Notice relates to Notes in the aggregate nominal amount of .................................... bearing the following serial numbers:

...

If the Notes or a new Note in respect of the balance of the Notes referred to above are to be returned or delivered (as the case may be)(2) to the undersigned under subclause 13.4 of the Agency Agreement, they should be returned or delivered (as the case may be) by uninsured post to:

...

Payment Instructions
Please make payment in respect of the above-mentioned Notes by transfer to the following bank account(1):
Bank: ………………………………………..	Branch Address: ………………………………………..
Branch Code: ………………………………………..	Account Number: ………………………………………..
Signature of holder: ………………………………………..
[To be completed by recipient Registrar]
Received by: ………………………………………..
[Signature and stamp of Registrar/Paying Agent]
At its office at: ………………………………………..	On: ………………………………………..
NOTES:
(1) Complete as appropriate.
(2)
The Agency Agreement provides that Notes so returned or delivered (as the case may be) will be sent by post, uninsured and at the risk of the Noteholder, unless the Noteholder otherwise requests and pays the costs of such insurance to the Registrar or the relevant Paying Agent at the time of depositing the Note referred to above.

N.B. The Registrar with whom the above-mentioned Notes are deposited will not in any circumstances be liable to the depositing Noteholder or any other person for any loss or damage arising from any act, default or omission of the Registrar in relation to the said Notes or any of them unless such loss or damage was caused by the fraud or negligence of the Registrar or its directors, officers or employees.

This Change of Control Exercise Notice is not valid unless all of the paragraphs requiring completion are duly completed. Once validly given this Change of Control Exercise Notice is irrevocable except in the circumstances set out in subclause 13.4 of the Agency Agreement.

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Schedule 6

Provisions for Meetings of Noteholders

1. DEFINITIONS

As used in this Schedule, the following expressions have the following meanings unless the context otherwise requires:

Block Voting Instruction means an English language document issued by a Paying Agent and dated:

(a) which relates to a specified nominal amount of Notes and a meeting (or adjourned meeting) of the holders of the Series of which those Notes form part;

(b) in which it is certified that on the date thereof Notes (whether in definitive form or represented by a Global Note) (not being Notes in respect of which a Voting Certificate has been issued and is outstanding in respect of the meeting specified in such Block Voting Instruction) have been deposited with such Paying Agent or (to the satisfaction of such Paying Agent) are held to its order or under its control or are blocked in an account with a Clearing System and that no such Notes will cease to be so deposited or held or blocked until the first to occur of:

(i) the conclusion of the meeting specified in such Block Voting Instruction; and

(ii) the surrender to the Paying Agent, not less than 48 Hours before the time for which such meeting is convened, of the receipt issued by such Paying Agent in respect of each such deposited Note which is to be released or (as the case may require) the Notes ceasing with the agreement of the Paying Agent to be held to its order or under its control or so blocked and the giving of notice by the Paying Agent to the Issuer in accordance with paragraph 3(e) of the necessary amendment to the Block Voting Instruction;

(c) in which it is certified that each holder of such Notes has instructed such Paying Agent that the votes attributable to the Notes so deposited or held or blocked should be cast in a particular way in relation to the resolution(s) to be put to such meeting and that all such instructions are, during the period commencing 48 Hours prior to the time for which such meeting is convened and ending at the conclusion or adjournment thereof, neither revocable nor capable of amendment;

(d) which identifies with regard to each resolution to be proposed at the meeting the nominal amount of Notes so deposited, held or blocked, distinguishing with regard to each such resolution between those in respect of which instructions have been given that the votes attributable thereto should be cast in favour of the resolution and those in respect of which instructions have been so given that the votes attributable thereto should be cast against the resolution; and

(e) which states that one or more named persons (each hereinafter called a proxy) is or are authorised and instructed by such Paying Agent to cast the votes attributable to the Notes so listed in accordance with the instructions referred to in (d) above as set out in such Block Voting Instruction;

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Clearing System means Euroclear and/or Clearstream, Luxembourg and includes, in respect of any Note, any clearing system on behalf of which such Note is held or which is (directly or through a nominee) the registered owner of a Note, in either case whether alone or jointly with any other Clearing System(s). For the avoidance of doubt, the provisions of subclause 1.2(h) of the Agency Agreement shall apply to this definition;

Eligible Person means any one of the following persons who shall be entitled to attend and vote at a meeting:

(a) a holder of a Note in definitive form;

(b) a bearer of any Voting Certificate;

(c) a proxy specified in any Block Voting Instruction;

Extraordinary Resolution means:

(a) a resolution passed at a meeting duly convened and held in accordance with the provisions of this Schedule by a majority consisting of not less than three-fourths of the Eligible Persons voting thereon upon a show of hands or, if a poll is duly demanded, by a majority consisting of not less than three-fourths of the votes cast on such poll;

(b) a resolution in writing signed by or on behalf of all the Noteholders/the holders of not less than three-fourths in principal amount of the Notes for the time being outstanding (a Written Resolution) which resolution may be contained in one document or in several documents in like form each signed by or on behalf of one or more of the holders; or

(c) consent given by way of electronic consents through the relevant Clearing System(s) (in a form satisfactory to the Fiscal Agent) by or on behalf of the holders of not less than three-fourths in principal amount of the Notes for the time being outstanding;

Voting Certificate means an English language certificate issued by a Paying Agent and dated in which it is stated:

(a) that on the date thereof Notes (whether in definitive form or represented by a Global Note) (not being Notes in respect of which a Block Voting Instruction has been issued and is outstanding in respect of the meeting specified in such Voting Certificate) where deposited with such Paying Agent or (to the satisfaction of such Paying Agent) are held to its order or under its control or are blocked in an account with a Clearing System and that no such Notes will cease to be so deposited or held or blocked until the first occur of:

(i) the conclusion of the meeting specified in such Voting Certificate; and

(ii) the surrender of the Voting Certificate to the Paying Agent who issued the same; and

(b) that the bearer thereof is entitled to attend and vote at such meeting and any adjourned meeting in respect of the Notes represented by such Voting Certificate;

24 hours means a period of 24 hours including all or part of a day on which banks are open for business both in the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day on which the meeting is to be held) and that period shall be extended by one period or, to the extent necessary, more periods of

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24 hours until there is included all or part of a day on which banks are open for business in all of the places where the Paying Agents have their specified offices; and

48 hours means a period of 48 hours including all or part of two days on which banks are open for business both in the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day on which the meeting is to be held) and that period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included all or part of two days on which banks are open for business in all of the places where the Paying Agents have their specified offices.

For the purposes of calculating a period of Clear Days in relation to a meeting, no account shall be taken of the day on which the notice of such meeting is given (or in the case of an adjourned meeting, the day on which the meeting to be adjourned is held) or the day on which such meeting is held.

References in this Schedule to the Notes are to the Series of Notes in respect of which the meeting is, or is proposed to be, convened.

For the purposes of calculating a period of clear days, no account shall be taken of the day on which a period commences or the day on which a period ends.

All references in this Schedule to a meeting shall, where the context so permits, include any relevant adjourned meeting.

2. EVIDENCE OF ENTITLEMENT TO ATTEND AND VOTE

A Noteholder may require the issue by any Paying Agent of Voting Certificates and Block Voting Instructions in accordance with the terms of paragraph 3.

For the purposes of paragraph 3, the Fiscal Agent or the Registrar, as the case may be, shall be entitled to rely, without further enquiry, on any information or instructions received from a relevant clearing system and shall have no liability to any Noteholder or other person for any loss, damage, cost, claim or other liability caused by its reliance on those instructions, nor for any failure by a relevant clearing system to deliver information or instructions to the Fiscal Agent.

The holder of any voting certificate or the proxies named in any block voting instruction shall for all purposes in connection with the meeting or adjourned meeting be deemed to be the holder of the Notes to which the voting certificate or block voting instruction relates and the Paying Agent with which the Notes have been deposited or the person holding the Notes to the order or under the control of any Paying Agent shall be deemed for those purposes not to be the holder of those Notes.

3. PROCEDURE FOR ISSUE OF VOTING CERTIFICATES, BLOCK VOTING INSTRUCTIONS AND PROXIES

3.1 Definitive Notes not held in a Clearing System

If Notes have been issued in definitive form and are not held in an account with any Clearing System, the Fiscal Agent may from time to time prescribe further regulations (in accordance with paragraph 22) to enable the holders of such Notes to attend and/or vote at a meeting in respect of such Notes.

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3.2 Global Notes and definitive Notes held in a Clearing System - Voting Certificate

A holder of a Note (not being a Note in respect of which instructions have been given to the Fiscal Agent in accordance with paragraph 3.3) represented by a Global Note or which is in definitive form and is held in an account with any Clearing System may procure the delivery of a Voting Certificate in respect of such Note by giving notice to the Clearing System through which such Noteholder's interest in the Note is held specifying by name a person (an Identified Person) (which need not be the Noteholder himself) to collect the Voting Certificate and attend and vote at the meeting. The relevant Voting Certificate will be made available at or shortly prior to the commencement of the meeting by the Fiscal Agent against presentation by such Identified Person of the form of identification previously notified by such holder to the Clearing System. The Clearing System may prescribe forms of identification (including, without limitation, a passport or driving licence) which it considers appropriate for these purposes. Subject to receipt by the Fiscal Agent from the Clearing System, no later than 24 hours before the time for which such meeting is convened, of notification of the principal amount of the Notes to be represented by any such Voting Certificate and the form of identification against presentation of which such Voting Certificate should be released, the Fiscal Agent shall, without any obligation to make further enquiry, make available Voting Certificates against presentation of the form of identification corresponding to that notified.

3.3 Global Notes and definitive Notes held in a Clearing System - Block Voting Instruction

(a) A holder of a Note (not being a Note in respect of which a Voting Certificate has been issued) represented by a Global Note or which is in definitive form and is held in an account with any Clearing System may require the Fiscal Agent to issue a Block Voting Instruction in respect of such Note by first instructing the Clearing System through which such Noteholder's interest in the Note is held to procure that the votes attributable to such Note should be cast at the meeting in a particular way in relation to the resolution or resolutions to be put to the meeting. Any such instruction shall be given in accordance with the rules of the Clearing System then in effect. Subject to receipt by the Fiscal Agent, no later than 24 hours prior to the time for which such meeting is convened, of notification of the principal amount of the Notes in respect of which instructions have been given and the manner in which the votes attributable to such Notes should be cast, the Fiscal Agent shall, without any obligation to make further enquiry, appoint a proxy to attend the meeting and cast votes in accordance with those instructions.

(b) Each Block Voting Instruction shall be deposited by the relevant Paying Agent at the place specified by the Fiscal Agent for the purpose not less than 24 Hours before the time appointed for holding the meeting at which the proxy or proxies named in the Block Voting Instruction proposes to vote, and in default the Block Voting Instruction shall not be treated as valid unless the Chairman of the meeting decides otherwise before such meeting proceeds to business. A copy of each Block Voting Instruction shall (if so requested by the Issuer) be deposited with the Issuer before the commencement of the meeting but the Issuer shall not as a result be obliged to investigate or be concerned with the validity of or the authority of the proxy or proxies named in such Block Voting Instruction.

(c) Any vote given in accordance with the terms of a Block Voting Instruction shall be valid notwithstanding the previous revocation or amendment of the Block Voting Instruction or of any of the instructions of the relevant Noteholder or the relevant Clearing System (as the case may be) pursuant to which it was executed provided that no intimation in writing of such revocation or amendment has been received from the relevant Paying Agent by the Issuer at its registered office by the time being 24 hours before the time appointed for holding the meeting at which the Block Voting Instruction is to be used.

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4. CONVENING OF MEETINGS, QUORUM, ADJOURNED MEETINGS

4.1 The Issuer or the Guarantor may at any time, and the Issuer shall upon a requisition in writing in the English language signed by the Noteholders of not less than 10 per cent. in principal amount of the Notes for the time being outstanding, convene a meeting and if the Issuer makes default for a period of seven days in convening such a meeting the same may be convened by the relevant Noteholders. Whenever the Issuer or the Guarantor is about to convene any such meeting the Issuer or the Guarantor, as the case may be, shall forthwith give notice in writing to the Fiscal Agent of the day, time and place of the meeting and of the nature of the business to be transacted at the meeting. Every such meeting shall be held at such time and place approved by the Fiscal Agent (which need not be a physical place and instead may be by way of a conference call using a videoconference platform).

4.2 At least 21 Clear Days' notice specifying the place, day and hour of the meeting shall be given to the Noteholders prior to any meeting in the manner provided by Condition 13 (Notices). Such notice, which shall be in the English language, shall state generally the nature of the business to be transacted at the meeting thereby convened and, where an Extraordinary Resolution will be proposed at the meeting, shall either specify in such notice the terms of such resolution or state fully the effect on the Noteholders of such resolution, if passed. Such notice shall include statements as to the manner in which Noteholders may arrange for Voting Certificates or Block Voting Instructions to be issued. A copy of the notice shall be sent by post to the Issuer (unless the meeting is convened by the Issuer) and to the Guarantor (unless the meeting is convened by the Guarantor).

4.3 The person (who may but need not be a Noteholder) nominated in writing by the Issuer shall be entitled to take the chair at each meeting but if no such nomination is made or if at any meeting the person nominated shall not be present within 15 minutes after the time appointed for holding the meeting the Noteholders present shall choose one of their number to be Chairman failing which the Issuer may appoint a Chairman. The Chairman of an adjourned meeting need not be the same person as was Chairman of the meeting from which the adjournment took place.

4.4 At any such meeting one or more Eligible Persons present and holding or representing in the aggregate more than 50 per cent. in principal amount of the Notes for the time being outstanding shall (subject as provided below) form a quorum for the transaction of business (including the passing of an Extraordinary Resolution) PROVIDED THAT at any meeting the business of which includes any Basic Terms Modification (which shall only be capable of being effected after having been approved by Extraordinary Resolution) the quorum shall be one or more Eligible Persons present and holding or representing in the aggregate not less than two-thirds of the principal amount of the Notes for the time being outstanding. No business (other than the choosing of a Chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of the relevant business.

4.5 If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for such meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the meeting shall if convened upon the requisition of Noteholders be dissolved. In any other case it shall stand adjourned for such period being not less than 13 Clear Days nor more than 42 Clear Days and to such place as may be appointed by the Chairman either at or subsequent to such meeting and approved by the Fiscal Agent. If within 15 minutes (or a longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for any adjourned meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the Chairman may either dissolve such meeting or adjourn the same for such period, being not less than 13 Clear Days (but without any maximum number of Clear Days) and to such place as may be appointed by the Chairman either at or

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subsequent to such adjourned meeting and approved by the Fiscal Agent, and the provisions of this sentence shall apply to all further adjourned such meetings.

4.6 At any adjourned meeting one or more Eligible Persons present (whatever the principal amount of the Notes so held or represented by them) shall (subject as provided below) form a quorum and shall have power to pass any resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had the requisite quorum been present PROVIDED THAT at any adjourned meeting the quorum for the transaction of business comprising any Basic Terms Modification shall be one or more Eligible Persons present and holding or representing in the aggregate not less than one‑third of the principal amount of the Notes for the time being outstanding.

4.7 Notice of any adjourned meeting shall be given in the same manner as notice of an original meeting but as if 10 were substituted for 21 in paragraph 4.2 and such notice shall state the required quorum.

5. CONDUCT OF BUSINESS AT MEETINGS

5.1 Every question submitted to a meeting shall be decided in the first instance by a show of hands. A poll may be demanded (before or on the declaration of the result of the show of hands) by the Chairman, the Issuer, the Guarantor or any Eligible Person (whatever the amount of the Notes so held or represented by him).

5.2 At any meeting, unless a poll is duly demanded, a declaration by the Chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

5.3 Subject to paragraph 5.5, if at any such meeting a poll is so demanded it shall be taken in such manner and, subject as provided below, either at once or after an adjournment as the Chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the motion on which the poll has been demanded.

5.4 The Chairman may, with the consent of (and shall if directed by) any meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

5.5 Any poll demanded at any meeting on the election of a Chairman or on any question of adjournment shall be taken at the meeting without adjournment.

5.6 Any director or officer of the Issuer or, as the case may be, the Guarantor, their lawyers and financial advisers and any director or officer of any of the Paying Agents may attend and speak at any meeting. Save as aforesaid, no person shall be entitled to attend and speak nor shall any person be entitled to vote at any meeting unless he is an Eligible Person. No person shall be entitled to vote at any meeting in respect of Notes which are deemed to be not outstanding by virtue of the proviso to the definition of "outstanding" in paragraph 1 of this Agreement.

5.7 Subject as provided in paragraph 5.6, at any meeting:

(a) on a show of hands every Eligible Person present shall have one vote; and

(b) on a poll every Eligible Person present shall have one vote in respect of:

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(i) each EUR1.00; and

(ii) in the case of a meeting of the holders of Notes denominated in a currency other than euro, the equivalent of EUR1.00 in that currency (calculated as specified in subclause 5.13(a) and 5.13(b)).

Without prejudice to the obligations of the proxies named in any Block Voting Instruction, any Eligible Person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

5.8 The proxies named in any Block Voting Instruction need not be Noteholders. Nothing herein shall prevent any of the proxies named in any Block Voting Instruction from being a director, officer or representative of or otherwise connected with the Issuer.

5.9 The Noteholders shall in addition to the powers set out above have the following powers exercisable only by Extraordinary Resolution (subject, in the case of an Extraordinary Resolution to be proposed at a meeting, to the provisions relating to quorum contained in paragraph 4.4 and 4.6), namely:

(a) power to sanction any compromise or arrangement proposed to be made between the Issuer and the Guarantor and the Noteholders or any of them;

(b) power to approve any abrogation, modification, compromise or arrangement in respect of the rights of the Noteholders against the Issuer and the Guarantor against any other or others of them or against any of their property whether such rights arise under this Agreement, the Notes or otherwise;

(c) power to agree to any modification of the provisions contained in this Agreement or the Conditions, the Notes, the Guarantee or the Deed of Covenant which is proposed by the Issuer or the Guarantor;

(d) power to give any authority or sanction which under the provisions of this Schedule or the Notes is required to be given by Extraordinary Resolution;

(e) power to appoint any persons (whether Noteholders or not) as a committee or committees to represent the interests of the Noteholders and to confer upon such committee or committees any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution;

(f) power to approve any scheme or proposal for the exchange or sale of the Notes for, or the conversion of the Notes into, or the cancellation of the Notes in consideration of, shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of the Issuer or the Guarantor or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as stated above and partly for or into or in consideration of cash; and

(g) power to approve the substitution of any entity in place of the Issuer and/or the Guarantor (or any previous substitute) as principal debtor and/or guarantor, as the case may be.

5.10 Any Extraordinary Resolution (i) passed at a meeting of the Noteholders duly convened and held (ii) passed as an Extraordinary Resolution in writing or (iii) passed by way of electronic consents given by holders through the relevant Clearing System(s), in accordance with the provisions of this Schedule shall be binding upon all the Noteholders whether present or not or whether or not represented at any meeting and whether or not voting on such Extraordinary Resolution and the passing of any such

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Extraordinary Resolution shall be conclusive evidence that the circumstances justify its passing. Notice of the result of voting on any Extraordinary Resolution duly considered by the Noteholders shall be published in accordance with Condition 13 (Notices) by the Issuer within 14 days of the result being known PROVIDED THAT non-publication of such notice shall not invalidate such result.

5.11 Minutes of all resolutions and proceedings at every meeting shall be made and entered in books to be from time to time provided for that purpose by the Issuer and any such minutes, if purporting to be signed by the Chairman of the meeting at which such resolutions were passed or proceedings transacted shall be conclusive evidence of the matters contained in them and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings transacted at the meeting to have been duly passed or transacted.

5.12 Subject to all other provisions contained in this Schedule, the Fiscal Agent may without the consent of the Issuer, the Guarantor or the Noteholders prescribe any other regulations regarding the calling and/or the holding of meetings of Noteholders and attendance and voting at them as the Fiscal Agent may in its sole discretion think fit (including, without limitation, the substitution for periods of 24 hours and 48 hours referred to in this Schedule of shorter periods). Any regulations prescribed by the Fiscal Agent may but need not reflect the practices and facilities of any relevant Clearing System. Notice of any other regulations may be given to Noteholders in accordance with Condition 13 (Notices) and/or at the time of service of any notice convening a meeting.

5.13 If the Issuer has issued and has outstanding Notes which are not denominated in euro, the nominal amount of such Notes shall:

(a) for the purposes of paragraph 4.1, be the equivalent in euro at the spot rate of a bank nominated by the Fiscal Agent for the conversion of the relevant currency or currencies into euro on the seventh dealing day before the day on which the written requirement to call the meeting is received by the Issuer; and

(b) for the purposes of paragraphs 4.4, 4.6 and 5.7 above (whether in respect of the meeting or any adjourned meeting or any poll), be the equivalent at that spot rate on the seventh dealing day before the day of the meeting, and, in all cases, the equivalent in euro of Dual Currency Notes, Index Linked Notes, Partly Paid Notes, Zero Coupon Notes or any other Notes issued at a discount or a premium shall be calculated by reference to the original nominal amount of those Notes.

In the circumstances set out above, on any poll each person present shall have one vote for each EUR1.00 in nominal amount of the Notes (converted as above) which he holds or represents.

5.14 For the purposes of this Schedule 6 only, all references to the Fiscal Agent, a Paying Agent and/or the Registrar shall include such other agent appointed by the Issuer for such purposes.

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Schedule 7

Forms of Global and Definitive Notes

Part 1

Forms of Global Note

[THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT), OR ANY OTHER APPLICABLE U.S. STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE AGENCY AGREEMENT AND PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT. THIS LEGEND SHALL CEASE TO APPLY UPON THE EXPIRY OF THE PERIOD OF 40 DAYS AFTER THE COMPLETION OF THE DISTRIBUTION OF ALL THE NOTES OF THE TRANCHE OF WHICH THIS NOTE FORMS PART.]

AUTOLIV, INC.

GLOBAL NOTE

Unconditionally and irrevocably guaranteed by

AUTOLIV ASP, INC.

Autoliv, Inc. (the Issuer) hereby certifies that [[ ](4) is, at the date hereof, entered in the Register as the holder] [the person whose name is entered in the Register is the registered holder](5)] of the aggregate nominal amount of [ ] of a duly authorised issue of Notes (the Notes) described, and having the provisions specified, in Part A of the attached Pricing Supplement (the Pricing Supplement). References in this Global Note to the Conditions shall be to the Terms and Conditions of the Notes set out in Schedule 2 to the Agency Agreement (as defined below) as completed by the information set out in the Pricing Supplement which may modify and supplement such Terms and Conditions, but in the event of any conflict between the provisions of (i) that Schedule or (ii) this Global Note and the information set out in the Pricing Supplement, the Pricing Supplement will prevail.

Words and expressions defined or set out in the Conditions and/or the Pricing Supplement shall have the same meaning when used in this Global Note.

This Global Note is issued subject to, and with the benefit of, the Conditions and an amended and restated Agency Agreement (the Agency Agreement which expression shall be construed as a reference to that agreement as the same may be amended, supplemented, novated or restated from time to time) dated 14 March 2025 and made between the Issuer, Autoliv ASP, Inc. (the Guarantor), Citibank Europe plc (the Registrar) and the other Agents named in it.

Subject to and in accordance with the Conditions, the registered holder of this Global Note is entitled to receive on each Instalment Date (if the Notes are repayable in instalments) and on the Maturity Date and/or on such earlier date(s) as all or any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions, the amount payable under the Conditions in respect of the Notes represented

(4). To be included on a Global Note registered in the name of a nominee of a common depositary for Euroclear and Clearstream, Luxembourg only.

(5). To be included on a Global Note registered in the name of a nominee of a common safekeeper for Euroclear and Clearstream, Luxembourg only.

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by this Global Note on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions together with any other sums payable under the Conditions, all in accordance with the Conditions.

The nominal amount of the Notes held by the registered holder hereof shall be the aggregate nominal amount stated in the Pricing Supplement or, if lower, the nominal amount most recently entered in the Register.

On any redemption or payment of an instalment or interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered by the Registrar in the Register. Upon any such redemption, payment of an instalment or purchase and cancellation, the nominal amount of the Notes held by the registered holder hereof shall be reduced by the nominal amount of the Notes so redeemed or purchased and cancelled or by the amount of such instalment so paid.

Notes represented by this Global Note are transferable only in accordance with, and subject to, the provisions of this Global Note (including the legend set out above) and of Condition 2.1 (Transfers of interests in Global Notes) and the rules and operating procedures of Euroclear Bank S.A./N.V. (Euroclear) and Clearstream Banking S.A., (Clearstream, Luxembourg)

This Global Note may be exchanged in whole but not in part (free of charge) for Definitive Notes in the form set out in Part 2 of Schedule 7 to the Agency Agreement (on the basis that all the appropriate details have been included on the face of such Definitive Notes and the Pricing Supplement (or the relevant provisions of the Pricing Supplement) have been endorsed on or attached to such Definitive Notes) only upon the occurrence of an Exchange Event.

An Exchange Event means:

(a) an Event of Default (as defined in Condition 10 (Events of Default)) has occurred and is continuing;

(b) if this Global Note is registered in the name of a nominee for a common depositary for Euroclear and Clearstream, Luxembourg, the Issuer has been notified that both Euroclear and Clearstream, Luxembourg have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no successor clearing system is available; or

(c) the Issuer has or will become subject to adverse tax consequences which would not be suffered were the Notes represented by this Global Note in definitive form.

The Issuer will promptly give notice to Noteholders in accordance with Condition 13 (Notices) upon the occurrence of an Exchange Event. In the event of the occurrence of any Exchange Event, Euroclear and/or Clearstream, Luxembourg or any person acting on their behalf, acting on the instructions of any holder of an interest in this Global Note, may give notice to the Registrar requesting exchange and, in the event of the occurrence of an Exchange Event as described in (c) above, the Issuer may also give notice to the Registrar requesting exchange.

Any exchange shall occur no later than 10 days after the date of receipt of the relevant notice by the Registrar and will be made upon presentation of this Global Note at the office of the Registrar by or on behalf of the holder of it on any day (other than a Saturday or Sunday) on which banks are open for general business in London. The aggregate nominal amount of Definitive Notes issued upon an exchange of this Global Note will be equal to the aggregate nominal amount of this Global Note at the time of such exchange.

On an exchange in whole of this Global Note, this Global Note shall be surrendered to or to the order of the Registrar.

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On any exchange following which Notes represented by this Global Note are no longer to be so represented details of the exchange shall be entered by the Registrar in the Register, following which the nominal amount of this Global Note and the Notes held by the registered holder of this Global Note shall be reduced by the nominal amount so exchanged.

Until the exchange of the whole of this Global Note, the registered holder of this Global Note shall in all respects (except as otherwise provided in this Global Note and in the Conditions) be entitled to the same benefits as if he were the registered holder of the Definitive Notes represented by this Global Note.

Payments due in respect of Notes for the time being represented by this Global Note shall be made to the registered holder of this Global Note and each payment so made will discharge the Issuer’s obligations in respect thereof. Any failure to make entries in the register referred to above shall not affect such discharge.

In the event that (a) this Global Note (or any part of it) has become due and repayable in accordance with the Conditions or that the Maturity Date has occurred and, in either case, payment in full of the amount due has not been made to the registered holder of this Global Note in accordance with the provisions set out above or (b) following an Exchange Event, this Global Note is not duly exchanged for definitive Notes by the day provided above, then from 8.00 p.m. London time on such day each Noteholder will become entitled to proceed directly against the Issuer on, and subject to the terms of, a Deed of Covenant executed by the Issuer on 22 February 2022 (as amended, supplemented, novated and/or restated as at the Issue Date) in respect of the Notes and the registered holder will have no further rights under this Global Note (but without prejudice to the rights which the registered holder or any other person may have under the Deed of Covenant).

This Global Note is not a document of title. Entitlements are determined by entry in the Register and only the duly registered holder from time to time is entitled to payment in respect of this Global Note.

The statements in the legend set out above are an integral part of the terms of this Global Note and, by acceptance of this Global Note, the registered holder of this Global Note agrees to be subject to and bound by the terms and provisions set out in the legend.

If any provision in or obligation under this Global Note is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction, that will not affect or impair (i) the validity, legality or enforceability under the law of that jurisdiction of any other provision in or obligation under this Global Note, and (ii) the validity, legality or enforceability under the law of any other jurisdiction of that or any other provision in or obligation under this Global Note.

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Global Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

This Global Note and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, English law.

This Global Note shall not be valid unless authenticated by the Registrar and, if the applicable Pricing Supplement indicates that this Global Note is intended to be held under the New Safekeeping Structure, effectuated by the entity appointed as common safekeeper by Euroclear or Clearstream, Luxembourg.

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IN WITNESS whereof the Issuer has caused this Global Note to be duly executed on its behalf.

Autoliv, Inc.

By

Authenticated without recourse, warranty or liability by
Citibank Europe plc
as Registrar
By:
[Effectuated without recourse, warranty or liability by ……………………………… as common safekeeper By:]**

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Part 2 OF SCHEDULE 6

Form of Definitive Note

AUTOLIV, INC.

[Specified Currency and Nominal Amount of Tranche] Notes [Due [Year of Maturity]]

[THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT), OR ANY OTHER APPLICABLE U.S. STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE AGENCY AGREEMENT AND PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT. THIS LEGEND SHALL CEASE TO APPLY UPON THE EXPIRY OF THE PERIOD OF 40 DAYS AFTER THE COMPLETION OF THE DISTRIBUTION OF ALL THE NOTES OF THE TRANCHE OF WHICH THIS NOTE FORMS PART.]

Autoliv, Inc. (the Issuer) hereby certifies that [ ] is/are, at the date of this Note, entered in the Register as the holder(s) of the aggregate nominal amount of [ ] of a duly authorised issue of Notes (the Notes) described, and having the provisions specified, in Part A of the attached Pricing Supplement (the Pricing Supplement). References in this Note to the Conditions shall be to the Terms and Conditions [endorsed on this Note/attached to this Note/set out in Schedule 2 to the Agency Agreement (as defined below)] as [completed][modified and supplemented] by information set out in the Pricing Supplement but, in the event of any conflict between the provisions of the Conditions and the information in the Pricing Supplement, the Pricing Supplement will prevail.

Words and expressions defined or set out in the Conditions and/or the Pricing Supplement shall have the same meaning when used in this Note.

This Note is issued subject to, and with the benefit of, the Conditions and an amended and restated Agency Agreement (the Agency Agreement, which expression shall be construed as a reference to that agreement as the same may be amended, supplemented, novated or restated from time to time) dated 14 March 2025 and made between the Issuer, Citibank Europe plc (the Registrar) and the other parties named in it.

Subject to and in accordance with the Conditions, the registered holder(s) of this Note is/are entitled to receive on each Instalment Date (if this Note is repayable in instalments) and on the Maturity Date and/or on such earlier date(s) as this Note may become due and repayable in accordance with the Conditions, the amount payable under the Conditions in respect of the Notes represented by this Note on each such due date and interest (if any) on this Note calculated and payable as provided in the Conditions together with any other sums payable under the Conditions, all in accordance with the Conditions.

If any provision in or obligation under this Note is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction, that will not affect or impair (i) the validity, legality or enforceability under the law of that jurisdiction of any other provision in or obligation under this Note, and (ii) the validity, legality or enforceability under the law of any other jurisdiction of that or any other provision in or obligation under this Note.

This Note is not a document of title. Entitlements are determined by entry in the Register and only the duly registered holder from time to time is entitled to payment in respect of this Note.

This Note shall not be valid unless authenticated by the Registrar.

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IN WITNESS whereof the Issuer has caused this Note to be duly executed on its behalf.

Autoliv, Inc.

By:

Authenticated without recourse, warranty or liability by
Citibank Europe plc as Registrar
By:

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FORM OF TRANSFER
FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) to
..........................................................................................................................................................................
..........................................................................................................................................................................
..........................................................................................................................................................................
(Please print or type name and address (including postal code) of transferee)

[Specified Currency][ ] nominal amount of this Note and all rights hereunder, hereby irrevocably constituting and appointing [●] as attorney to transfer such principal amount of this Note in the register maintained by Autoliv, Inc. with full power of substitution.

Signature(s)

.....................................................................

Date:
NOTE:
•
This form of transfer must be accompanied by such documents, evidence and information as may be required pursuant to the Conditions and must be executed under the hand of the transferor or, if the transferor is a corporation, either under its common seal or under the hand of two of its officers duly authorised in writing and, in such latter case, the document so authorising such officers must be delivered with this form of transfer.

The signature(s) on this form of transfer must correspond with the name(s) as it/they appear(s) on the face of this Note in every particular, without alteration or enlargement or any change whatever.

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Schedule 8

Register and Transfer of Notes

1. The Registrar shall at all times maintain in a place agreed by the Issuer the Register showing the amount of the Notes from time to time outstanding and the dates of issue and all subsequent transfers and changes of ownership of the Notes and the names and addresses of the holders of the Notes. The holders of the Notes or any of them and any person authorised by any of them may at all reasonable times during office hours inspect the Register and take copies of or extracts from it. The Register may be closed by the Issuer for such periods and at such times (not exceeding in total 30 days in any one year) as it may think fit.

2. Each Note shall have an identifying serial number which shall be entered on the Register.

3. The Notes are transferable by execution of the form of transfer endorsed on them under the hand of the transferor or, where the transferor is a corporation, under its common seal or under the hand of two of its officers duly authorised in writing.

4. The Notes to be transferred must be delivered for registration to the specified office of the Registrar with the form of transfer endorsed on them duly completed and executed and must be accompanied by such documents, evidence and information as may be required pursuant to the Conditions and such other evidence as the Issuer may reasonably require to prove the title of the transferor or his right to transfer the Notes and, if the form of transfer is executed by some other person on his behalf or in the case of the execution of a form of transfer on behalf of a corporation by its officers, the authority of that person or those persons to do so.

5. The executors or administrators of a deceased holder of Notes (not being one of several joint holders) and in the case of the death of one or more of several joint holders the survivor or survivors of such joint holders shall be the only person or persons recognised by the Issuer as having any title to such Notes.

6. Any person becoming entitled to Notes in consequence of the death or bankruptcy of the holder of such Notes may upon producing such evidence that he holds the position in respect of which he proposes to act under this paragraph or of his title as the Issuer shall require be registered himself as the holder of such Notes or, subject to the preceding paragraphs as to transfer, may transfer such Notes. The Issuer shall be at liberty to retain any amount payable upon the Notes to which any person is so entitled until such person shall be registered or shall duly transfer the Notes.

7. Unless otherwise requested by him, the holder of Notes of any Series shall be entitled to receive only one Note in respect of his entire holding of the Series.

8. The joint holders of Notes of any Series shall be entitled to one Note only in respect of their joint holding of the Series which shall, except where they otherwise direct, be delivered to the joint holder whose name appears first in the Register in respect of such joint holding.

9. Where a holder of Notes has transferred part only of his holding of Notes represented by a single Note there shall be delivered to him without charge a Note in respect of the balance of his holding.

10. The Issuer shall make no charge to the Noteholders for the registration of any holding of Notes or any transfer of it or for the issue or delivery of Notes in respect of the holding at the specified office of the Registrar or by uninsured mail to the address specified by the holder. If any holder entitled to receive a Note wishes to have the same delivered to him otherwise than at the specified office of the Registrar, such delivery shall be made, upon his written request to the Registrar, at his risk and (except where sent by uninsured mail to the address specified by the holder) at his expense.

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11. The holder of a Note may (to the fullest extent permitted by applicable laws) be treated at all times, by all persons and for all purposes as the absolute owner of the Note notwithstanding any notice any person may have of the right, title, interest or claim of any other person to the Note. The Issuer shall not be bound to see to the execution of any trust to which any Note may be subject and no notice of any trust shall be entered on the Register. The holder of a Note will be recognised by the Issuer and the Guarantor as entitled to his Note free from any equity, set‑off or counterclaim on the part of the Issuer or the Guarantor against the original or any intermediate holder of such Note.

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Schedule 9

Form of Guarantee

GUARANTEE of AUTOLIV ASP, INC.

THIS GUARANTEE is given on 22 February 2022 by Autoliv ASP, Inc. (the Guarantor).

WHEREAS:

(A)
The Guarantor has agreed to guarantee the obligations of Autoliv, Inc. (the Issuer) under (i) the Notes to be issued by the Issuer pursuant to an amended and restated Agency Agreement (as amended, supplemented and/or restated from time to time, the Agency Agreement) dated 22 February 2022 between the Issuer, the Guarantor, Citibank Europe plc as Fiscal Agent (the Fiscal Agent) and the other agents named therein and (ii) the Deed of Covenant executed by the Issuer on 22 February 2022 in respect of the Notes (as amended, supplemented and/or restated from time to time, the Deed of Covenant).
(B)
Terms defined in the Conditions of the Notes (the Conditions), the Agency Agreement and the Deed of Covenant and not otherwise defined in this Guarantee shall have the same meaning when used in this Guarantee.

NOW THIS DEED WITNESSES AS FOLLOWS:

1. The Guarantor as primary obligor unconditionally and irrevocably:

(a) guarantees to (i) each holder from time to time of the Notes and (ii) each Relevant Account Holder (as defined in the Deed of Covenant), by way of continuing guarantee the due and punctual payment of all amounts payable by the Issuer on or in respect of the Notes (including any premium or additional amounts which may become payable under Condition 8 (Taxation)) and the Deed of Covenant as and when the same shall become due according to the Conditions and the Deed of Covenant; and

(b) agrees that, if and each time that the Issuer fails to make any payments as and when the same become due, the Guarantor will on demand (without requiring the relevant Noteholder or Relevant Account Holder first to take steps against the Issuer or any other person) pay to the relevant Noteholder, or as the case may be, the Relevant Account Holder the amounts (as to which the certificate of the relevant Noteholder, or as the case may be, the Relevant Account Holder shall in the absence of manifest error be conclusive) in the currency in which the amounts are payable by the Issuer under the Notes or the Deed of Covenant.

2. If any sum which, although expressed to be payable by the Issuer under the Notes or the Deed of Covenant is for any reason (whether or not now existing and whether or not now known or becoming known to the Issuer, the Guarantor or any relevant Noteholder and/or Relevant Account Holder) not recoverable from the Guarantor on the basis of a guarantee then (a) it will nevertheless be recoverable from it as if it were the sole principal debtor and will be paid by it to the relevant Noteholder and/or Relevant Account Holder on demand, and (b) as a separate and additional liability under this Guarantee the Guarantor agrees, as a primary obligation, to indemnify each relevant Noteholder and each Relevant Account Holder in respect of such sum by way of a full indemnity in the manner and currency as is provided for in the Notes and the Deed of Covenant, and to indemnify each relevant Noteholder and each Relevant Account Holder against all losses, claims, costs, charges and expenses to which it may be subject or which it may incur in recovering such sum.

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3. If any payment received by any relevant Noteholder or Relevant Account Holder pursuant to the provisions of the Notes or the Deed of Covenant shall (whether on the subsequent bankruptcy, insolvency or corporate reorganisation of the Issuer or, without limitation, on any other event) be avoided or set aside for any reason, such payment shall not be considered as discharging or diminishing the liability of the Guarantor and this Guarantee shall continue to apply as if such payment had at all times remained owing by the Issuer and the Guarantor shall indemnify the relevant Noteholders and/or Relevant Account Holders (as the case may be) in respect thereof provided that the obligations of the Issuer and/or the Guarantor under this clause 3 shall, as regards each payment made to any relevant Noteholder or Relevant Account Holder which is avoided or set aside, be contingent upon such payment being reimbursed to the Issuer or other persons entitled through the Issuer.

4. All payments by the Guarantor under this Guarantee shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (Taxes) imposed or levied by or on behalf of the any Relevant Jurisdiction (as defined in Condition 8 (Taxation)), unless the withholding or deduction of the Taxes is required by law. In that event, the Guarantor will pay such additional amounts as may be necessary in order that the net amounts received by the holders of the Notes and the Relevant Account Holders after the withholding or deduction shall equal the respective amounts which would have been receivable in respect of the Notes or the Deed of Covenant in the absence of the withholding or deduction; except that no additional amounts shall be payable with respect to any payment in respect of any Note:

(a) the holder or Relevant Account Holder of which is liable for such Taxes in respect of such Note by reason of having some connection with the Relevant Jurisdiction other than by reason of being a holder or Relevant Account Holder; or

(b) presented for payment in the United States; or

(c) presented for payment by or on behalf of a holder or Relevant Account Holder who would have been able to avoid such withholding or deduction by satisfying any statutory or procedural requirements (including, without limitation, the provision of information or a Internal Revenue Service Form W-8 or Form or W-9 (or a successor form)); or

(d) presented for payment more than 30 days after the Relevant Date (as defined in Condition 8 (Taxation)) except to the extent that a holder or Relevant Account Holder would have been entitled to an additional amount on presenting the same for payment on such thirtieth day assuming that day to have been a Payment Day (as defined in Condition 6 (Payments)).

5. The obligations of the Guarantor under this Guarantee shall not be affected by any matter or thing which but for this provision might operate to affect the obligations including, without limitation:

(a) any time or indulgence granted to or composition with the Issuer or any other person;

(b) the taking, variation, renewal or release of remedies or securities against the Issuer or any other person; or

(c) any unenforceability, invalidity or irregularity.

6. Where any discharge (whether in respect of the obligations of the Issuer or any security for the obligations of the Issuer or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be repaid on bankruptcy, liquidation or otherwise without limitation, the liability of the Guarantor under this Guarantee shall continue as if there had been no discharge or arrangement. The holder of any Note or a Relevant

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Account Holder, acting in good faith, shall be entitled to concede or compromise any claim that any payment, security or other disposition is liable to avoidance or repayment.

7. The Guarantor will not, and the Guarantor will procure that none of its Subsidiaries (as defined in Condition 4 (Negative Pledge)) will, create or have outstanding any mortgage, charge, lien, pledge or other security interest (each a Security Interest) upon, or with respect to, any of its or their present or future business, undertaking, assets or revenues (including any uncalled capital) to secure any Relevant Indebtedness (as defined in Condition 4 (Negative Pledge)), unless the Guarantor, in the case of the creation of a Security Interest, before or at the same time and, in any other case, promptly, takes any and all action necessary to ensure that (a) all amounts payable by it under this Guarantee are secured by the Security Interest equally and rateably with the Relevant Indebtedness; or (b) such other Security Interest or other arrangement (whether or not it includes the giving of a Security Interest) shall be provided as is approved by an Extraordinary Resolution (as defined in the Agency Agreement) of the Noteholders; provided that, the foregoing provisions shall not apply to any Security Interest (i) arising by operation of law or (ii) created by an entity which becomes a Subsidiary after the date of creation of such Security Interest where the Security Interest was not created in connection with or in contemplation of such entity becoming a Subsidiary and does not extend to or cover any undertaking, assets or revenues (including any uncalled capital) of the Guarantor or any of its Subsidiaries.

8. The Guarantor represents and warrants that:

(a) the obligations of the Guarantor under this Guarantee constitute the direct, unconditional and (subject to the provisions of clause 7) unsecured obligations of the Guarantor and (subject as provided above) rank and will rank pari passu with all other outstanding unsecured and unsubordinated obligations of the Guarantor, present and future, but, in the event of insolvency, only to the extent permitted by applicable laws relating to creditors' rights; and

(b) all necessary governmental consents and authorisations for the giving and implementation of this Guarantee have been obtained.

9. Until all amounts which may be or become payable under the Notes and the Deed of Covenant have been irrevocably paid in full, the Guarantor shall not by virtue of this Guarantee be subrogated to any rights of any holder of any Note or any Relevant Account Holder or claim in competition with such holders against the Issuer.

10. This Guarantee shall enure for the benefit of the Noteholders and the Relevant Account Holders and shall be deposited with and held by the Fiscal Agent.

11. If any provision in or obligation under this Guarantee is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction, that will not affect or impair (i) the validity, legality or enforceability under the law of that jurisdiction of any other provision in or obligation under this Guarantee, or (ii) the validity, legality or enforceability under the law of any other jurisdiction of that or any other provision in or obligation under this Guarantee.

12. This Guarantee and any non-contractual obligations arising out of or in connection with it are governed by, and construed in accordance with, English law.

13. (a) Subject to subparagraph (c) below, the English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with this Guarantee, including any dispute as to its existence, validity, interpretation, performance, breach or termination or the consequences of its nullity and any dispute relating to any non-contractual obligations arising out of or in connection with it (a Dispute)

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and each of the Guarantor and any Noteholders or Relevant Account Holders in relation to any Dispute submits to the exclusive jurisdiction of the English courts.

(b) For the purposes of subparagraphs (a) and (c), the Guarantor waives any objection to the English courts on the grounds that they are an inconvenient or inappropriate forum to settle any Dispute.

(c) To the extent allowed by law, the Noteholders and the Relevant Account Holders may, in respect of any Dispute or Disputes, take (i) proceedings in any other court with jurisdiction and (ii) concurrent proceedings in any number of jurisdictions.

(d) The Guarantor irrevocably appoints Airbags International Limited at Viking Way, Congelton, Chesire, CW12 1TT as its agent under this Guarantee for service of process in any proceedings before the English courts in relation to any Dispute and agrees that in the event of Airbags International Limited being unable or unwilling for any reason so to act, it will immediately appoint another person as its agent for service of process in England in respect of any Dispute. The Guarantor agrees that failure by a process agent to notify it of any process will not invalidate service. Nothing in this sub-paragraph shall affect the right to serve process in any other manner permitted by law.

IN WITNESS whereof this Guarantee has been executed as a deed poll by the Guarantor.

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Executed as a deed by AUTOLIV ASP, INC.	)
acting by ……………………………..	) )	……………………………..
and ……………………………..	)	Director

……………………………..
Director/Secretary

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Schedule 10

Additional duties of the Fiscal Agent and the Registrar

In relation to each Series of Notes that are held under the NSS, each of the Fiscal Agent and the Registrar will comply with the following provisions:

1. The Fiscal Agent or the Registrar, as the case may be, will inform each of Euroclear and Clearstream, Luxembourg (the ICSDs), through the common service provider appointed by the ICSDs to service the Notes (the CSP), of the initial issue outstanding amount (IOA) for each Tranche on or prior to the relevant Issue Date.

2. If any event occurs that requires a mark up or mark down of the records which an ICSD holds for its customers to reflect such customers' interest in the Notes, the Fiscal Agent and the Registrar will (to the extent known to it) promptly provide details of the amount of such mark up or mark down, together with a description of the event that requires it, to the ICSDs (through the CSP) to ensure that records of the ICSDs reflecting the IOA remains at all times accurate.

3. The Fiscal Agent and the Registrar will at least once every month perform a reconciliation process with the ICSDs (through the CSP) with respect to the IOA for the Notes and will promptly inform the ICSDs (through the CSP) of any discrepancies.

4. The Fiscal Agent and the Registrar will promptly assist the ICSDs (through the CSP) in resolving any discrepancy identified in the records of the ICSDs reflecting the IOA.

5. The Fiscal Agent and the Registrar will promptly provide to the ICSDs (through the CSP) details of all amounts paid by it under the Notes (or, where the Notes provide for delivery of assets other than cash, of the assets so delivered).

6. The Fiscal Agent and the Registrar will (to the extent known to it) promptly provide to the ICSDs (through the CSP) notice of any changes to the Notes that will affect the amount of, or date for, any payment due under the Notes.

7. The Fiscal Agent and the Registrar will (to the extent known to it) promptly provide to the ICSDs (through the CSP) copies of all information that is given to the holders of the Notes.

8. The Fiscal Agent and the Registrar will promptly pass on to the Issuer all communications it receives from the ICSDs directly or through the CSP relating to the Notes.

9. The Fiscal Agent and the Registrar will (to the extent known to it) promptly notify the ICSDs (through the CSP) of any failure by the Issuer to make any payment or delivery due under the Notes when due.

0012034-0005581 UKO2: 2009660763.9	108

Signatories

This Agreement has been entered into on the date stated at the beginning of this Agreement.

The Issuer
Autoliv, Inc.
By:

The Guarantor
Autoliv ASP, Inc.
By:

Signature Page to the Agency Agreement

The Fiscal Agent, the Paying Agent, the Transfer Agent and the Registrar

Citibank Europe plc
By:

Signature Page to the Agency Agreement